Exhibit 10.6

Execution Version

Dated 21 March 2012

For

NORD ANGLIA EDUCATION (UK) HOLDINGS PLC

as Company

Arranged by

BARCLAYS BANK PLC

as Mandated Lead Arranger

with

BARCLAYS BANK PLC

acting as Agent

and

CITICORP INTERNATIONAL LIMITED

acting as Security Agent

SENIOR REVOLVING FACILITY AGREEMENT

Latham & Watkins (London) LLP

99 Bishopsgate

London EC2M 3XF, United Kingdom

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1
2.	THE FACILITY	33
3.	PURPOSE	37
4.	CONDITIONS OF UTILISATION	37
5.	UTILISATION - LOANS	39
6.	OPTIONAL CURRENCIES	41
7.	ANCILLARY FACILITIES	41
8.	REPAYMENT	48
9.	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION	49
10.	MANDATORY PREPAYMENT	50
11.	RESTRICTIONS	53
12.	INTEREST	54
13.	INTEREST PERIODS	55
14.	CHANGES TO THE CALCULATION OF INTEREST	56
15.	FEES	57
16.	TAX GROSS UP AND INDEMNITIES	59
17.	INCREASED COSTS	67
18.	OTHER INDEMNITIES	68
19.	MITIGATION BY THE LENDERS	69
20.	COSTS AND EXPENSES	70
21.	GUARANTEE AND INDEMNITY	71
22.	REPRESENTATIONS	78
23.	INFORMATION UNDERTAKINGS	85
24.	FINANCIAL COVENANTS	91
25.	GENERAL UNDERTAKINGS	96
26.	EVENTS OF DEFAULT	104
27.	CHANGES TO THE LENDERS	109
28.	RESTRICTION ON DEBT PURCHASE TRANSACTIONS	115
29.	CHANGES TO THE OBLIGORS	116
30.	ROLE OF THE AGENT, THE ARRANGER AND OTHERS	121
31.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES	128
32.	SHARING AMONG THE FINANCE PARTIES	128
33.	PAYMENT MECHANICS	131
34.	SET-OFF	134
35.	NOTICES	135
36.	CALCULATIONS AND CERTIFICATES	138

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37.	PARTIAL INVALIDITY	138
38.	REMEDIES AND WAIVERS	138
39.	AMENDMENTS AND WAIVERS	139
40.	CONFIDENTIALITY	142
41.	COUNTERPARTS	146
42.	GOVERNING LAW	147
43.	ENFORCEMENT	147
SCHEDULE 1 THE ORIGINAL PARTIES		149
	Part 1 The Original Obligors	149
	Part 2 The Original Lenders	151
	Part 3 UK Non-Bank Lenders	151
SCHEDULE 2 CONDITIONS PRECEDENT		152
	Part 1 Conditions precedent to the Initial Utilisation	152
	Part 2 Conditions precedent required to be delivered by an Additional Obligor	159
	Part 3 Transaction Security Documents and Security Related Documents to be delivered on the Closing Date	162
SCHEDULE 3 UTILISATION REQUEST		171
SCHEDULE 4 MANDATORY COST FORMULA		172
SCHEDULE 5 FORM OF TRANSFER CERTIFICATE		175
SCHEDULE 6 FORM OF ASSIGNMENT AGREEMENT		179
SCHEDULE 7 FORM OF ACCESSION DEED		183
SCHEDULE 8 FORM OF RESIGNATION LETTER		186
SCHEDULE 9 FORM OF COMPLIANCE CERTIFICATE		187
SCHEDULE 10 TIMETABLES		189
SCHEDULE 11 MATERIAL COMPANIES		190
SCHEDULE 12 AGREED SECURITY PRINCIPLES		191
SCHEDULE 13 FORM OF INCREASE CONFIRMATION		199
SCHEDULE 14 FORM OF NOTIFIABLE DEBT PURCHASE TRANSACTION NOTICE		202
	Part 1 Form of Notice on Entering into Notifiable Debt Purchase Transaction	202
	Part 2 Form of Notice on Termination of Notifiable Debt Purchase Transaction / Notifiable Debt Purchase Transaction ceasing to be with Investor Affiliate	203
SCHEDULE 15 INCURRENCE COVENANTS SCHEDULE		204
SCHEDULE 16 FORM OF ADDITIONAL INCREASE CONFIRMATION		244
SCHEDULE 17 EXISTING ANCILLARY FACILITIES		247
SCHEDULE 18 PART 1 DORMANT SUBSIDIARIES		248
PART 2 PROPOSED DORMANT SUBSIDIARIES		248

ii

THIS AGREEMENT is dated 21 March 2012 and made between:

(1)                                NORD ANGLIA EDUCATION (UK) HOLDINGS PLC, a company incorporated in England and Wales with registered number 06590752 (the “Company”);

(2)                                THE SUBSIDIARIES of the Company listed in Part 1 of Schedule 1 (The Original Parties) as original borrowers (the “Original Borrowers”);

(3)                                THE SUBSIDIARIES of the Company listed in Part 1 of Schedule 1 (The Original Parties) as original guarantors (the “Original Guarantors”);

(4)                                BARCLAYS BANK PLC as mandated lead arranger and bookrunner (the “Arranger”);

(5)                                THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”);

(6)                                BARCLAYS BANK PLC as agent of the other Finance Parties (the “Agent”); and

(7)                                CITICORP INTERNATIONAL LIMITED as security trustee for the Secured Parties (the “Security Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.                                     DEFINITIONS AND INTERPRETATION

1.1                              Definitions

In this Agreement:

“10-Non-Bank-Rule” means the rule that the aggregate number of Lenders of a Swiss Borrower under this Agreement that are not Qualifying Banks must not at any time exceed ten, in each case in accordance with the Guidelines.

“20-Non-Bank-Rule” means the rule that (without duplication) the aggregate number of lenders (including the Lenders), other than Qualifying Banks, of a Swiss Borrower under all its outstanding debt relevant for classification as debenture (Kassenobligation) (including debt arising under this Agreement and intragroup loans (if and to the extent intragroup loans are not exempt in accordance with the ordinance of the Swiss Federal Council of June 18, 2010 amending the Swiss Federal Ordinance on withholding tax and the Swiss Federal Ordinance on stamp duties with effect as of August 1, 2010)) must not at any time exceed twenty (20), all in accordance with the meaning of the Guidelines

“Acceptable Bank” means:

(a)                                 each Original Lender;

(b)                                 a bank or financial institution which has a rating for its long-term unsecured and non credit enhanced debt obligations of A- or higher by S&P or A- or higher by Fitch or A1 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency; or

(c)                                  any other bank or financial institution approved by the Agent (acting on the instructions of the Majority Lenders).

“Acceptable Nation” means the United States of America or any member state of the European Economic Area or any Participating Member State which in any such each case:

(a)                                 has a rating for its long-term unsecured and non credit-enhanced debt obligations of AA or higher by S&P, AA by Fitch or Aa2 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency; or

(b)                                 has been approved by the Agent (acting on the instructions of the Majority Lenders).

“Accession Deed” means a document substantially in the form set out in Schedule 7 (Form of Accession Deed).

“Account Bank” means Barclays Bank PLC.

“Accounting Principles” means generally accepted accounting principles in the United Kingdom, including IFRS.

“Accounting Reference Date” means 31 August.

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 29 (Changes to the Obligors).

“Additional Cost Rate” has the meaning given to it in Schedule 4 (Mandatory Cost Formula).

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 29 (Changes to the Obligors).

“Additional Increase Confirmation” means a confirmation substantially in the form set out in Schedule 16 (Form of Additional Increase Confirmation).

“Additional Increase Lender” has the meaning given in Clause 2.3 (Additional Increase).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

“Agent’s Spot Rate of Exchange” means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Agreed Security Principles” means the principles set out in Schedule 12 (Agreed Security Principles).

“Ancillary Commencement Date” means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period for the Facility.

“Ancillary Commitment” means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised (or deemed authorised) as such under Clause 7 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.

“Ancillary Document” means each document relating to or evidencing the terms of an Ancillary Facility.

“Ancillary Facility” means any ancillary facility made available by an Ancillary Lender in accordance with Clause 7 (Ancillary Facilities), and, on and from the Closing Date, the Existing Ancillary Facilities.

“Ancillary Lender” means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 7 (Ancillary Facilities).

“Ancillary Outstandings” means, at any time in relation to an Ancillary Lender and an Ancillary Facility then in force, the aggregate of the equivalents in the Base Currency (as calculated by that Ancillary Lender) of the following amounts outstanding under that Ancillary Facility:

(a)                                 the principal amount under each overdraft facility and on-demand short-term loan facility (net of any credit balances on any account of any Borrower of an Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that the credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility);

(b)                                 the face amount of each guarantee, bond and letter of credit under that Ancillary Facility; and

(c)                                  the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document.

“Annual Financial Statements” has the meaning given to it in Clause 23 (Information Undertakings).

“Approved List” means the list of banks and financial institutions in the agreed form between the Agent and the Company (as the same may be amended from time to time in accordance with to Clause 27.2 (Conditions of assignment or transfer)).

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee provided that if that other form does not contain the undertaking set out in the form set out in Schedule 6 (Form of Assignment Agreement) it shall not be a Creditor/Agent Accession Undertaking as defined in, and for the purposes of, the Intercreditor Agreement.

“Auditors” means one of PricewaterhouseCoopers, Ernst & Young, KPMG, Deloitte & Touche, Grant Thornton, or BDO (or in each case its successors or any local Affiliate or amalgamation of any thereof) or any other firm approved in advance by the Majority Lenders (such approval not to be unreasonably withheld or delayed).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period from and including the Closing Date to and including the date falling one month before the Termination Date.

“Available Commitment” means, in relation to the Facility, a Lender’s Commitment minus (subject to Clause 7.9 (Affiliates of Lenders as Ancillary Lenders) and as set out below):

(a)                                 the Base Currency Amount of its participation in any outstanding Utilisations and the aggregate of its Ancillary Commitments; and

(b)                                 in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made on or before the proposed Utilisation Date and the Base Currency Amount of its Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date.

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation, the following amounts shall not be deducted from a Lender’s Commitment:

(i)                                    that Lender’s participation in any Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date; and

(ii)                                 that Lender’s (or its Affiliate’s) Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Base Currency” means US Dollars.

“Base Currency Amount” means:

(a)                                 in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three (3) Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement); and

(b)                                 in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by the Company pursuant to Clause 7.3 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three (3) Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement), as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation, or (as the case may be) cancellation or reduction of an Ancillary Facility.

“Base Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Base Reference Banks:

(a)                                 in relation to LIBOR, as the rate at which the relevant Base Reference Bank could borrow funds in the London interbank market; or

(b)                                 in relation to EURIBOR, as the rate at which the relevant Base Reference Bank could borrow funds in the European interbank market,

in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

“Base Reference Banks” means Barclays Bank PLC, and up to two other banks as may be appointed by the Agent in consultation with the Company.

“Borrower” means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 29 (Changes to the Obligors) and, in respect of an Ancillary Facility only, any Affiliate of a Borrower that (i) becomes a borrower of that Ancillary Facility with the approval of the relevant Lender pursuant to the provisions of Clause 7.10 (Affiliates of Borrowers) or (ii) is deemed to be a borrower of that Ancillary Facility pursuant to the provisions of Clause 7.1 (Existing Ancillary Facilities).

“Borrowings” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Break Costs” means the amount (if any) by which:

(a)                                 the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                 the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Budget” means:

(a)                                 in relation to the period beginning on the date of this Agreement and ending on or about 31 August 2012, the Financial Model; and

(b)                                 in relation to any other period, any budget delivered by the Company to the Agent in respect of that period pursuant to Clause 23.4 (Budget).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and:

(a)                                 (in relation to any date for payment or purchase of a currency other than Euro) the principal financial centre of the country of that currency; or

(b)                                 (in relation to any date for payment or purchase of Euro) any TARGET Day.

“Cash” means, at any time, cash in hand or at bank and (in the latter case) credited to an account in the name of a member of the Restricted Group with an Acceptable Bank and to which a member of the Restricted Group is alone (or together with other members of the Restricted Group) beneficially entitled and for so long as:

(a)                                 that cash is repayable on demand or within 30 days after the relevant date of calculation;

(b)                                 repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Restricted Group or of any other person whatsoever or on the satisfaction of any other condition (other than the giving of any notice);

(c)                                  there is no Security over that cash except for Transaction Security or any Permitted Lien (i) constituted by a netting or set-off arrangement entered into by members of the Restricted Group in the ordinary course of their banking arrangements, or (ii) in relation to credit balances on bank accounts of the Restricted Group arising under the relevant account bank’s standard terms in the ordinary course or by law; and

(d)                                 the cash is capable of being applied and (except as mentioned in paragraph (a) above) immediately made available to be applied in repayment or prepayment of the Facility.

“Cash Equivalent Investments” means at any time:

(a)                                 certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)                                 any investment in marketable debt obligations issued or guaranteed by the government of the United Kingdom, the United States of America or any Acceptable Nation or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)                                  commercial paper not convertible or exchangeable to any other security:

(i)                                    for which a recognised trading market exists;

(ii)                                 issued by an issuer incorporated in the United Kingdom, the United States of America, any member state of the European Economic Area, any Participating Member State or any member state of OECD;

(iii)                              which matures within one year after the relevant date of calculation; and

(iv)                             which has a credit rating of either A-1 or higher by S&P or F1 or higher by Fitch or P-1 or higher by Moody’s, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)                                 Sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)                                 any investment in money market funds which (i) have a credit rating of either A-1 or higher by S&P or F1 or higher by Fitch or P-1 or higher by Moody’s, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above and (iii) can be turned into cash on not more than 90 days’ notice; or

(f)                                  any other debt security approved by the Majority Lenders,

in each case, to which any member of the Restricted Group is alone (or together with other members of the Restricted Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Security arising under the Transaction Security Documents or any Permitted Lien constituted by a netting or set off arrangement entered into by members of the Restricted Group in the ordinary course of their banking arrangements).

“CEO” means the chief executive officer of the Group, or, if no chief executive officer is appointed, such other person fulfilling the functions of the chief executive officer of the Group.

“CFO” means the chief financial officer of the Group or, if no chief financial officer is appointed, such other person fulfilling the functions of the chief financial officer of the Group.

“Change of Control” means:

(a)                                 a “Change of Control” as defined in Schedule 15 (Incurrence Covenants Schedule); or

(b)                                 the Investors cease to control, whether directly or indirectly, the Parent; or

(c)                                  following an Initial Public Offering, a person or group of persons acting in concert acquires, directly or indirectly, more issued shares and/or voting rights in the Parent than are controlled or held (directly or indirectly through any person beneficially) by the Investors; or

(d)                                 the Company ceases to be a direct wholly-owned Subsidiary of the Parent other than as a result of a Newco Scheme.

For the purposes of this definition:

“acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Parent by any of them, either directly or indirectly, to obtain or consolidate control of the Parent.

“control” means:

(A)                              Prior to an Initial Public Offering:

(i)                                       the power (whether by way of ownership of shares, proxy, contract, agency or otherwise, and whether directly or indirectly) to:

I.                                          cast or control the casting of more than 50% of the maximum number of votes that might be cast at a general meeting of the Parent; or

II.                                     appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent; or

III.                                give directions with respect of the operating and financial policies of the Parent with which the directors or other equivalent officers of the Parent are obliged or accustomed to comply; and/or

(ii)                                    the holding beneficially of more than 50% of the issued share capital of the Parent (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of other profits or capital).

(B)                              Following an Initial Public Offering the holding beneficially of more than 30% of the issued share capital of the Parent (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of other profits or capital).

“Initial Public Offering” means a listing of all or any part of the share capital of the Parent or a holding company which owns 100% of the share capital of the Parent (excluding for the avoidance of doubt the Investors) on any investment exchange in any jurisdiction or country.

“Newco Scheme” means the interposition (whether by scheme of arrangement or analogous proceeding or otherwise, and whether court-sanctioned or not) of one or more limited liability companies (incorporated in the same jurisdiction as the Parent or the Company, or with the consent of all of the Lenders, incorporated in a different jurisdiction) (each, a “Newco”) between the shareholders immediately prior to such interposition of the Company and the Company, provided that, (a) whether the company directly disposing of the shares in the Company is the Parent or a Newco, the Newco directly acquiring the shares in the Company acquires such shares subject to the Transaction Security or grants equivalent Transaction Security over and in respect of the shares in the Company, as that which the Parent or disposing Newco, as applicable, had granted and (b) an opinion of counsel in form and substance satisfactory to the Agent (subject to customary exceptions) is delivered to the Agent confirming that the Transaction Security over the shares in the Company subject to which they are acquired or (as applicable) which is granted by such Newco over the shares in the Company is not subject to any limitation, imperfection or new hardening period that the Transaction Security in respect of the shares of the Company was not subject to immediately prior to the interposition of any Newco.

“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Closing Date” means the date on which the proceeds of issue of the Original Senior Secured Notes are received and the Agent notifies the Company and the Lenders as required under Clause 4.1 (Initial conditions precedent).

“Commitment” means:

(a)                                 in relation to an Original Lender, the Base Currency Amount set opposite its name under the heading “Commitment” in Part 1 of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (Additional Increase); and

(b)                                 in relation to any other Lender, the Base Currency Amount of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (Additional Increase),

to the extent:

(i)                                    not cancelled, reduced or transferred by it under this Agreement; and

(ii)                                 not deemed to be zero pursuant to Clause 28.2 (Disenfranchisement on Debt Purchase Transactions entered into by Investor Affiliates).

“Commitment Fee” means the fees payable pursuant to Clause 15.1(a) (Commitment fee).

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 9 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Company, any Obligor, the Group, any Third Party Chargor, the Finance Documents, the Facility or the Senior Secured Notes of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)                                 any member of the Group or its advisers, or

(b)                                 another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)                                    is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 40 (Confidentiality); or

(ii)                                 is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)                              is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Company and the relevant Lender.

“Constitutional Documents” means the constitutional documents of the Company.

“Contribution Notice” means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

“Coverage Test” has the meaning given to it in Clause 25.16 (Guarantors).

“CTA” means the Corporation Tax Act 2009.

“Debenture” means the debenture granting fixed and floating charges over all or substantially all of the business, assets, property and undertaking of the Obligors incorporated in England and Wales that are to be a party thereto in the agreed form delivered under Schedule 2 (Conditions Precedent).

“Debt” has the meaning given to it in Schedule 15 (Incurrence Covenants Schedule).

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)                                 purchases by way of assignment or transfer;

(b)                                 enters into any sub-participation in respect of; or

(c)                                  enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

“Default” means an Event of Default or any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing in each case as specified in Clause 26 (Events of Default)) be an Event of Default, provided that any such event or circumstance which expressly requires the satisfaction of any condition as to materiality before it may become an Event of Default shall not be a Default until the condition is satisfied.

“Defaulting Lender” means any Lender (other than a Lender which is an Investor Affiliate):

(a)                                 which has failed to make its participation in a Loan available or has notified the Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)                                 which has otherwise rescinded or repudiated a Finance Document; or

(c)                                  with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)                                    its failure to pay is caused by:

(A)                                 administrative or technical error; or

(B)                                 a Disruption Event; and

payment is made within three (3) Business Days of its due date; or

(ii)                                 the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Designated Gross Amount” has the meaning given to that term in Clause 7.3 (Availability).

“Designated Net Amount” has the meaning given to that term in Clause 7.3 (Availability).

“Disposal” means any sale, lease, transfer or other disposal of any assets, whether in a single transaction or series of transactions (whether related or not) and whether voluntary or involuntary.

“Disruption Event” means either or both of:

(a)                                 a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                                 the occurrence of any other event which results in a disruption (of a technical or systems related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                    from performing its payment obligations under the Finance Documents; or

(ii)                                 from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dormant Subsidiary” means a member of the Restricted Group which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including, without limitation, indebtedness owed to it) which in aggregate have a value of:

(i)                                    in the case of Nord UK Limited, GBP 14,918,000 (in the form of an intercompany receivable which will be discharged via repayment of share capital on liquidation); or

(ii)                                 in the case of any other member of the Restricted Group, £10,000 or more or, in each case, its equivalent in other currencies.

“EBITDA” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Environment” means humans, animals, plants and all other living organisms, including the ecological systems of which they form part and the following media:

(a)                                 air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)                                 water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)                                  land (including, without limitation, land under water).

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)                                 the pollution or protection of the Environment;

(b)                                the conditions of the workplace; or

(c)                                 the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“EURIBOR” means, in relation to any Loan in Euro:

(a)                                 the applicable Screen Rate; or

(b)                                 (if no Screen Rate is available for the Interest Period of that Loan) the Base Reference Bank Rate,

as of the Specified Time on the Quotation Day for Euro and for a period comparable to the Interest Period of that Loan.

“Euro”, “EUR” or “€” means the single currency of a Participating Member State.

“Event of Default” means any event or circumstance specified as such in Clause 26 (Events of Default).

“Existing Ancillary Facilities” means those ancillary facilities set out in Schedule 17 (Existing Ancillary Facilities).

“Existing Facilities” means:

(a)                                 the senior facilities agreement dated 25 August 2008 between, amongst others, Premier Education (UK) Midco Limited as parent, Credit Suisse, London Branch, Barclays Leveraged Finance, Mizuho Corporate Bank, Ltd. And United Overseas Bank Ltd, London as senior arrangers and Credit Suisse, Singapore Branch as agent and security agent; and

(b)                                 the mezzanine facility agreement dated 25 August 2008 between, amongst others, Premier Education (UK) Midco Limited as parent, Credit Suisse, London Branch and AMP Capital Investors Limited as mandated lead arrangers and Credit Suisse, Singapore Branch as mezzanine agent and security agent.

“Facility” means the facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facility).

“Facility Office” means:

(a)                                 in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)                                 in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“Fee Letter” means:

(a)                                 any letter or letters dated on or about the date of this Agreement between the Arranger and the Company (or the Agent and the Company or the Security Agent and the Company) setting out any of the fees referred to in Clause 15 (Fees); and

(b)                                 any agreement setting out fees payable to a Finance Party referred to in paragraph (e) of Clause 2.2 (Increase), paragraph (e) of Clause 2.3 (Additional Increase) or Clause 15.5 (Interest, Commission and fees on Ancillary Facilities) of this Agreement or under any other Finance Document.

“Finance Document” means this Agreement, any Accession Deed, any Ancillary Document, any Compliance Certificate, any Fee Letter, any Hedging Agreement, the Intercreditor Agreement, any Resignation Letter, any Transaction Security Document, any Utilisation Request and any other document designated as a “Finance Document” by the Agent and the Company provided that where the term “Finance Document” is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedging Agreement shall be a Finance Document only for the purposes of:

(a)                                 the definition of “Material Adverse Effect”;

(b)                                 the definitions of “Transaction Document” and “Transaction Security Document”;

(c)                                  paragraph 1.2(a)(iv) of Clause 1.2 (Construction);

(d)                                 Clause 21 (Guarantee and indemnity); and

(e)                                  Clause 26 (Events of Default) (other than paragraph (b) of Clause 26.15 (Repudiation and rescission of agreements) and Clause 26.18 (Acceleration)).

“Finance Lease” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Finance Party” means the Agent, an Arranger, the Security Agent, a Lender, a Hedge Counterparty or an Ancillary Lender provided that where the term “Finance Party” is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedge Counterparty shall be a Finance Party only for the purposes of:

(a)                                 the definition of “Secured Parties”;

(b)                                 paragraph (a)(i) of Clause 1.2 (Construction);

(c)                                  paragraph (c) of the definition of Material Adverse Effect;

(d)                                 Clause 21 (Guarantee and Indemnity); and

(e)                                  Clause 31 (Conduct of business by the Finance Parties).

“Financial Indebtedness” means (without double counting) the outstanding principal or capital amount of any indebtedness for or in respect of:

(a)                                 moneys borrowed and debit balances at banks or other financial institutions;

(b)                                 any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)                                  any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument (but not Trade Instruments);

(d)                                 the amount of any liability in respect of Finance Leases;

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                                   any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value as at the relevant date on which Financial Indebtedness is calculated (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)                                  any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability (but not, in any case, Trade Instruments) of an entity which is not a member of the Restricted Group which liability would fall within one of the other paragraphs of this definition;

(h)                                 any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Termination Date;

(i)                                     any amount of any liability under an advance or deferred purchase agreement if (i) the primary reason behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 120 days after the date of supply to it; and

(j)                                    (without double counting) the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (i) above,

but excluding Financial Indebtedness owed by a Restricted Subsidiary to another Restricted Subsidiary.

“Financial Model” means the financial model (including the base case model) in the agreed form dated 9 January 2012 delivered pursuant to Clause 4.1 (Initial conditions precedent).

“Financial Quarter” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Financial Support Direction” means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.

“Financial Year” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Fitch” means Fitch Ratings Ltd or any successor to its rating business.

“FSA” means the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000.

“Funds Flow Statement” means the funds flow statement in the agreed form.

“Group” means the Company and each of its Subsidiaries for the time being.

“Group Structure Chart” means the group structure chart in the agreed form.

“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 29 (Changes to the Obligors).

“Guidelines” means guideline S-02.122.1 in relation to bonds of April 1999 (Merkblatt S-02.122.1 vom April 1999 betreffend Obligationen), guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt S-02.123 vom 22. September 1986 betreffend Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)), guideline S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt S-02.128 vom Januar 2000 Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen), guideline S-02.130.1 in relation to accounts receivables of Swiss debtors of April 1999 (Merkblatt S-02.130.1 vom April 1999 Geldmarktpapiere und Buchforderungen inländischer Schuldner), circular letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to deposits (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011), circular letter No. 15 in relation to bonds and derivative financial instruments of 7 February 2007 (Kreisschreiben Nr. 15 vom 7. Februar 2007 betreffend Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer sowie der Stempelabgaben) and guideline S-02.132 in relation to issuance stamp duty on fixed deposits of 1 April 1993 (Merkblatt S-02.132 vom 1. April 1993 betreffend Emissionsabgabe auf Festgeldanlagen bei inländischen Banken), in each case as issued, amended or replaced from time to time, by the Swiss Federal Tax Administration or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.

“Hedge Counterparty” means any person which has become a Party as a Hedge Counterparty in accordance with Clause 27.8 (Accession of Hedge Counterparties), which is or has become a party to the Intercreditor Agreement as a Hedge Counterparty in accordance with the provisions of the Intercreditor Agreement (and, for the avoidance of doubt, including any such Hedge Counterparty notwithstanding that it may have subsequently ceased to be a Lender or an Affiliate of a Lender).

“Hedging Agreement” means any master agreement, confirmation, schedule or other agreement entered into or to be entered into by a member of the Restricted Group and a Hedge Counterparty (including by way of novation or to the extent already with a Lender, the continuation of any hedging arrangement already in place as at the date of this Agreement) for the purpose of hedging interest rate and foreign currency exchange rate risks in relation to Financial Indebtedness of the Restricted Group (and which Financial Indebtedness is not prohibited by this Agreement), or otherwise, and for the avoidance of doubt is not for speculative purposes.

“HKD” means Hong Kong Dollars, the lawful currency of Hong Kong.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Hungarian Guarantor” means a Guarantor incorporated or established, as the case may be, in Hungary.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Impaired Agent” means the Agent at any time when:

(a)                                 it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)                                 the Agent otherwise rescinds or repudiates a Finance Document;

(c)                                  (if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)                                 an Insolvency Event has occurred and is continuing with respect to the Agent,

(e)                                  unless, in the case of paragraph (a) above:

(i)                                    its failure to pay is caused by:

(A)                                 administrative or technical error; or

(B)                                 a Disruption Event; and

payment is made within three (3) Business Days of its due date; or

(ii)                                 the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 13 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in Clause 2.2 (Increase).

“Information Package” means the Financial Model.

“Initial Public Offering” means:

(a)                                 a successful application being made for the admission of any part of the share capital of any member of the Restricted Group (or a Holding Company of any member of the Restricted Group (excluding, for the avoidance of doubt, any Investor)) to the Official List maintained by the FSA and the admission of any part of the share capital of any such member of the Restricted Group (or a Holding Company of any member of the Restricted Group (excluding, for the avoidance of doubt, any Investor)) to trading on the London Stock Exchange plc; or

(b)                                 the grant of permission to deal in any part of the issued share capital of any member of the Restricted Group or a Holding Company of any member of the Restricted Group (excluding, for the avoidance of doubt, any Investor) on the Alternative Investment Market or the PLUS market (formerly Ofex) or on any recognised investment exchange (as that term is used in the Financial Services and Markets Act 2000) or in or on any exchange or market replacing the same or any other exchange or market in any country.

“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a)                                 is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)                                 becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)                                  makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)                                 institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)                                  has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)                                    results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)                                 is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)                                   has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)                                   seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)                                  has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)                                      causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)                                     takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts .

“Intellectual Property” means:

(a)                                 any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)                                 the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist).

“Intercreditor Agreement” means the intercreditor agreement dated on or about the date of this Agreement and made between, among others, the Company, the Debtors (as defined in the Intercreditor Agreement), the Security Agent, the Agent, the Lenders, the Arranger, the Senior Secured Notes Trustee and the Intra-Group Lenders (as defined in the Intercreditor Agreement).

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 13 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.3 (Default interest).

“Investment” has the meaning given to that term in Schedule 15 (Incurrence Covenants Schedule).

“Investor Affiliate” means Baring Private Equity Asia, each of its Affiliates (together, the “Relevant Investors”), any trust of which a Relevant Investor is a trustee, any partnership of which a Relevant Investor is a partner and any trust, fund or other entity which is managed by, or is under the control of a Relevant Investor.

“Investors” means The Baring Asia Private Equity Fund IV, The Baring Asia Private Equity Fund III, Premier Education Co-Investment Limited, Premier Education Co-Investment II Limited, Fregate Holding S.A., any of its or their Affiliates and any funds and other entities (including any co-investment vehicle) owned, managed, advised or controlled by the foregoing.

“ITA” means the Income Tax Act 2007.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 29 (Changes to the Obligors).

“Legal Reservations” means:

(a)                                 the principle that equitable remedies (or remedies that are analogous to equitable remedies in other jurisdictions) may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration, examinership, reorganisation and other laws generally affecting the rights of creditors;

(b)                                 the time barring of claims under the Limitation Acts and other applicable statutes of limitation, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)                                  similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)                                 any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Lender” means:

(a)                                 any Original Lender; and

(b)                                 any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 2.2 (Increase), Clause 2.3 (Additional Increase) or Clause 27 (Changes to the Lenders),

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan in any currency other than Euros:

(a)                                 the applicable Screen Rate; or

(b)                                 (if no Screen Rate is available for the currency or Interest Period of that Loan) the Base Reference Bank Rate,

as of the Specified Time on the Quotation Day for the currency of that Loan and a period comparable to the Interest Period of that Loan.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“LMA” means the Loan Market Association.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“LTM EBITDA” means, in relation to an entity to be acquired, the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA, as defined in Clause 24 (Financial Covenants)) of such entity for the twelve month period ending at the end of the most recently ended month prior to completion of the acquisition of the relevant entity or, if the financial statements for such month are not available to any member of the Group, the end of the month prior to the most recently ended month for which such statements are available to members of the Group.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to that reduction).

“Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formula).

“Mandatory Prepayment Account” means an interest-bearing account:

(a)                                 held in London by a Borrower with the Agent or the Security Agent or the Account Bank or an Affiliate thereof;

(b)                                 identified in a letter between the Company and the Agent as a Mandatory Prepayment Account;

(c)                                  subject to Security in favour of the Security Agent which Security is in form and substance satisfactory to the Agent and the Security Agent; and

(d)                                 from which no withdrawals may be made by any members of the Group except as contemplated by this Agreement,

as the same may be redesignated, substituted or replaced from time to time.

“Margin” means:

(a)                                 in relation to any Loan 4.25% per annum; and

(b)                                 in relation to any Unpaid Sum 4.25% per annum,

but if:

(a)                                 no Event of Default has occurred and is continuing;

(b)                                 a period of at least 12 Months has expired since the Closing Date; and

(c)                                  Total Net Leverage in respect of the most recently completed Relevant Period is within a range set out below,

then the Margin for each Loan will be the percentage per annum set out below in the column opposite that range:

Total Net Leverage	Margin% p.a.
Greater than 4:1	4.25
Greater than 3.5:1 but less than or equal to 4:1	3.75
Less than or equal to 3.5:1	3.25

However:

(i)                                    any increase or decrease in the Margin for a Loan shall take effect on the date (the “reset date”) which is five (5) Business Days after receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause

23.2 (Provision and contents of Compliance Certificate) or, if later, the date any Event of Default ceases to be continuing and shall, for the avoidance of doubt, apply for each remaining day of the then current Interest Periods;

(ii)                                 if, following receipt by the Agent of the Annual Financial Statements (as defined in Clause 23 (Information Undertakings)) and related Compliance Certificate, those financial statements and Compliance Certificate do not confirm the basis for a reduced Margin, then the provisions of Clause 12.2(b) (Payment of interest) shall apply and the Margin for that Loan shall be the percentage per annum determined using the table above and the revised ratio of Total Net Leverage calculated using the figures in the Compliance Certificate accompanying the Annual Financial Statements (as defined in Clause 23 (Information Undertakings));

(iii)                              while an Event of Default is continuing, the Margin for each Loan shall be the highest percentage per annum set out above for a Loan; and

(iv)                             for the purpose of determining the Margin, Total Net Leverage and Relevant Period shall be determined in accordance with Clause 24.1 (Financial definitions).

“Margin Stock” means “margin stock” or “margin security” within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System of the United States.

“Market Disruption Event” has the meaning given to it in Clause 14.2 (Market disruption).

“Material Adverse Effect” means a material adverse effect on:

(a)                                 the business, assets or financial condition of the Group taken as a whole; or

(b)                                 the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents or of the Company to perform its obligations under Clause 24.2 (Financial condition) (taking into account the financial resources available to the Obligors from other members of the Group); or

(c)                                  subject to the Legal Reservations and the Perfection Requirements, the validity or enforceability of, or effectiveness of any Security granted or purporting to be granted pursuant to any of, the Finance Documents in a manner or to an extent materially adverse to the interests of the Lenders taken as a whole under the Finance Documents and, if capable of remedy, is not remedied within 15 Business Days of the Company becoming aware of the issue or being given notice thereof by the Agent.

“Material Company” means, at any time:

(a)                                 an Obligor;

(b)                                 a wholly-owned member of the Group which is a Holding Company of an Obligor;

(c)                                  a member of the Group which is the issuer of the Senior Secured Notes or a guarantor of the Senior Secured Notes; or

(d)                                 a member of the Restricted Group:

(i)                                    listed in Schedule 11 (Material Companies); or

(ii)                                 which has EBITDA, representing 5% or more of Restricted Group EBITDA

Compliance with the conditions set out in paragraph (d)(ii) above shall be determined by reference to:

(i)                                    the most recent Annual Financial Statements of the Group, supplied under Clause 23.1(a)(i)(A) or (ii) (Financial statements) and the Compliance Certificate relating thereto; and

(ii)                                 the latest annual financial statements of that Subsidiary (audited to the extent required by law).  However, if a Subsidiary has been acquired or disposed of since the date to which the most recent such Annual Financial Statements were prepared such financial statements shall be deemed to be adjusted in order to take into account such acquisition or disposal (that adjustment being certified by a director of the Company as representing an accurate reflection of the revised Restricted Group EBITDA).

A report by the Auditors of the Company that a Subsidiary is or is not a Material Company shall, in the absence of manifest error, be conclusive and binding on all Parties.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                 (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.  “Monthly” shall be construed accordingly.

“Monthly Financial Statements” has the meaning given to it in Clause 23 (Information undertakings).

“Moody’s” means Moody’s Investor Services Limited or any successor to its rating business.

“Net Cash Proceeds” has the meaning given to that term in Schedule 15 (Incurrence Covenants Schedule).

“New Investment” has the meaning given to that term in Clause 24.1 (Financial definitions).

“New Lender” has the meaning given to it in Clause 27.1 (Assignments and transfers by the Lenders).

“Non-Bank-Rules” means, together, the 10-Non-Bank-Rule and the 20-Non-Bank-Rule.

“Non-Consenting Lender” has the meaning given to that term in Clause 39.4 (Replacement of Lender).

“Non-Qualifying Bank” means a Lender which is not a Qualifying Bank.

“Notes Issuer” means the Company as issuer of the Senior Secured Notes.

“Notes Purchase” has the meaning given to it in Clause 25.21 (Notes Purchases).

“Notifiable Debt Purchase Transaction” has the meaning given to that term in paragraph (b) of Clause 28.2 (Disenfranchisement on Debt Purchase Transactions entered into by Investor Affiliates).

“Obligor” means:

(a)                                 a Borrower; or

(b)                                 a Guarantor.

“Obligors’ Agent” means the Company, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.5 (Obligors’ Agent).

“Offering Memorandum” means the offering memorandum relating to the issue of the Original Senior Secured Notes.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Financial Statements” means the consolidated IFRS reviewed financial statements of the Group for the 12 month period ended 30 November 2011.

“Original Obligor” means an Original Borrower or an Original Guarantor.

“Original Senior Secured Notes” has the meaning given to it in the Intercreditor Agreement.

“Parent” means Nord Anglia Education, Inc.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Pensions Act 2004” means the Pensions Act 2004 of England and Wales and associated regulations.

“Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

“Pension Schemes” means the Nord Anglia Joint Pension Scheme, the Wyburn School Limited Pension Life Assurance Scheme (1985) and the Lifetime Pension Scheme, and “Pension Scheme” means any one of them.

“Perfection Requirements” means the making or procuring of appropriate registrations, filings, endorsements, stampings, intimation in accordance with local laws and/or notifications of the Transaction Security Documents and/or the Transaction Security created thereunder.

“Permitted Acquisition” means:

(a)                                 an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group permitted under “Limitation on Sale of Assets” of Schedule 15 (Incurrence Covenants Schedule);

(b)                                 an acquisition of securities which are Cash Equivalent Investments for treasury management purposes;

(c)                                  the incorporation of a company which on incorporation becomes a member of the Group, but only if that company is incorporated in a jurisdiction referred to in paragraph (d) (i) with limited liability (provided that where it is not possible to acquire a company incorporated with limited liability under applicable laws, the acquiring company is incorporated with limited liability);

(d)                                 the acquisition of or incorporation of a joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or other entity in which the interests of all members of the Group are not more than 50% provided that the investment in such entity or purchase price paid for such entity (or equivalent payment by the Group) is permitted under paragraph 2 (Limitation on Restricted Payments) of Schedule 15 (Incurrence Covenants Schedule);

(e)                                  an acquisition (not being an acquisition by the Parent) of (A) a limited liability company or limited partnership, provided that the member of the Group making the acquisition shall acquire a controlling interest of a limited liability company or equivalent interest in a limited partnership and be entitled to proportionate voting rights and a proportionate share of the distributions to be made by such limited liability company or limited partnership or (B) (if the acquisition is made by a limited liability company) a business or undertaking carried on as a going concern, but only if in the case of (A) and (B):

(i)                                    the acquired entity, business or undertaking is incorporated or established, and carries on its principal business in any jurisdiction which is not a Restricted Jurisdiction;

(ii)                                 the acquired entity, business or undertaking is engaged in a business the same as, or related or complementary to, the business carried on by the Group;

(iii)                              no Default or Event of Default is reasonably expected to occur as a result of the completion of the relevant acquisition;

(iv)                             the acquisition and the financing of the acquisition have been approved by the board of directors of the Company;

(v)                                the acquisition is of a target entity, business or undertaking which has positive LTM EBITDA (taking into account cost synergies and cost savings reasonably anticipated to be achievable within 12 months of the acquisition);

(vi)                             the Company has delivered to the Agent, if and to the extent available, the most recent audited accounts of the target entity or business or undertaking (as applicable) and copies of all due diligence reports prepared in relation to the target entity or business as soon as reasonably practicable, but in any event by no later than twenty (20) Business Days following the completion of the acquisition, it being acknowledged that there shall be no obligation to obtain any such audited accounts or due diligence reports where not so available to the Company, to procure reliance for the Agent or the other Finance Parties thereon, or for any such financial statements and due diligence reports to be required to be acceptable to the Agent or the other Finance Parties; and

(vii)                          no member of the Group assumes any material contingent liability except to the extent (A) such member of the Group is indemnified for such liability, (B) adequate reserves are made in respect of such liability, (C) adequate insurance has been obtained for such liability, (D) cash collateral has been received by the Group in respect of such liability or (E) such liability is taken into account in the purchase price.

For this purpose, “controlling interest” means (i) in the case of a company incorporated in the United Kingdom, not less than 75% of the issued share capital of the target and (ii) in the case of any other company, a sufficient number of shares to give (or, if required under the laws of the jurisdiction of the target, a sufficient level of the economic interest to give) the Group the ability to consolidate such acquired company with the Group under the Accounting Principles or IFRS.

“Permitted Lien” means a “Permitted Lien” as defined in Schedule 15 (Incurrence Covenants Schedule) securing Indebtedness incurred in compliance with “Limitation on Indebtedness” of Schedule 15 (Incurrence Covenants Schedule).

“Permitted Refinancing Indebtedness” has the meaning given to it in Schedule 15 (Incurrence Covenants Schedule).

“Permitted Reorganisation” means:

(a)                                 any transaction between members of the Restricted Group; or

(b)                                 any release of Security, guarantees or claims against a member of the Restricted Group (other than the Company and any Borrower) which, in each case, is permitted or not prohibited by the provisions of Schedule 15 (Incurrence Covenants Schedule).

“Permitted Transaction” means:

(a)                                 any Disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Transaction Documents;

(b)                                 the solvent liquidation or reorganisation of any member of the Group (other than the Company and any Borrower) so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to any of the Company and its Restricted Subsidiaries and where such liquidation or reorganisation is not materially prejudicial to the interests of the Finance Parties under the Finance Documents or the consolidation or merger of any Restricted Subsidiary permitted under clause 12 (Merger, Consolidation or Sale of Assets of the Company) of Schedule 15 (Incurrence Covenants Schedule); or

(c)                                  any Permitted Reorganisation.

“Proposed Dormant Subsidiary” means each of the entities listed in Part 2 of Schedule 18 (Dormant Subsidiaries).

“Qualifying Bank” has the meaning given to that term in Clause 16 (Tax gross up and indemnities).

“Qualifying Lender” has the meaning given to that term in Clause 16 (Tax gross up and indemnities).

“Quarter Date” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Quarterly Financial Statements” has the meaning given to it in Clause 23 (Information undertakings).

“Quasi-Security” means any transaction in which a member of the Restricted Group agrees to:

(a)                                 sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Restricted Group;

(b)                                 sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(c)                                  enter into any arrangement under which money or the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts; or

(d)                                 enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)                                 if the currency is Sterling the first day of that period;

(b)                                 if the currency is Euro two (2) TARGET Days before the first day of that period; or

(c)                                  for any other currency two (2) Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund and which is considered to be the same Non-Qualifying Bank as the first fund for the purposes of the Non-Bank Rules.

“Relevant Interbank Market” means in relation to Euro, the European interbank market and, in relation to any other currency, the London interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)                                 its jurisdiction of incorporation;

(b)                                 any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated; and

(c)                                  the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Period” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Repeating Representations” means each of the representations set out in Clause 22.2 (Status) to Clause 22.7 (Governing law and enforcement), paragraph (a) of Clause 22.10 (No default), paragraphs (b) of Clause 22.12 (Financial Statements) (in respect of the most recent financial statements prepared and delivered only) and Clause 22.31 (US Representations).

“Replacement Debt” means Permitted Refinancing Indebtedness where the net proceeds are applied substantially concurrently and in any event within one Business Day of the incurrence of the Permitted Refinancing Indebtedness (provided that the Company shall use its reasonable endeavours to procure that it is applied on the same day) in prepayment, purchase, defeasance or redemption of (a) the Senior Secured Notes or any Term Debt; or (b) any Permitted Refinancing Indebtedness.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resignation Letter” means a letter substantially in the form set out in Schedule 8 (Form of Resignation Letter).

“Restricted Group” means the Company and each Restricted Subsidiary.

“Restricted Group EBITDA” means the aggregate of the EBITDA of each member of the Restricted Group, ending on the relevant testing date.

“Restricted Jurisdiction” means Burma/Myanmar, Cuba, Iran, North Korea, Sudan, South Sudan or any other country or territory, that, at the time of an applicable acquisition or accession, is the subject of Sanctions.

“Restricted Subsidiary” has the meaning given to that term in Schedule 15 (Incurrence Covenants Schedule).

“Rollover Loan” means one or more Loans:

(a)                                 made or to be made on the same day that a maturing Loan is due to be repaid;

(b)                                 the aggregate amount of which is equal to or less than the amount of the maturing Loan;

(c)                                  in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(d)                                 made or to be made to the same Borrower for the purpose of refinancing that maturing Loan.

“S&P” means Standard & Poor’s Rating Services or any successor to its rating business.

“Sanctions” means any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Screen Rate” means:

(a)                                 in relation to LIBOR, the British Bankers’ Association Interest Settlement Rate for the relevant currency and period; and

(b)                                 in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

displayed on the appropriate page of the Reuters screen.  If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

“Secured Debt Documents” has the meaning given to it in the Intercreditor Agreement.

“Secured Parties” has the meaning given to it in the Intercreditor Agreement.

“Security” means a mortgage, standard security, assignation, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Senior Secured Notes” has the meaning given to it in the Intercreditor Agreement.

“Senior Secured Notes Documents” has the meaning given to it in the Intercreditor Agreement.

“Senior Secured Notes Trustee” has the meaning given to it in the Intercreditor Agreement.

“Separate Loans” has the meaning given to that term in Clause 8 (Repayment).

“Share Charge” means the share charge entered into by the Parent granting a fixed charge over its shareholding in the Company in the agreed form delivered under Schedule 2 (Conditions Precedent).

“Shareholder Loan” means any unsecured loan made in cash to the Company by any of its shareholders (excluding, for the avoidance of doubt, any Senior Secured Note acquired by any such shareholder) which is (i) subordinated pursuant to the terms of the Intercreditor Agreement or otherwise to the satisfaction of the Agent (acting on the instructions of the Majority Lenders acting reasonably) and (ii) subject to the Transaction Security, which in any event is not prohibited under the undertakings contained in Schedule 15 (Incurrence Covenants Schedule).

“Shareholder Loan Instrument” means any agreement evidencing a Shareholder Loan.

“Slovak Company” means British International School Bratislava s.r.o., identification number 35 724 129.

“Slovak Shareholding Interest Pledge Agreements” means both (i) a shareholding interest pledge agreement in Slovak Company to be entered into between Nord Anglia Education Limited as pledgor and the Security Agent as pledgee and (ii) a shareholding interest pledge agreement in Slovak Company to be entered into between NA Schools Limited as pledgor and the Security Agent as pledgee.

“Specified Time” means a time determined in accordance with Schedule 10 (Timetables).

“Steps Paper” means the steps paper dated 14 March 2012 prepared by Debevoise & Plimpton LLP entitled “Baring Asia — Restructuring Steps in Connection with the High-Yield Bond Issuance”.

“Sterling” or “£” or “GBP” means the lawful currency of the United Kingdom.

“Subsidiary” means a subsidiary within the meaning of section 1159 of the Companies Act 2006 and a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

“Super Majority Lenders” means at any time a Lender or group of Lenders whose Commitments aggregate more than 80% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 80% of the Total Commitments immediately prior to that reduction).

“Swiss Anticipatory Tax” means the tax imposed based on the Swiss Federal Act on withholding tax of 13 October 1965.

“Swiss Borrower” means a Borrower incorporated in Switzerland or, if different, a Borrower which is treated as resident in Switzerland for Swiss Issuance Stamp Duty or Swiss Anticipatory Tax purposes.

“Swiss Franc” means the lawful currency of Switzerland.

“Swiss Issuance Stamp Duty” means the tax imposed based on the Swiss Federal Act on stamp duties of 27 June 1973.

“Swiss Obligor” means any Obligor incorporated or organised under the laws of Switzerland.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euro.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“Tax” or “Taxes” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” has the meaning given to that term in Clause 16 (Tax gross up and indemnities).

“Term Debt” means on any date, Financial Indebtedness with a scheduled maturity date 12 Months or more from the date on which such Financial Indebtedness was incurred (and for the avoidance of doubt excluding the Facility and any Ancillary Facility).

“Termination Date” means the date that is the earlier of (i) the fifth anniversary of the date of this Agreement, and (ii) six (6) months prior to the maturity date of the Senior Secured Notes.

“Third Party Chargor” means any entity that has provided Transaction Security over any or all of its assets in connection with this Agreement but is not a Guarantor or a member of the Restricted Group.

“Total Assets” means with respect to any specified Person as of any date, the total gross assets of such Person, calculated on an unconsolidated basis in accordance with the Accounting Principles, excluding all intra-Restricted Group items, investments in Subsidiaries of such Person of or by such Person or any of its Restricted Subsidiaries.

“Total Commitments” means the aggregate of the Commitments, being an amount of up to USD 20,000,000 at the date of this Agreement.

“Total Net Leverage” has the meaning given to such term in Clause 24.1 (Financial definitions).

“Total Outstandings” has the meaning given to such term in Clause 7.7 (Adjustment for Ancillary Facilities upon acceleration).

“Trade Instruments” means any performance bonds, advance payment bonds, bills of exchange or documentary letters of credit issued in respect of the obligations of any member of the Restricted Group arising in the ordinary course of business of that member of the Restricted Group.

“Transaction Costs” has the meaning given to such term in Clause 24.1 (Financial definitions).

“Transaction Documents” means the Finance Documents and the Senior Secured Notes Documents.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each of the documents listed as being a Transaction Security Document in Part 3 of Schedule 2 (Conditions Precedent) and any document required to be delivered to the Agent under Part 2 of Schedule 2 (Conditions Precedent), together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents or the Secured Debt Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)                                 the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)                                 the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transactions” means any derivative transaction (including, for the avoidance of doubt, a foreign exchange transaction) entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Unrestricted Subsidiary” means a member of the Group (other than the Company or an Obligor) which is a limited liability company and which is designated as an “Unrestricted Subsidiary” pursuant to and in compliance with the provisions of the Original Senior Secured Notes as notified by the Company to the Agent in accordance with Clause 23.7(d) (Information — miscellaneous).

“USD”, “$” or “US dollar” means the lawful currency of the United States of America.

“Utilisation” means a Loan.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the relevant form set out in Schedule 3 (Utilisation Request).

“VAT” means value added tax as provided for in the United Kingdom Value Added Tax Act 1994 and any other tax of a similar nature imposed in any jurisdiction including, for the avoidance of doubt, such tax as may be levied in accordance with, but subject to derogation from, the Principal VAT Directive 2006/112 EC.

1.2                              Construction

(a)                                 Unless a contrary indication appears, a reference in this Agreement to:

(i)                                    the “Agent”, the “Arranger”, any “Finance Party”, any “Hedge Counterparty”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)                                 a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Company and the Agent;

(iii)                              “assets” includes present and future properties, revenues and rights of every description;

(iv)                             a “Finance Document” or a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)                                “guarantee” means (other than in Clause 21 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)                             “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)                          a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(viii)                       a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(ix)                             a provision of law is a reference to that provision as amended or re-enacted; and

(x)                                a time of day is a reference to London time.

(b)                                 Section, Clause and Schedule headings are for ease of reference only.

(c)                                  Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                                 A Borrower providing “cash cover” for an Ancillary Facility means a Borrower paying an amount in the currency of the Ancillary Facility to an interest-bearing account in the name of the Borrower and the following conditions being met:

(i)                                    the account is with the Security Agent or with the Ancillary Lender for which that cash cover is to be provided;

(ii)                                 until no amount is or may be outstanding under that Ancillary Facility, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Ancillary Facility; and

(iii)                              the Borrower has executed a security document over that account, in form and substance satisfactory to the Security Agent or the Ancillary Lender with which that account is held, creating a first ranking security interest over that account.

(e)                                  A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived.  An Event of Default is “continuing” if it has not been remedied or waived unless it is an Event of Default under Clause 26.1 (Non-payment), in which case it is “continuing” if it has not been waived (whether or not it is subsequently remedied).

(f)                                   A Borrower “repaying” or “prepaying” Ancillary Outstandings means:

(i)                                    that Borrower providing cash cover in respect of the Ancillary Outstandings;

(ii)                                 the maximum amount payable under the Ancillary Facility being reduced or cancelled in accordance with its terms;

(iii)                              the Ancillary Lender being satisfied that it has no further liability under that Ancillary Facility,

and the amount by which Ancillary Outstandings are, repaid or prepaid under paragraphs (f)(i) and (f)(ii) above is the amount of the relevant cash cover or reduction.

(g)                                  An amount borrowed includes any amount utilised under an Ancillary Facility.

(h)                                 A reference to “freehold property”, “heritable property” or “leasehold property” includes any equivalent type of property ownership.

(i)                                     Where in this Agreement reference is made to

(i)                                    insolvency, it includes a Hungarian Guarantor becoming fizetésképtelen;

(ii)                                 a receiver, trustee in bankruptcy or administrator, it includes végelszámoló, vagyonfelügyelő and felszámoló;

(iii)                              a winding-up, administration or dissolution, it includes végelszámolási eljárás and felszámolási eljárás; and

(iv)                             insolvency proceedings, it includes the Hungarian Guarantor filing an application with any competent authority for the bankruptcy (in Hungarian: “csőd”) or any resolution regarding such application being passed by the Hungarian Guarantor’s competent body,

(as defined in each case under the Hungarian Act XLIX of 1991 on Bankruptcy and Liquidation Proceedings, and under Act V of 2006 on Private Company Information, Company Registration and Winding-up Proceedings and Act CLXXV of 2011 on the Right of Association, Charitable Status and the Operation of and Subsidies to Civil Organizations).

1.3                              Third party rights

(a)                                 Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

(b)                                 Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.4                              Intercreditor Agreement

This Agreement is subject to the Intercreditor Agreement.  In the event of any inconsistency between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall prevail.

SECTION 2

THE FACILITY

2.                                     THE FACILITY

2.1                              The Facility

(a)                                 Subject to the terms of this Agreement, the Lenders make available a multicurrency revolving credit facility in an aggregate amount the Base Currency Amount of which is equal to the Total Commitments.

(b)                                 Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make available an Ancillary Facility to any of the Borrowers in place of all or part of its Commitment under the Facility.

2.2                              Increase

(a)                                 The Company may by giving prior notice to the Agent by no later than the date falling 20 Business Days after the effective date of a cancellation of:

(i)                                    the Available Commitments of a Defaulting Lender in accordance with Clause 9.5 (Right of cancellation in relation to a Defaulting Lender); or

(ii)                                 the Commitments of a Lender in accordance with Clause 9.1 (Illegality),

request that the Total Commitments be increased (and the Total Commitments shall be so increased) in an aggregate Base Currency Amount of up to the amount of the Available Commitments or Commitments so cancelled as follows:

(iii)                              the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an “Increase Lender”) selected by the Company (each of which shall not be an Investor Affiliate or a member of the Group) and which is further acceptable to the Agent (acting reasonably) and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(iv)                             each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(v)                                each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(vi)                             the Commitments of the other Lenders shall continue in full force and effect; and

(vii)                          any increase in the Total Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)                                 An increase in the Total Commitments will only be effective on:

(i)                                    the execution by the Agent of an Increase Confirmation from the relevant Increase Lender;

(ii)                                 in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase:

(A)                              the Increase Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(B)                              the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Agent shall promptly notify to the Company and the Increase Lender.

(c)                                  Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)                                 Unless the Agent otherwise agrees or the increased Commitment is assumed by an existing Lender, the Company shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee of £1,500 and the Company shall within three (3) Business Days of demand pay the Agent and the Security Agent the amount of all reasonable and documented costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with any increase in Commitments under this Clause 2.2.

(e)                                  The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a Fee Letter.

(f)                                   Clause 27.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)                                    an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)                                 the “New Lender” were references to that “Increase Lender”; and

(iii)                              a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.3                              Additional Increase

(a)                                 The Company may by notice to the Agent of no less than 15 Business Days (or such shorter period as agreed with the Agent), request on not more than four occasions from time to time that the Total Commitments be increased (and the Total Commitments shall be increased) (an “Additional Increase”) in an aggregate amount in the Base Currency not exceeding (when aggregated with each other such Additional Increase previously effected) USD 20,000,000, provided that:

(i)                                    the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an “Additional Increase Lender”) selected by the Company, each of which:

(A)                              shall not be an Investor Affiliate (unless approved by the Majority Lenders) or a member of the Group;

(B)                              the Agent is satisfied that it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations; and

(C)                              confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(ii)                                 each of the Obligors and any Additional Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Additional Increase Lender would have assumed and/or acquired had the Additional Increase Lender been an Original Lender;

(iii)                              each Additional Increase Lender shall become a Party as a “Lender” and any Additional Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Additional Increase Lender been an Original Lender;

(iv)                             the Commitments of the other Lenders shall continue in full force and effect;

(v)                                no Default is continuing or would result from such Additional Increase; and

(vi)                             any increase in the Total Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)                                 An increase in the Total Commitments under this Clause 2.3 will only be effective on:

(i)                                    the execution by the Agent of an Additional Increase Confirmation from the relevant Additional Increase Lender; and

(ii)                                 in relation to an Additional Increase Lender which is not a Lender immediately prior to the relevant increase:

(A)                              the Additional Increase Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(B)                              the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Additional Increase Lender, the completion of which the Agent shall promptly notify to the Company and the Additional Increase Lender.

(c)                                  Each Additional Increase Lender, by executing the Additional Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)                                 Unless the Agent otherwise agrees or the increased Commitment is assumed by an existing Lender, the Company shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee of £3,000 and the Company shall within three (3) Business Days of demand pay the Agent and the Security Agent the amount of all reasonable and documented costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with any increase in Commitments under this Clause 2.3.

(e)                                  The Company may pay to the Additional Increase Lender a fee in the amount and at the times agreed between the Company and the Additional Increase Lender in a Fee Letter.

(f)                                   Clause 27.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.3 in relation to an Additional Increase Lender as if references in that Clause to:

(i)                                    an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)                                 the “New Lender” were references to that “Additional Increase Lender”; and

(iii)                              a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.4                              Finance Parties’ rights and obligations

(a)                                 The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                                 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)                                  A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.5                              Obligors’ Agent

(a)                                 Each Obligor (other than the Company) by its execution of this Agreement or an Accession Deed irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)                                    the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Deed, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)                                 each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)                                 Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it.  In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.                                     PURPOSE

3.1                              Purpose

(a)                                 Each Borrower shall apply all amounts borrowed by it under the Facility for general corporate purposes and/or working capital purposes of the Group (but not applied in repayment, prepayment, redemption, purchase, repurchase or defeasance of principal of the Senior Secured Notes).

(b)                                 No Utilisation (including for the avoidance of doubt any drawing of a loan or other extension of credit under an Ancillary Facility) may be made until the Closing Date. For the avoidance of doubt, an Existing Ancillary Facility may be drawn in accordance with its terms prior to the Closing Date but shall not constitute an Ancillary Facility hereunder until the Closing Date.

3.2                              Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                     CONDITIONS OF UTILISATION

4.1                              Initial conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation the Agent has received (or (acting on the instruction of the Lenders) has waived receipt of or is satisfied that it will, on or before the first Utilisation Date, receive) all of the documents and other evidence listed in Part 1 of Schedule 2 (Conditions precedent to initial Utilisation) in form and substance satisfactory to the Agent (acting reasonably).  The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2                              Further conditions precedent

Subject to Clause 4.1 (Initial conditions precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation), if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)                                 other than in the case of a Rollover Loan, no Default is continuing or would result from the proposed Utilisation;

(b)                                 in the case of a Rollover Loan, no notice has been given under Clause 26.18 (Acceleration);

(c)                                  in relation to the initial Utilisation (whether on or after the Closing Date), all the representations and warranties in Clause 22 (Representations) are or were true in all material respects on the Closing Date; and

(d)                                 in relation to any Utilisation including the initial Utilisation, the Repeating Representations to be made by each Obligor (other than in the case of a Rollover Loan, the representations set out in Clause 22.10 (No default)) are true in all material respects.

4.3                              Conditions relating to Optional Currencies

(a)                                 A currency will constitute an Optional Currency in relation to a Utilisation if:

(i)                                    it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Utilisation; and

(ii)                                 it is HKD, GBP, Swiss Franc or Euro or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Utilisation.

(b)                                 If the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Company no later than the Specified Time:

(i)                                    whether or not the Lenders have granted their approval; and

(ii)                                 if approval has been granted, the minimum amount for any subsequent Utilisation in that currency.

4.4                              Maximum number of Utilisations

(a)                                 A Borrower (or the Company) may not deliver a Utilisation Request if as a result of the proposed Utilisation more than 10 Loans would be outstanding.

(b)                                 Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

(c)                                  Any Separate Loan shall not be taken into account in this Clause 4.4.

SECTION 3

UTILISATION

5.                                     UTILISATION - LOANS

5.1                              Delivery of a Utilisation Request

A Borrower (or the Company on its behalf) may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time (or such later time as the Agent may agree acting on the instructions of all the Lenders).

5.2                              Completion of a Utilisation Request for Loans

(a)                                 Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)                                    the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)                                 the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)                              the proposed Interest Period complies with Clause 13 (Interest Periods).

(b)                                 Only one Utilisation may be requested in each Utilisation Request.

5.3                              Currency and amount

(a)                                 The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)                                 The amount of the proposed Utilisation must be a minimum of:

(i)                                    if the currency selected is the Base Currency, USD 1,000,000 or, if less, the Available Facility;

(ii)                                 if the currency selected is Euro, Euro 1,000,000 or, if less, the Available Facility;

(iii)                              if the currency selected is GBP, GBP 750,000 or, if less, the Available Facility;

(iv)                             if the currency is HKD, HKD 8,000,000 or, if less, the Available Facility;

(v)                                if the currency is Swiss Franc, Swiss Franc 100,000 or, if less, the Available Facility; and

(vi)                             if the currency selected is an Optional Currency other than GBP, EUR, HKD or Swiss Franc, the minimum amount specified by the Agent pursuant to Clause 4.3(b)(ii) (Conditions relating to Optional Currencies) or, if less, the Available Facility.

5.4                              Lenders’ participation

(a)                                 If the conditions set out in this Agreement have been met, and subject to Clause 8.1 (Repayment of Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)                                 The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)                                  The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan and, if different, the amount of that participation to be made available in cash by the Specified Time.

5.5                              Limitations on Utilisations

(a)                                 The Facility may not be utilised until the Closing Date.

(b)                                 The maximum aggregate Base Currency Amount of the Ancillary Commitments of all the Lenders shall not at any time exceed USD 15,000,000.

(c)                                  If the drawing of a Loan under the Facility would result in a notional pro-forma non-compliance with the Drawn Super Senior Gross Leverage Ratio calculated based on EBITDA as at the end of the most recent Relevant Period (as certified in the relevant Compliance Certificate) and Drawn Super Senior Gross Debt as at the date of such Utilisation (pro-forma for the proposed Utilisation), the Facility may be utilised (in respect of such Utilisation) only up to the maximum amount that would not result in such notional pro-forma non-compliance.

5.6                              Cancellation of Commitment

The Commitments which, at that time, are unutilised shall be immediately cancelled in full at the end of the Availability Period. The Commitments shall be cancelled in full in the event that the Closing Date has not occurred on or prior to the date that is ten (10) Business Days after the date of this Agreement.

5.7                              Cleandown

The Company shall ensure that the aggregate of the Base Currency Amounts of:

(a)                                 all Loans;

(b)                                any cash loan element of the Ancillary Outstandings under all the Ancillary Facilities (for the avoidance of doubt, calculated net of credit balances and on an aggregate net exposure basis); and

(c)                                 (to the extent not included within paragraphs (a) and (b) above), any cash loans of a member of the Restricted Group covered by a letter of credit or guarantee issued under an Ancillary Facility; LESS

(d)                                 any amount of Cash or Cash Equivalent Investments held by members of the Restricted Group,

(as confirmed in a certificate signed by an authorised signatory of the Company provided to the Agent within 15 Business Days after the end of each Financial Year) shall not exceed zero for a period of not less than five (5) successive Business Days (a “Clean Down Period”) twice in each of its Financial Years. Not less than three (3) Months shall elapse between Clean Down Periods.

6.                                     OPTIONAL CURRENCIES

6.1                              Selection of currency

A Borrower (or the Company on its behalf) shall select the currency of a Utilisation in a Utilisation Request.

6.2                              Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)                                 a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)                                 a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower (or the Company on its behalf) to that effect by the Specified Time on that day.  In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3                              Agent’s calculations

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

7.                                     ANCILLARY FACILITIES

7.1                              Existing Ancillary Facilities

Notwithstanding any other provision of this Clause 7 (Ancillary Facilities) and without any requirement for compliance with any such other provision or for any further action by any party, immediately upon the occurrence of the Closing Date, each Existing Ancillary Facility shall be deemed to be an Ancillary Facility under this Agreement (and each borrower of an Existing Ancillary Facility that is so deemed shall be deemed a borrower of such Ancillary Facility).

7.2                              Type of Facility

An Ancillary Facility may be by way of:

(a)                                 an overdraft facility;

(b)                                 a guarantee, bonding, documentary or stand-by letter of credit facility;

(c)                                  a short term loan facility;

(d)                                 a derivatives facility;

(e)                                  a foreign exchange facility; or

(f)                                   any other facility or accommodation in connection with the business of the Company and its Restricted Subsidiaries and which is agreed by the Company with an Ancillary Lender.

7.3                              Availability

(a)                                 If the Company and a Lender agree and except as otherwise provided in this Agreement, the Lender may provide an Ancillary Facility on a bilateral basis in place of all or part of that Lender’s unutilised Commitment (which shall (except for the purposes of determining the Majority Lenders and the Super Majority Lenders and of Clause 39.4 (Replacement of Lender)) be reduced by the amount of the Ancillary Commitment under that Ancillary Facility).

(b)                                 An Ancillary Facility shall not be made available unless, not later than five (5) Business Days (or such shorter period as may be agreed by the Agent) prior to the Ancillary Commencement Date for an Ancillary Facility, the Agent has received from the Company:

(i)                                    a notice in writing of the establishment of an Ancillary Facility and specifying:

(A)                              the proposed Borrower(s) (or Affiliates(s) of a Borrower) which may use the Ancillary Facility;

(B)                              the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility;

(C)                              the proposed type of Ancillary Facility to be provided;

(D)                              the proposed Ancillary Lender;

(E)                               the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility, and, if the Ancillary Facility is an overdraft facility comprising more than one account its maximum gross amount (that amount being the “Designated Gross Amount”) and its maximum net amount (that amount being the “Designated Net Amount”); and

(F)                                the proposed currency of the Ancillary Facility (if not denominated in the Base Currency); and

(ii)                                 any other information which the Agent may reasonably request in connection with the Ancillary Facility.

The Agent shall promptly notify the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility.

No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender, unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause 7.3).  In such a case, the provisions of this Agreement with regard to amendments and waivers will apply.

(c)                                  Subject to compliance with paragraph (b) above:

(i)                                    the Lender concerned will become an Ancillary Lender; and

(ii)                                 the Ancillary Facility will be available,

with effect from the date agreed by the Company and the Ancillary Lender.

7.4                              Terms of Ancillary Facilities

(a)                                 Except as provided below, the terms of any Ancillary Facility, will be those agreed by the Ancillary Lender and the Company.

(b)                                 However, those terms:

(i)                                    must be based upon normal commercial terms at that time (except as varied by this Agreement);

(ii)                                 may allow only Borrowers (or Affiliates of Borrowers nominated or, as applicable, deemed pursuant to Clause 7.10 (Affiliates of Borrowers) or, as applicable, Clause 7.1 (Existing Ancillary Facilities)) to use the Ancillary Facility provided that a Borrower may draw upon an Ancillary Facility, a letter of credit, guarantee or other financial accommodation for the benefit of any member of the Group to the extent agreed with the relevant Ancillary Lender;

(iii)                              may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;

(iv)                             may not allow the Ancillary Commitment of a Lender to exceed the Available Commitment of that Lender (excluding for these purposes any reduction in the Available Commitments attributable to such Ancillary Commitment); and

(v)                                must require that the Ancillary Commitment is reduced to nil, and that all Ancillary Outstandings are repaid (or cash cover provided in respect of all the Ancillary Outstandings) not later than the Termination Date (or such earlier date as the Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero).

(c)                                  If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for (i) Clause 36.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility; (ii) an Ancillary Facility, comprising more than one account where the terms of the Ancillary Documents governing such Ancillary Facility shall prevail to the extent required to permit the netting of balances on those accounts; and (iii) where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document governing such Ancillary Facility in which case that term of this Agreement shall not prevail.

(d)                                 Interest, commission and fees on Ancillary Facilities are dealt with in Clause 15.5 (Interest, commission and fees on Ancillary Facilities).

7.5                              Repayment of Ancillary Facility

(a)                                 An Ancillary Facility shall cease to be available under this Agreement on the Termination Date in relation to the Facility or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

(b)                                 If an Ancillary Facility expires in accordance with its terms the Ancillary Commitment, of the Ancillary Lender, shall be reduced to zero (and its Available Commitment shall be increased accordingly).

(c)                                  No Ancillary Lender may demand repayment or prepayment of any amounts or demand cash cover for any liabilities made available or incurred by it under its Ancillary Facility (except where the Ancillary Facility is provided on a net limit basis to the extent required to bring any gross outstandings down to the net limit) unless:

(i)                                    the Total Commitments have been cancelled in full, or all outstanding Utilisations have become due and payable in accordance with the terms of this Agreement, or the Agent has declared all outstanding Utilisations under the Facility immediately due and payable, or the expiry date of the Ancillary Facility occurs; or

(ii)                                 it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility; or

(iii)                              the Ancillary Outstandings (if any) under that Ancillary Facility can be refinanced by a Utilisation and the Ancillary Lender gives sufficient notice to enable a Utilisation to be made to refinance those Ancillary Outstandings.

(d)                                 For the purposes of determining whether or not the Ancillary Outstandings under an Ancillary Facility mentioned in paragraph (c)(iii) above can be refinanced by a Utilisation:

(i)                                    the Commitment of the Ancillary Lender will be increased by the amount of its Ancillary Commitment; and

(ii)                                 the Utilisation may (so long as paragraph (c)(i) above does not apply) be made irrespective of whether a Default is outstanding or any other applicable condition precedent is not satisfied (but only to the extent that the proceeds are applied in refinancing those Ancillary Outstandings) and irrespective of whether Clause 4.4 (Maximum number of Utilisations) or paragraph (a)(ii) of Clause 5.2 (Completion of a Utilisation Request for Loans) applies.

(e)                                  On the making of a Utilisation of the Facility to refinance Ancillary Outstandings:

(i)                                    each Lender will participate in that Utilisation in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Utilisations then outstanding bearing the same proportion to the aggregate amount of the Utilisations then outstanding as its Commitment bears to the Total Commitments; and

(ii)                                 the relevant Ancillary Facility shall be cancelled.

(f)                                   In relation to an Ancillary Facility which comprises an overdraft facility where a Designated Net Amount has been established, the Ancillary Lender providing that Ancillary Facility shall only be obliged to take into account for the purposes of calculating compliance with the Designated Net Amount those credit balances which it is permitted to take into account by the then current law and regulations in relation to its reporting of exposures to the Financial Services Authority or any other applicable regulatory authorities as netted for capital adequacy purposes.

7.6                              Ancillary Outstandings

Each Borrower and each Ancillary Lender agrees with and for the benefit of each Lender that:

(a)                                 the Ancillary Outstandings under any Ancillary Facility, provided by that Ancillary Lender shall not exceed the Ancillary Commitment of that Ancillary Lender applicable to that Ancillary Facility, and where the Ancillary Facility is an overdraft facility comprising more than one account, Ancillary Outstandings under that Ancillary Facility shall not exceed the Designated Net Amount in respect of that Ancillary Facility; and

(b)                                 where all or part of the Ancillary Facility is an overdraft facility comprising more than one account, the Ancillary Outstandings (calculated on the basis that the words in parentheses in paragraph (a) of the definition of that term were deleted) shall not exceed the Designated Gross Amount applicable to that Ancillary Facility.

7.7                              Adjustment for Ancillary Facilities upon acceleration

In this Clause 7.7:

“Outstandings” means, in relation to a Lender, the aggregate of the equivalent in the Base Currency of (i) its participation in each Utilisation then outstanding (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender under the Facility), and (ii) if the Lender is also an Ancillary Lender the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender (together with the aggregate amount of all accrued interest, fees and commission owed to it as an Ancillary Lender in respect of the Ancillary Facility).

“Total Outstandings” means the aggregate of all Outstandings.

(a)                                 If a notice is served under Clause 26.18 (Acceleration) (other than a notice declaring Utilisations to be due on demand), each Lender and each Ancillary Lender shall promptly adjust by corresponding transfers (to the extent necessary) their claims in respect of amounts outstanding to them under the Facility to ensure that after such transfers the Outstandings of each Lender bear the same proportion to the Total Outstandings as such Lender’s Commitment bears to the Total Commitments, each as at the date the notice is served under Clause 26.18 (Acceleration).

(b)                                If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (a) above, then each Lender and Ancillary Lender will make a further adjustment by corresponding transfers (to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability.

(c)                                 Prior to the application of the provisions of paragraph (a) of this Clause 7.7, an Ancillary Lender that has provided an overdraft comprising more than one account under an Ancillary Facility shall set-off any liabilities owing to it under such overdraft facility against credit balances on any account comprised in such overdraft facility.

(d)                                 All calculations to be made pursuant to this Clause 7.7 shall be made by the Agent based upon information provided to it by the Lenders and Ancillary Lenders.

7.8                              Information

Each Borrower and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time.  Each Borrower consents to all such information being released to the Agent and the other Finance Parties.

7.9                              Affiliates of Lenders as Ancillary Lenders

(a)                                 Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender.  In such case, the Lender and its Affiliate shall be treated as a single Lender (but not for the purposes of Clause 16 (Tax gross up and Indemnities), which shall apply in respect of the relevant Affiliate (if at all) as if such Affiliate were a Lender and had become a Lender on the day it acceded to the Intercreditor Agreement in accordance with paragraph (c) below and such Affiliate shall be treated as a UK Non-Bank Lender for the purposes of this Agreement if it gives a Tax Confirmation to the Agent (who shall without unreasonable delay then notify the Company of the same, though for the avoidance of doubt such Tax Confirmation shall be deemed given to the Company at the same time as it is given to the Agent)), whose Commitment is the amount set out opposite the relevant Lender’s name in Part 2 of Schedule 1 (The Original Parties) and/or the amount of any Commitment transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement.  For the purposes of Clause 16 (Tax gross up and indemnities) such Affiliate shall also indicate which of the categories of Clause 16.5 (Lender status confirmation) (if any) applies to it, and (if relevant) shall give an indication in accordance with Clause 16.6 (HMRC DT Treaty Passport scheme confirmation), in each case without unreasonable delay after acceding to the Intercreditor Agreement in accordance with paragraph (c) below.  For the purposes of calculating the Lender’s Available Commitment with respect to the Facility, the Lender’s Commitment shall be reduced to the extent of the aggregate of the Ancillary Commitments of its Affiliates.

(b)                                 The Company shall specify any relevant Affiliate of a Lender in any notice delivered by the Company to the Agent pursuant to Clause 7.3(c)(i) (Availability).

(c)                                  An Affiliate of a Lender which becomes an Ancillary Lender shall accede to the Intercreditor Agreement as an Ancillary Lender and any person which so accedes to the Intercreditor Agreement shall, at the same time, become a party to this Agreement as an Ancillary Lender in accordance with clause 20.13 (Creditor/Creditor Representative Accession Undertaking) of the Intercreditor Agreement.

(d)                                If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender (as defined in Clause 27 (Changes to the Lenders)), its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document.

(e)                                 Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

7.10                       Affiliates of Borrowers

(a)                                 Subject to the terms of this Agreement, an Affiliate of a Borrower may with the approval of the relevant Lender become a borrower with respect to an Ancillary Facility.

(b)                                 The Company shall specify any relevant Affiliate of a Borrower in any notice delivered by the Company to the Agent pursuant to paragraph (b)(i) of Clause 7.3 (Availability).

(c)                                  If a Borrower ceases to be a Borrower under this Agreement in accordance with Clause 27.3 (Resignation of a Borrower), its Affiliate shall cease to have any rights under this Agreement or any Ancillary Document.

(d)                                 Where this Agreement or any other Finance Document imposes an obligation on a Borrower under an Ancillary Facility and the relevant Borrower is an Affiliate of a Borrower which is not a party to that document, the relevant Borrower shall ensure that the obligation is performed by its Affiliate.

(e)                                  Any reference in this Agreement or any other Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Finance Document shall be construed to include a reference to any Affiliate of a Borrower being under no obligations under any Finance Document or Ancillary Document.

7.11                       Commitment amounts

Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Commitment is not less than:

(a)                                 its Ancillary Commitment; and

(b)                                 the Ancillary Commitment of its Affiliates,

in each case, excluding for these purposes any reduction in such Lender’s Commitment attributable to such Ancillary Commitment pursuant to Clause 7.3(a) (Availability).

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

8.                                     REPAYMENT

8.1                              Repayment of Loans

(a)                                 Subject to paragraph (c) below, each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.

(b)                                Without prejudice to each Borrower’s obligation under paragraph (a) above, if one or more Loans are to be made available to a Borrower:

(i)                                    on the same day that a maturing Loan is due to be repaid by that Borrower;

(ii)                                 in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(iii)                              in whole or in part for the purpose of refinancing the maturing Loan;

the aggregate amount of the new Loans shall be treated as if applied in or towards repayment of the maturing Loan so that:

(A)                              if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(I)                                  the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and

(II)                             each Lender’s participation (if any) in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation (if any) in the maturing Loan, and that Lender will not be required to make its participation in the new Loans available in cash; and

(B)                              if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

(I)                                  the relevant Borrower will not be required to make any payment in cash; and

(II)                             each Lender will be required to make its participation in the new Loans available in cash only to the extent that its participation (if any) in the new Loans exceeds that Lender’s participation (if any) in the maturing Loan, and the remainder of that Lender’s participation in such new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Loan.

(c)                                 At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Loans then outstanding will be automatically extended to the Termination Date and will be treated as separate Loans (the “Separate Loans”) denominated in the currency in which the relevant participations are outstanding.

(d)                                 A Borrower to whom a Separate Loan is outstanding may prepay that Separate Loan by giving five (5) Business Days’ prior notice to the Agent.  The Agent will forward a separate copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.

(e)                                  Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the relevant Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Defaulting Lender on the last day of each Interest Period of that Separate Loan.

(f)                                   The terms of this Agreement relating to Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

9.                                     ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

9.1                              Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation:

(a)                                 that Lender, shall promptly notify the Agent upon becoming aware of that event;

(b)                                 upon the Agent notifying the Company, the Commitment(s) of that Lender will be immediately cancelled; and

(c)                                  each Borrower shall repay that Lender’s participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

9.2                              Voluntary cancellation

The Company may, if it gives the Agent not less than five (5) Business Days’ prior notice (or such shorter notice period as the Majority Lenders may agree), cancel the whole or any part (being a minimum amount of USD 1,000,000) of the Available Facility.  Any cancellation under this Clause 9.2 shall reduce the Commitments of the Lenders rateably.

9.3                              Voluntary prepayment of Utilisations

A Borrower to which a Utilisation has been made may, if it or the Company gives the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Utilisation (but if in part, being an amount that reduces the Base Currency Amount of the Utilisation by a minimum amount of USD 1,000,000 (or its equivalent in other currencies)).

9.4                             Right of cancellation and repayment in relation to a single Lender

(a)                                 If:

(i)                                    any sum payable to any Lender by an Obligor is required to be increased under Clause 16.2(c) (Tax gross-up); or

(ii)                                 any Lender claims indemnification from the Company or an Obligor under Clause 16.3 (Tax indemnity) or Clause 17.1 (Increased costs),

the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations.

(b)                                 On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.

(c)                                  On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender’s participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents.

9.5                              Right of cancellation in relation to a Defaulting Lender

(a)                                 If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent at least five (5) Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)                                 On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)                                  The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

10.                              MANDATORY PREPAYMENT

10.1                       Exit

(a)                                 Subject to paragraph (b) below, upon the occurrence of (i) a Change of Control, or (ii) the sale of all or substantially all of the assets of the Restricted Group whether in a single transaction or a series of related transactions, the Facility will be cancelled and all outstanding Utilisations and Ancillary Outstandings, together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

(b)                                 At any time following the occurrence of an Initial Public Offering (not resulting in a Change of Control), the Company must promptly notify the Agent if it becomes aware of (i) a Change of Control or (ii) the sale of all or substantially all of the assets of the Restricted Group whether in a single transaction or a series of related transactions (the “Change of Control Notice”). A Lender may, by notice to the Agent no later than 15 Business Days after the Change of Control notice, require that its Commitments be cancelled and the participation of the Lender in all outstanding Utilisations and Ancillary Outstandings (together with accrued interest, and all other outstanding amounts accrued to it under the Finance Documents) are repaid or prepaid on the date falling 20 Business Days after the Change of Control Notice.

10.2                       Disposals

The Company shall ensure that an amount equal to the amount of the Facility (if any) which is required to be prepaid under clause 6 (Limitation on Asset Sales) of Schedule 15 (Incurrence Covenants Schedule) is applied in prepayment and cancellation of the Facility at the times and in the order of application contemplated by Clause 10.4 (Application of mandatory prepayments).

10.3                       Note Purchase Conditions

The Company shall ensure that an amount as required by Clause 25.21 (Notes Purchases) shall be applied in prepayment and permanent cancellation of the Utilisations (or in cancellation of undrawn Commitments) in the manner and to the extent required by Clause 25.21 (Notes Purchases).

10.4                       Application of mandatory prepayments

(a)                                 Subject to paragraph (b), prepayments made pursuant to this Clause 10 (Mandatory Prepayment) or Clause 25.21 (Notes Purchases) shall be applied in the following order:

(i)                                    first, in cancellation of the Available Commitments (and the Available Commitment of the Lenders will be cancelled rateably) (such cancellation shall be deemed to be a prepayment even though no cash is paid by the Borrower to the Lenders);

(ii)                                 secondly, in permanent prepayment and cancellation of Utilisations and cancellation of Commitments; and

(iii)                              thirdly, in repayment and cancellation of the Ancillary Outstandings and Ancillary Commitments.

(b)                                 Unless the Company makes an election under paragraph (c) below, the Borrowers shall make prepayments and cancellations under this Clause 10 or Clause 25.21 (Notes Purchases) at the following times:

(i)                                    in the case of Net Cash Proceeds (if any) required to be applied pursuant to Clause 10.2 (Disposals), within 364 days following receipt of those Net Cash Proceeds; and

(ii)                                 in the case of amounts required to be prepaid pursuant to Clause 25.21 (Notes Purchases), on or prior to the date of completion of the Notes Purchase in relation to which such prepayment is required.

(c)                                  Subject to paragraph (d) below, the Company may elect, by no less than two (2) Business Days’ notice in writing to the Agent (or such shorter period as the Majority Lenders may agree), that any prepayment of a Utilisation due under Clause 25.21 (Notes Purchases), to the extent it will be applied under any sub-clause other than sub-clause “first” of Clause 10.4(a) (Application of mandatory prepayments), may be made on the last day of the Interest Period relating to that Utilisation. If the Company makes that election then an amount of the Utilisation equal to the amount of the relevant prepayment shall be due and payable on the last day of its Interest Period.

(d)                                If the Company has made an election under paragraph (c) above but an Event of Default has occurred and is continuing, that election shall no longer apply and a proportion of the Utilisation in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable (unless the Majority Lenders otherwise agree).

(e)                                 Subject to paragraphs (f) to (h) below, if monies are required to be applied in prepayment or repayment of Utilisations under Clause 10 (Mandatory Prepayment) but, in order to be so applied, need to be upstreamed or otherwise transferred from one member of the Group to another member of the Group to effect that payment, no amounts shall be payable under that Clause:

(i)                                    to the extent that the upstreaming or transfer of funds to make the relevant payment:

(A)                              is prohibited by the local law of the jurisdiction from which the upstreaming (or other transfer) is to be made or the local law of the jurisdiction to which the upstreaming (or other transfer) should be made (in each case including, without limitation, any corporate benefit, capital maintenance, general legal or statutory limitations, financial assistance, fraudulent preference or laws or regulations (or analogous restrictions));

(B)                              would result in a risk to the officers or directors of the relevant member of the Group of contravention of their fiduciary or officers’ or directors’ duties and/or of civil or criminal liability; or

(ii)                                 in circumstances where the Taxes or other costs to the Group of the upstreaming (or other transfer) of funds to make the relevant payment is equal to or exceeds five per cent of the amount to be upstreamed or transferred.

(f)                                   Each Obligor shall (and the Company shall procure that each relevant member of the Group will) use all commercially reasonable endeavours to overcome any restrictions (including without limitation by seeking to upstream or otherwise transfer the relevant monies to one or more other members of the Group) and/or minimise any Taxes or other costs of any upstreaming (or other transfer). If at any time those restrictions are removed or (as the case may be) those Taxes or costs are reduced, the Company must procure that an amount equal to the relevant proceeds will be applied in prepayment of the Facility in accordance with this Agreement at the end of the next Interest Period.

(g)                                  If cash required for making such prepayment is available to any other member of the Restricted Group and such cash is not projected to be required by any member of the Restricted Group during the next 12 Months (“Free Cash”) and sub-paragraphs (e)(i) and (ii) above would not apply to any prepayment made using Free Cash, any such other members of the Restricted Group shall (to the extent it is able to do so without breaching any legal restriction applicable to it (including, without limitation, any financial assistance prohibition), having used all commercially reasonable endeavours to overcome any such restriction), apply the amount of Free Cash towards any applicable prepayment (or, as applicable, towards upstreaming (or otherwise transferring) such Free Cash to a Borrower to enable it to make that prepayment).

(h)                                 The obligation to make a mandatory prepayment under Clause 10.1 (Exit) shall not be subject to any limitation set out under paragraph (e) above.

10.5                       Mandatory Prepayment Accounts

(a)                                 The Company shall ensure that amounts in respect of which the Company has made an election under paragraph (c) of Clause 10.4 (Application of mandatory prepayments) are paid into a Mandatory Prepayment Account, in the case of all such amounts other than pursuant to Clause 25.21 (Notes Purchases), as soon as reasonably practicable after receipt by a member of the Restricted Group and, in the case of amounts pursuant to Clause 25.21 (Notes Purchases), on or prior to the Notes Purchase in relation to which the relevant prepayment is required.

(b)                                 The Company and each Borrower irrevocably authorise the Agent to apply amounts credited to the Mandatory Prepayment Account to pay amounts due and payable under Clause 10.4 (Application of mandatory prepayments) and otherwise under the

Finance Documents.  The Company and each Borrower further irrevocably authorise the Agent to so apply amounts credited to the Mandatory Prepayment Account if an Event of Default has occurred and is continuing.

(c)                                  A Lender, the Security Agent, Agent with which a Mandatory Prepayment Account or Account Bank is held acknowledges and agrees that (i) interest shall accrue at normal commercial rates on amounts credited to those accounts and that the account holder shall be entitled to receive such interest (which shall be paid in accordance with the mandate relating to such account) unless an Event of Default is continuing and (ii) each such account is subject to the Transaction Security.

11.                              RESTRICTIONS

11.1                       Notices of Cancellation or Prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 9 (Illegality, voluntary prepayment and cancellation) shall (subject to the terms of that Clause) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

11.2                       Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

11.3                       Reborrowing of the Facility

Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement; provided that any prepayment under Clause 10 (Mandatory prepayment) may not be reborrowed.

11.4                       Prepayment in accordance with Agreement

No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

11.5                       No reinstatement of Commitments

Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

11.6                       Agent’s receipt of Notices

If the Agent receives a notice under Clause 9 (Illegality, voluntary prepayment and cancellation), it shall promptly forward a copy of that notice or election to either the Company or the affected Lender, as appropriate.

11.7                       Effect of Repayment and Prepayment on Commitments

If all or part of a Utilisation is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of the Commitments (equal to the amount of the Utilisation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.  Any cancellation under this Clause 11.7 shall reduce the Commitments of the Lenders rateably.

SECTION 5

COSTS OF UTILISATION

12.                              INTEREST

12.1                       Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                 Margin;

(b)                                 LIBOR or, in relation to any Loan in Euro, EURIBOR; and

(c)                                  Mandatory Cost, if any.

12.2                       Payment of interest

(a)                                 The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six (6) Monthly intervals after the first day of the Interest Period).

(b)                                 If the Annual Financial Statements (as defined in Clause 23 (Information Undertakings)) and the related Compliance Certificate received by the Agent show that a higher Margin should have applied during a certain period, then the Company shall (or shall ensure the relevant Borrower shall) promptly pay to the Agent any amounts necessary to put the Agent and the Lenders in the position they would have been in had the appropriate rate of the Margin applied during such period.

(c)                                  Any increase in the payment of interest shall only apply in relation to a Lender to the extent that that Lender was a Lender during the period in which a higher Margin should have applied and is a Lender on the date the relevant interest payment is to be adjusted.

12.3                       Default interest

(a)                                 If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 1% higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably).  Any interest accruing under this Clause 12.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)                                 If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                    the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                 the rate of interest applying to the overdue amount during that first Interest Period shall be 1% higher than the rate which would have applied if the overdue amount had not become due.

(c)                                  Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

12.4                       Notification of rates of interest

The Agent shall promptly notify the Lenders and the relevant Borrower (or the Company) of the determination of a rate of interest under this Agreement.

12.5                       Recalculation of interest

If a Tax Deduction is required by Swiss law to be made by a Swiss Obligor in respect of any interest payable by it under this Agreement and should paragraph (c) of Clause 16.2 (Tax gross-up) be unenforceable for any reason (other than as a result of the application of one of the exclusions in paragraph (d) of Clause 16.2 (Tax gross up)), the applicable interest rate in relation to that interest payment shall be (i) the interest rate which would have applied to that interest payment (as provided for in Clause 12.1 (Calculation of Interest)) in the absence of this Clause 12.5 divided by (ii) 1 minus the rate at which the relevant Tax Deduction is required to be made (where the rate at which the relevant Tax Deduction is required to be made is for this purpose expressed as a fraction of 1 rather than as a percentage) and (a) that the Swiss Obligor shall be obliged to pay the relevant interest at the adjusted rate in accordance with this Clause 12.5 and (b) all references to a rate of interest in Clause 12.1 (Calculation of Interest) shall be construed accordingly.

12.6                       Maximum Interest Cap

The Default Interest with respect to any Polish Guarantor is subject to mandatory limitations imposed by Article 359 of the Polish Act on the Civil Code of 23 April 1964 (Journal of Laws No. 16, item 93, as amended).

13.                              INTEREST PERIODS

13.1                       Selection of Interest Periods and Terms

(a)                                 A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)                                 Subject to this Clause 13, a Borrower (or the Company) may select an Interest Period of one, two, three or six Months or any other period agreed between the Company and the Agent (acting on the instructions of all the Lenders in relation to the relevant Loan).

(c)                                  An Interest Period for a Loan shall not extend beyond the Termination Date.

(d)                                 A Loan has one Interest Period only.

13.2                       Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

14.                              CHANGES TO THE CALCULATION OF INTEREST

14.1                       Absence of quotations

Subject to Clause 14.2 (Market disruption) if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Base Reference Banks but a Base Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Base Reference Banks.

14.2                       Market disruption

(a)                                 If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                    the Margin;

(ii)                                 the rate notified to the Agent by that Lender as soon as practicable and in any event by close of business on the date falling three (3) Business Days after the Quotation Day (or, if earlier, on the date falling three (3) Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)                              the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

(b)                                 If:

(i)                                    the percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above is less than LIBOR or, in relation to any Loan in Euro, EURIBOR; or

(ii)                                 a Lender has not notified the Agent of a percentage rate per annum pursuant to paragraph (a)(ii) above,

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR or, in relation to any Loan in Euro, EURIBOR.

(c)                                  In this Agreement:

“Market Disruption Event” means:

(i)                                    at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Base Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and the Interest Period; or

(ii)                                 before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR or, if applicable, EURIBOR.

14.3                       Alternative basis of interest or funding

(a)                                 If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                                 Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

14.4                       Break Costs

(a)                                 Each Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                                 Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

15.                              FEES

15.1                       Commitment fee

(a)                                 The Company shall pay (or procure the payment) to the Agent (for the account of each Lender) a fee in the Base Currency, computed at the rate equal to 50% of the applicable Margin on that Lender’s Available Commitment, from the Closing Date until the end of the Availability Period.

(b)                                 The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the relevant Availability Period and on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)                                  All Commitment Fees will accrue from day to day and be calculated on the basis of the actual number of days elapsed in a year of 365 days.

(d)                                 No commitment fee is payable to the Agent (for the account of a Lender) (i) if the Closing Date does not occur or (ii) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

15.2                       Arrangement fee

The Company shall pay (or procure the payment) to each Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

15.3                       Agency fee

The Company shall pay (or procure the payment) to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

15.4                       Security Agent fee

The Company shall pay (or procure the payment) to the Security Agent (for its own account) the Security Agent fee in the amount and at the times agreed in a Fee Letter.

15.5                       Interest, commission and fees on Ancillary Facilities

The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower of that Ancillary Facility based upon normal market rates and terms.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

16.                              TAX GROSS UP AND INDEMNITIES

16.1                       Definitions

In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Bank” means:

(a)                                 any bank as defined in the Swiss Federal Code for Banks and Savings Banks (Sparkassen) dated 8 November 1934;

(b)                                 a person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch.

“Qualifying Lender” means:

(a)                                 a Lender (other than a Lender within paragraph (b) below) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(i)                                    a Lender:

(A)                              which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document; or

(B)                              in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made, and which is within the charge to United Kingdom corporation tax as respects any payment of interest made in respect of that advance;

(ii)                                 a Lender which is:

(A)                              a company resident in the United Kingdom for United Kingdom tax purposes;

(B)                              a partnership each member of which is:

(I)                                  a company so resident in the United Kingdom; or

(II)                             a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the

CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(C)                              a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii)                              a Treaty Lender; or

(b)                                 a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Finance Document.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)                                 a company resident in the United Kingdom for United Kingdom tax purposes;

(b)                                 a partnership each member of which is:

(i)                                    a company so resident in the United Kingdom; or

(ii)                                 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 16.2 (Tax gross-up) or a payment under Clause 16.3 (Tax indemnity).

“Treaty Lender” means a Lender which:

(a)                                 is treated as a resident of a Treaty State for the purposes of the Treaty;

(b)                                 does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(c)                                  (subject to confirmation of any procedural formalities) meets all the other conditions in the Treaty for full exemption from tax imposed by the United Kingdom on interest.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“UK Non-Bank Lender” means:

(a)                                 where a Lender becomes a Party on the day on which this Agreement is entered into, a Lender listed in Part 3 of Schedule 1 (The Original Parties); and

(b)                                 where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Assignment Agreement, Transfer Certificate, Increase Confirmation or Additional Increase Confirmation which it executes on becoming a Party, and for the avoidance of doubt such Tax Confirmation shall at the same time be deemed to be given to the Company.

Unless a contrary indication appears, in this Clause 16 (Tax gross up and indemnities) a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

16.2                       Tax gross-up

(a)                                 Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                 The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly.  Similarly, a Lender shall promptly notify the Agent on becoming so aware in respect of a payment payable to that Lender.  If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)                                  If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                 A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)                                    the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement (or, in the case of an Existing Ancillary Facility, after the date it became a party to such Existing Ancillary Facility) in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)                                 the relevant Lender is a Qualifying Lender solely by reason of falling within the definition of Qualifying Lender in Clause 16.1(a)(ii) (Definitions) and:

(A)                              an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Company a certified copy of that Direction; and

(B)                              the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)                              the relevant Lender is a Qualifying Lender solely by reason of falling within Clause 16.1(a)(ii) (Definitions) of the definition of Qualifying Lender and:

(A)                              the relevant Lender has not given a Tax Confirmation to the Company; and

(B)                              the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)                             the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below.

(e)                                  If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)                                  Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)

(i)                                    Subject to paragraph (g)(ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)                                 Nothing in paragraph (g)(i) above shall require a Treaty Lender to:

(A)                              register under the HMRC DT Treaty Passport scheme;

(B)                              apply the HMRC DT Treaty Passport scheme to any Utilisation if it has so registered; or

(iii)                              file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (j) below or paragraph (a) of Clause 16.6 (HMRC DT Treaty Passport scheme confirmation), the Obligor making that payment has not complied with its obligations under paragraph (k) below or paragraph (b) of Clause 16.6 (HMRC DT Treaty Passport scheme confirmation) and such Obligor fails to give notice to the relevant Treaty Lender that it has not complied with such obligations and that it therefore wishes the Treaty Lender to co-operate in accordance with paragraph (g)(i) above.

(h)                                A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a Tax Confirmation to the Company by entering into this Agreement.

(i)                                     A UK Non-Bank Lender shall promptly notify the Company and the Agent if there is any change in the position from that set out in the Tax Confirmation.

(j)                                    A Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Agent and without liability to any Obligor) by including its scheme reference number and its jurisdiction of tax residence opposite its name in Part 2 of Schedule 1 (The Original Parties).

(k)                                 Where a Lender includes the indication described in paragraph (j) above in Part 2 of Schedule 1 (The Original Parties):

(i)                                    each Original Borrower shall, to the extent that that Lender is a Lender under a Facility made available to that Original Borrower pursuant to Clause 2.1 (The Facility), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the date of this Agreement and shall promptly provide the Lender with a copy of that filing; and

(ii)                                 each Additional Borrower shall, to the extent that that Lender is a Lender under a Facility made available to that Additional Borrower pursuant to Clause 2.1 (The Facility), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of becoming an Additional Borrower and shall promptly provide the Lender with a copy of that filing.

(l)                                     If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (j) above or paragraph (a) of Clause 16.6 (HMRC DT Treaty Passport scheme confirmation), no Obligor shall file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Utilisation.

16.3                       Tax indemnity

(a)                                 The Company shall (within five (5) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)                                 Paragraph (a) above shall not apply:

(i)                                    with respect to any Tax assessed on a Finance Party:

(A)                              under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)                              under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)                                 to the extent a loss, liability or cost:

(A)                              is compensated for by an increased payment under Clause 16.2 (Tax gross up); or

(B)                              would have been compensated for by an increased payment under Clause 16.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 16.2 (Tax gross-up) applied.

(c)                                  A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)                                 A Protected Party shall, on receiving a payment from an Obligor under this Clause 16.3, notify the Agent.

16.4                       Tax Credit

(a)                                 If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(i)                                    a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(ii)                                 that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

(b)                                 If a UK Borrower makes a Tax Deduction in respect of a payment of interest to which a Treaty Lender is entitled and Clause 16.2 applies to increase the amount of the payment due to that Treaty Lender, the Company shall promptly provide the Treaty Lender with a tax deduction certificate evidencing the Tax Deduction. As soon as reasonably practicable after its receipt of that certificate, the Treaty Lender shall apply to HM Revenue & Customs for a refund of the amount of the Tax Deduction to the extent it is legally entitled to do so. For the avoidance of doubt and only to the extent actually received by the relevant Treaty Lender, such refund shall be considered a Tax Credit and this Clause 16.4 shall apply in relation thereto to the extent that the refund is attributable to the increase in the amount paid by the Company pursuant to Clause 16.2.

16.5                       Lender Status Confirmation

Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate, Assignment Agreement, Increase Confirmation or Additional Increase Confirmation which it executes on becoming a Party or in the case of an Affiliate in accordance with Clause 7.9 (Affiliates of Lenders as Ancillary Lenders), and in each case for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(a)                                not a Qualifying Lender;

(b)                                a Qualifying Lender (other than a Treaty Lender);

(c)                                  a Treaty Lender;

(d)                                 a Qualifying Bank; and/or

(e)                                  a Non Qualifying Bank.

If such a Lender fails to indicate its status as a Qualifying Lender (other than a Treaty Lender) or a Treaty Lender in accordance with this Clause 16.5, then such a Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company).  For the avoidance of doubt, a Transfer Certificate, Assignment Agreement, Increase Confirmation or Additional Increase Confirmation shall not be invalidated by any failure of a Lender to comply with this Clause 16.5.

16.6                       HMRC DT Treaty Passport scheme confirmation

(a)                                 A New Lender, Increase Lender, Additional Increase Lender or Ancillary Lender becoming party to this Agreement in accordance with Clause 7.9 (Affiliates of Lenders as Ancillary Lenders) that, in each case, is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Agent and without liability to any Obligor) in the Transfer Certificate, Assignment Agreement, Increase Confirmation or Additional Increase Confirmation which it executes by including its scheme reference number and its jurisdiction of tax residence in that Transfer Certificate, Assignment Agreement, Increase Confirmation or Additional Increase Confirmation, or in the case of such an Ancillary Lender shall include an indication to that effect (for the benefit of the Agent and without liability to any Obligor) in accordance with Clause 7.9 (Affiliates of Lenders as Ancillary Lenders).

(b)                                 Where a New Lender, Increase Lender, Additional Increase Lender or Ancillary Lender becoming party to this Agreement in accordance with Clause 7.9 (Affiliates of Lenders as Ancillary Lenders) includes the indication described in paragraph (a) above in the relevant Transfer Certificate, Assignment Agreement, Increase Confirmation or Additional Increase Confirmation or (as relevant) in accordance with Clause 7.9 (Affiliates of Lenders as Ancillary Lenders):

(i)                                    each Borrower which is a Party as a Borrower as at the relevant Transfer Date or the date on which the increase in Total Commitments described in the relevant Increase Confirmation or Additional Increase Confirmation takes effect or the date on which the Ancillary Lender becomes party to this Agreement in accordance with Clause 7.9 (Affiliates of Lenders as Ancillary Lenders) shall, to the extent that that New Lender, Increase Lender or Additional Increase Lender becomes a Lender under a Facility which is made available to that Borrower pursuant to Clause 2.1 (The Facility), or to the extent that that Ancillary Lender becomes party to an Ancillary Facility which is made available to that Borrower, file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of that Transfer Date or that date on which the increase in Total Commitments takes effect or that date on which the Ancillary Lender becomes party to this Agreement in accordance with Clause 7.9 (Affiliates of Lenders as Ancillary Lenders) and shall promptly provide the Lender with a copy of that filing; and

(ii)                                 each Additional Borrower which becomes an Additional Borrower after the relevant Transfer Date or the date on which the increase in Total Commitments described in the relevant Increase Confirmation or Additional Increase Confirmation takes effect or the date on which the Ancillary Lender becomes party to this Agreement in accordance with Clause 7.9 (Affiliates of Lenders as Ancillary Lenders) shall, to the extent that that New Lender, Increase Lender or Additional Increase Lender is a Lender under a Facility which is made available to that Additional Borrower pursuant to Clause 2.1 (The Facility), or to the extent that that Ancillary Lender becomes party to an Ancillary Facility which is made available to that Borrower, file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of becoming an Additional Borrower and shall promptly provide the Lender with a copy of that filing.

16.7                       Stamp taxes

(a)                                 The Company shall pay and, within five (5) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that such Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, other than any such cost, loss or liability incurred in relation to stamp duty, registration and other similar Taxes payable upon the entry into a Transfer Certificate, Assignment Agreement or Increase Confirmation.

(b)                                 A demand pursuant to paragraph (a) of this Clause 16.7 shall set forth in reasonable detail the basis for the demand being made by the relevant Finance Party and include appropriate documentation supporting such demand, but for the avoidance of doubt this paragraph (b) shall not invalidate or restrict a claim under paragraph (a) of this Clause 16.7.

16.8                       VAT

(a)                                 All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is or becomes chargeable on such supply or supplies, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and that Finance Party is required to account for VAT, that Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)                                 If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Subject Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), and the Supplier is required to account for VAT, such Subject Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT.  The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

(c)                                  Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall also reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)                                 Any reference in this Clause 16.8 to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply, or (as appropriate) receiving the supply, under the grouping rules (as provided for in Article 11 of Directive 2006/112/EC, or as implemented by a Member State).

17.                              INCREASED COSTS

17.1                       Increased costs

(a)                                 Subject to Clause 17.3 (Exceptions) the Company shall, within three (3) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)                                 In this Agreement “Increased Costs” means:

(i)                                    a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                                 an additional or increased cost; or

(iii)                              a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary Commitment or funding or performing its obligations under any Finance Document.

17.2                       Increased cost claims

(a)                                 A Finance Party intending to make a claim pursuant to Clause 17.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)                                 Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

17.3                       Exceptions

(a)                                 Clause 17.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                                    attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)                                 compensated for by Clause 16.3 (Tax indemnity) (or would have been compensated for under Clause 16.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 16.3 (Tax indemnity) applied);

(iii)                              compensated for by the payment of the Mandatory Cost;

(iv)                             attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)                                attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (“Basel II”) (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates) (but the exclusion in this paragraph (v) does not apply, for the avoidance of doubt, to any Increased Cost attributable to the implementation or application of or compliance with “Basel III” (as defined and described in the Basel Committee’s paper “The Basel Committee’s response to the financial crisis: report to the G20” dated October 2010) together with any further guidance or standards in relation to “Basel III” published or to be published by the Basel Committee on Banking Supervision).

(b)                                 In this Clause 17.3 reference to a “Tax Deduction” has the same meaning given to the term in Clause 16.1 (Definitions).

18.                              OTHER INDEMNITIES

18.1                       Currency indemnity

(a)                                 If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                    making or filing a claim or proof against that Obligor; or

(ii)                                 obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three (3) Business Days of demand, indemnify the Arranger and each other Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18.2                       Other indemnities

(a)                                 The Company shall (or shall procure that an Obligor will), within three (3) Business Days of demand, indemnify the Arranger and each other Secured Party against any cost, loss or liability incurred by it as a result of:

(i)                                    the occurrence of any Event of Default;

(ii)                                 a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties);

(iii)                              funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(iv)                             a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

18.3                       Indemnity to the Agent

The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)                                 investigating any event which it reasonably believes is a Default; or

(b)                                 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

18.4                       Indemnity to the Security Agent

(a)                                 Each Obligor shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)                                    the taking, holding, protection or enforcement of the Transaction Security,

(ii)                                 the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law; or

(iii)                              any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

(b)                                 The Security Agent may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 18.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

(c)                                  The provisions of this Clause 18.4 shall survive the resignation of the Security Agent, the termination of the appointment of the Security Agent and the discharge of this Agreement.

19.                              MITIGATION BY THE LENDERS

19.1                       Mitigation

(a)                                Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased Costs) or paragraph 5 of Schedule 4 (Mandatory Cost formula) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

19.2                       Limitation of liability

(a)                                 The Company shall (or shall procure that an Obligor will) promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 19.1 (Mitigation).

(b)                                 A Finance Party is not obliged to take any steps under Clause 19.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

20.                              COSTS AND EXPENSES

20.1                       Transaction expenses

The Company shall (or shall procure that an Obligor will) (subject to any arrangements agreed with the Agent prior to the date of this Agreement) promptly on demand and in any event within three (3) Business Days of demand pay (or procure payment) to the Agent, the Arranger and the Security Agent the amount of all reasonable costs and expenses (including legal fees) and disbursements subject to the limits, if any, as agreed between the Arranger and the Company reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution and perfection of:

(a)                                 this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)                                 any other Finance Documents executed after the date of this Agreement.

20.2                       Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 33.10 (Change of currency), the Company shall, within three (3) Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all reasonable costs and expenses (including legal fees subject to any applicable arrangements agreed in writing) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

20.3                       Enforcement and preservation costs

The Company shall (or shall procure that an Obligor will), within three (3) Business Days of demand, pay to the Arranger and each other Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

SECTION 7

GUARANTEE

21.                              GUARANTEE AND INDEMNITY

21.1                       Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)                                 guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

(b)                                 undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)                                  agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 21 (Guarantee and indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

21.2                       Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

21.3                       Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored or returned in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 21 (Guarantee and indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

21.4                       Waiver of defences

The obligations of each Guarantor under this Clause 21 (Guarantee and indemnity) will not be affected by an act, omission, matter or thing which, but for this Clause 21 (Guarantee and indemnity), would reduce, release or prejudice any of its obligations under this Clause 21 (Guarantee and indemnity) (without limitation and whether or not known to it or any Finance Party) including:

(a)                                 any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)                                 the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)                                  any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)                                   any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)                                  any insolvency or similar proceedings.

21.5                       Guarantor intent

Without prejudice to the generality of Clause 21.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

21.6                       Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 21 (Guarantee and indemnity).  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

21.7                       Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)                                hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 21 (Guarantee and indemnity).

21.8                       Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 21 (Guarantee and indemnity):

(a)                                 to be indemnified by an Obligor;

(b)                                 to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)                                  to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)                                 to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 21.1 (Guarantee and indemnity);

(e)                                  to exercise any right of set-off against any Obligor; and/or

(f)                                   to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 33 (Payment mechanics).

21.9                       Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other Disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)                                 that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)                                 each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

21.10                Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

21.11                Other limitations

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of section 678 or 679 of the Companies Act 2006 or any equivalent and applicable provisions under the law of the jurisdiction of incorporation of the relevant Guarantor and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Deed applicable to such Additional Guarantor.

21.12                Polish Limitations

Any guarantee granted or assumed by a Guarantor incorporated in Poland (a “Polish Guarantor”) shall be limited in accordance with the following rules:

(a)                                 To the extent the liability under this Clause 21 (Guarantee and Indemnity) is considered a liability (“zobowiązanie”) in the meaning of Article 11 section 2 of the Polish Bankruptcy and Rehabilitation Law of 28 February 2003 (Polish Journal of Laws No. 60, item 535, as amended) (Polish Bankruptcy Law), the liability of each Polish Guarantor under this Clause 21 (Guarantee and Indemnity) shall be limited to the aggregate value of the assets of such Polish Guarantor current at the time less the aggregate value of his liabilities current at the time (other than the Polish Guarantor’s liability hereunder), and thus such liability should not result in the Polish Guarantor’s insolvency as defined in Article 11 section 2 of the Polish Bankruptcy Law;

(b)                                 Additionally to the provisions of paragraph (a) above, each Polish Guarantor which is a limited liability company (“Sp. z o.o.”) has the right to refrain from making a payment under this Clause 21 (Guarantee and Indemnity) in the event and to the extent that such payment would result in a reduction of his assets necessary to fully cover its registered share capital under Article 189 section 2 of the Polish Commercial Companies Code of 15 September 2000 (Kodeks spółek handlowych, Polish Journal of Laws No. 94, item 1037, as amended).

The limitation in Clause 21.12(a) above will not apply if one or more of the following circumstances occurs:

(c)                                  any Event of Default is continuing, irrespective of whether such Event of Default occurs before or after the relevant Polish Guarantor becomes insolvent within the meaning of Article 11 section 2 of the Polish Bankruptcy Law;

(d)                                 the liabilities of the relevant Polish Guarantor (other than those under the Finance Documents) result in its insolvency within the meaning of Article 11 section 2 of the Polish Bankruptcy Law; or

(e)                                  Polish law is amended in such a manner that over-indebtedness (stan nadmiernego zadłużenia) as provided for in Article 11 section 2 of the Polish Bankruptcy law (as in force on the date of this Agreement) no longer gives grounds for bankruptcy or obliges the representatives of the Polish Guarantor to file for bankruptcy.

21.13                Swiss Limitations

Notwithstanding any other provision of this Clause 21 (Guarantee and Indemnity) the guarantee, indemnity and other obligations of any Swiss Obligor expressed to be assumed in this Agreement shall be limited as follows:

(a)                                 If and to the extent that (i) a Swiss Obligor becomes liable under the Finance Documents, including, without limitation, this Clause 21 (Guarantee and Indemnity),

for obligations of its Affiliates (other than obligations of its direct or indirect wholly owned Subsidiaries) or otherwise obliged to grant economic benefits to its Affiliates (other than its direct or indirect wholly owned Subsidiaries), including, for the avoidance of doubt, the granting of any security by the Swiss Obligor or any restrictions of the Swiss Obligor’s rights of set-off and/or subrogation or its duties to subordinate or waive claims and (ii) complying with such obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Swiss Obligor or would otherwise be restricted under Swiss corporate law then applicable (the “Restricted Obligations”), the aggregate liability of the Swiss Obligor for Restricted Obligations shall be limited to the amount of unrestricted equity capital surplus (including the unrestricted portion of general and statutory reserves, other free reserves, retained earnings and current net profits) available for distribution as dividends to the shareholders of the Swiss Obligor at the time the Swiss Obligor is required to perform under the Finance Documents, provided that this is a requirement under applicable Swiss law at that time and further provided that such limitation shall not discharge the Swiss Obligor from its obligations in excess thereof, but merely postpone the performance date thereof until such times as performance is again permitted notwithstanding such limitation.

(b)                                In respect of Restricted Obligations, each Swiss Obligor shall:

(i)                                    if and to the extent required by applicable law in force at the relevant time mitigate to the extent possible any Swiss Anticipatory Tax obligations to be levied on the Restricted Obligations (and cause its parent and other relevant Affiliates to fully cooperate in any mitigating efforts) and promptly notify the Agent thereof or, if such a notification procedure is not applicable:

(A)                              subject to any applicable double taxation treaty, deduct Swiss Anticipatory Tax at the rate of 35 per cent. (or such other rate as is in force at that time) from any payment made by it in respect of the Restricted Obligations;

(B)                              pay any such deduction to the Swiss Federal Tax Administration; and

(C)                              notify (and the Company shall ensure that the Swiss Obligor will notify) the Agent that such a deduction has been made and provide the Agent with evidence that such a deduction has been paid to the Swiss Federal Tax Administration; and

(ii)                                 to the extent such a deduction is made, not be obliged to either gross-up in accordance with Clause 16.2 (Tax gross-up) or indemnify the Finance Parties in accordance Clause 16.3 (Tax indemnity) in relation to any such payment made by it in respect of Restricted Obligations unless grossing-up is permitted under the laws of Switzerland then in force. The Swiss Obligor shall use its best efforts to ensure that any person which is, as a result of a deduction of Swiss Anticipatory Tax, entitled to a full or partial refund of the Swiss Anticipatory Tax, will as soon as possible after the deduction of the Swiss Anticipatory Tax, (i) request a refund of the Swiss Anticipatory Tax under any applicable law (including double tax treaties) and (ii) pay to the Agent upon receipt any amount so refunded for application as a further payment of the Swiss Obligor under and pursuant to this Agreement.

(c)                                 To the extent a Swiss Obligor is required to deduct Swiss Anticipatory Tax pursuant to paragraph (b) above, and if the maximum amount of freely disposable shareholder equity pursuant to paragraph (a) above is not utilised, additional security interest granted by such Swiss Obligor under this Agreement shall be enforced until the enforcement proceeds equate an amount which (after making any deduction of Swiss Anticipatory Tax) would have resulted if no deduction of Swiss Anticipatory Tax had been required, provided that such enforcement amount (including the increased amount) shall in any event be limited to the maximum amount of freely disposable shareholder equity pursuant to paragraph (a) above.

(d)                                 In the case of Restricted Obligations, the Swiss Obligor shall, and any parent company of the Swiss Obligor being a party to this Agreement shall procure that the Swiss Obligor will, promptly implement all such measures and/or to promptly procure the fulfilment of all prerequisites to allow it to perform its obligations under this Clause 21 (Guarantee and Indemnity) with a minimum of limitations and to allow the Agent (and the Finance Parties) prompt use of the proceeds from security, including the following:

(i)                                    preparation of an up-to-date audited balance sheet of the Swiss Obligor;

(ii)                                 confirmation of the auditors of the Swiss Obligor that the relevant amount represents (the maximum of) freely distributable profits and reserves

(iii)                              conversion of restricted reserves into profits and reserves freely available for the distribution as dividends (to the extent permitted by mandatory Swiss law);

(iv)                             revaluation of hidden reserves (to the extent permitted by mandatory Swiss law);

(v)                                 to the extent permitted by applicable law and Swiss accounting standards, write-up or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for such Swiss Obligor’s business (nicht betriebsnotwendig);

(vi)                             approval by a shareholders’ meeting of the Swiss Obligor of the (resulting) profit distribution; and

(vii)                            all such other measures necessary or useful to allow the Swiss Obligor to make the payments agreed hereunder with a minimum of limitations.

21.14                Hungarian limitations

(a)                                The obligations and liabilities of the Hungarian Guarantor, incorporated in the form of a Hungarian foundation, under this Clause 21 (Guarantee and Indemnity) or any other Finance Document shall at all times be limited to the maximum aggregate amount that does not result in any conflict with Hungarian laws applicable to foundations and its deed of foundation. Such obligations and liabilities may not:

(i)                                    threaten the performance of the Hungarian Guarantor’s activities which serve its purposes stated in the deed of foundation and the maintenance of its operation;

(ii)                                 exceed in amount the value of the Hungarian Guarantor’s assets;

(iii)                              threaten the Hungarian Guarantor’s charitable activities as well as its legal status as a charitable organization.

(b)                                The limitation of the obligations and liabilities of the Hungarian Guarantor under this Clause 21 (Guarantee and Indemnity) shall be also applicable to obligations and liabilities undertaken by the Company acting as the agent of the Hungarian Guarantor under Clause 2.5 (Obligors’ Agent).

(c)                                  Notwithstanding any term of this Clause 21 (Guarantee and Indemnity) or any other term in this Agreement or any other Finance Document, any guarantee or indemnity given by or other obligation assumed by a Hungarian Guarantor is meant as and is to be interpreted as an abstract guarantee agreement and not as surety as regulated in Articles 272-276 of the Hungarian Civil Code (in Hungarian: “kezesség”) and the Hungarian Guarantor undertakes to comply with the provisions of this Clause 21 (Guarantee and Indemnity).

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

22.                              REPRESENTATIONS

22.1                       General

Save as expressly stated to the contrary, the Company and each Obligor (or, in the case of Clause22.11 (No misleading information) and Clause 22.12 (Financial statements), the Company) makes the representations and warranties set out in this Clause 22 (Representations) to each Finance Party at the times specified in Clause 22.30 (Times when representations made).

22.2                       Status

(a)                                 It and each of its Restricted Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                                 It and each of its Restricted Subsidiaries has the power to own its material assets and carry on its business as it is being conducted.

22.3                       Binding obligations

Subject to the Legal Reservations:

(a)                                 the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)                                 (without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

22.4                       Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security do not and will not conflict with:

(a)                                 any law or regulation applicable to it;

(b)                                 the constitutional documents of any member of the Restricted Group; or

(c)                                  any agreement or instrument binding upon it or any member of the Restricted Group or any of its or any member of the Restricted Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument, save to the extent such conflict, default or termination event does not and is not reasonably likely to have a Material Adverse Effect.

22.5                      Power and authority

(a)                                 It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

(b)                                 No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

22.6                       Validity and admissibility in evidence

(a)                                 All Authorisations required:

(i)                                    to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(ii)                                 to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect except for those necessary to satisfy the Perfection Requirements which will be satisfied promptly after execution of the relevant documents and in any event within the time periods required under the Agreed Security Principles.

(b)                                 All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Restricted Group have been obtained or effected and are in full force and effect if the failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

22.7                       Governing law and enforcement

Subject to the Legal Reservations:

(a)                                 the choice of governing law of the Finance Documents (to which it is a party) will be recognised and enforced in its Relevant Jurisdictions; and

(b)                                 any judgment obtained in relation to a Finance Document (to which it is a party) in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

22.8                       Insolvency

No:

(a)                                 corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 26.7 (Insolvency proceedings); or

(b)                                 creditors’ process described in Clause 26.8 (Creditors’ process),

has been taken or, to the knowledge of the Company, threatened in relation to a member of the Restricted Group and none of the circumstances described in Clause 26.6 (Insolvency) applies to a member of the Restricted Group (except in respect of any Dormant Subsidiary or Proposed Dormant Subsidiary which has not become an Additional Guarantor in accordance with Clause 25.5 (Dormant Subsidiaries), where falling within paragraph (b) of the definition of Permitted Transaction).

22.9                       No filing or stamp taxes

Under the laws of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except for the

Perfection Requirements and payment of associated fees which shall be completed and paid promptly (and in any event within the periods prescribed by law) after the date of the relevant Finance Document.

22.10                No default

(a)                                 No Event of Default and, on the date of this Agreement and the Closing Date, no Default is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)                                 No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Restricted Subsidiaries or to which its (or any of its Restricted Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

22.11                No misleading information

So far as the Company is aware or save as disclosed to the Agent in writing prior to the date of this Agreement:

(a)                                 Any factual information contained in the Information Package was true and accurate in all material respects as at the date (if any) ascribed thereto or (as the case may be), the date the information is expressed to be given.

(b)                                 The Financial Model has been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements and the financial projections contained in the Financial Model have been prepared on the basis of recent historical information and based on reasonable assumptions and have been approved by the board of directors of the Company.

(c)                                  No event or circumstance has occurred or arisen and no information has been omitted from the Information Package and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Information Package being untrue or misleading in any material respect.

(d)                                 Any financial projection or forecast contained in the Information Package has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the Information Package) and arrived at after careful consideration.

(e)                                  The expressions of opinion or intention provided by or on behalf of an Obligor for the purpose of the Information Package were made after careful consideration and (at the date of the Information Package) were fair and based on reasonable grounds.

22.12               Financial Statements

(a)                                 The Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied and give a true and fair view of the consolidated financial condition of the Group as at the end of, and the consolidated results of operations of the Group for, the financial year to which they relate.

(b)                                 The most recent financial statements of the Company delivered pursuant to Clause 23.1 (Financial statements) have been prepared in accordance with the Accounting Principles consistently applied and give a true and fair view of (if audited), or fairly present (if unaudited), its financial condition as at the end of, and consolidated results of operations of that Obligor for, the period to which they relate.

(c)                                  The Budgets supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

(d)                                 There has been no material adverse change in the business, assets or financial condition of the Restricted Group, since the date of the Original Financial Statements.

22.13                No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency, which is reasonably likely to be adversely determined and, if so determined, would have or is reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any of its Restricted Subsidiaries.

22.14                No breach of laws

(a)                                 It has not (and none of its Restricted Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)                                 No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry) threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

22.15                Environmental laws

(a)                                 To the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent compliance with Environmental Law in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)                                 No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim is reasonably likely to be adversely determined and, if so determined against that member of the Group, would have or is reasonably likely to have a Material Adverse Effect.

22.16                Taxation

(a)                                 It is not (and none of its Restricted Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Restricted Subsidiaries is) overdue in the payment of any amount in respect of Tax (other than where such payment or the Tax to which it relates is being contested in good faith by appropriate proceedings and will not or is reasonably likely to not have a Material Adverse Effect).

(b)                                 To the best of its knowledge and belief, no claims or investigations are being, or are reasonably likely to be, made or conducted against it (or against any of its Subsidiaries) with respect to Taxes such that a liability of or claim against it or any of its Restricted Subsidiaries could arise which has or is reasonably likely to have a Material Adverse Effect.

(c)                                  It (and each of its Subsidiaries) is resident for Tax purposes only in the jurisdiction of its incorporation.

22.17                Security and Financial Indebtedness

As at the Closing Date after application of the payments set forth in the Funds Flow Memorandum;

(a)                                 no Security or Quasi-Security exists over all or any of the present or future assets of any member of the Restricted Group other than as not prohibited under this Agreement; and

(b)                                 no member of the Restricted Group has any Financial Indebtedness outstanding other than as not prohibited under this Agreement.

22.18                Non-Bank Rules

Each Swiss Borrower is in compliance with the Non-Bank-Rules, provided that a Swiss Borrower shall not be in breach of this representation and warranty if its number of creditors in respect of either the 10 Non-Bank Rule or the 20 Non-Bank Rule is exceeded solely by reason of a failure by one or more Lenders to comply with their obligations under Clause 16.2 (Tax gross-up) or Clause 27 (Changes to the Lenders).

22.19                Ranking

Subject to the Legal Reservations and Perfection Requirements, the Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security.

22.20                Good title to assets

It and each of its Restricted Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted where failure to do so has or is reasonably likely to have a Material Adverse Effect.

22.21                Legal and beneficial ownership

(a)                                 It and each of its Restricted Subsidiaries is the sole legal and beneficial owner of the respective shares and other assets over which it purports to grant Security.

(b)                                 The Company is legally and beneficially owned by the Parent free from any claims, third party rights or competing interests other than any Permitted Liens.

22.22                Shares

(a)                                 The shares of any member of the Restricted Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights.

(b)                                 The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security (other than to the extent of restrictions or inhibitions required by applicable law).

(c)                                  There are no agreements in force or corporate resolutions passed which provide for the issue or allotment of, or grant any person the right (whether conditional or otherwise) to call for the issue or allotment of, any share or loan capital of any member of the Restricted Group (including any option or right of pre-emption or conversion).

22.23                Intellectual Property

It and each of its Restricted Subsidiaries:

(a)                                 is the beneficial owner of or has licensed to it all the Intellectual Property which is required by it in order to carry on its business as it is being conducted where the absence of the same has or is reasonably likely to have a Material Adverse Effect; and

(b)                                 does not, in carrying on its business, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect.

22.24                Intellectual Property Licences

(a)                                 In respect of any licences of Intellectual Property to or by the Company or any of its Restricted Subsidiaries:

(i)                                    each licence is in full force and effect and binding on the parties to it; and

(ii)                                 the terms of the licences have been complied with by the parties, no disputes have arisen and no notice of termination has been received or served by the Company or relevant Restricted Subsidiaries and there are no grounds on which they might be terminated,

(b)                                 where failure to have a valid and binding licence or to comply with the terms of the licence, or where a dispute or service or receipt of a notice of termination, as set out in sub-paragraphs (a)(i) and (a)(ii) above, has or is reasonably likely to have a Material Adverse Effect.

22.25                Group Structure Chart

Assuming the Closing Date occurs, the Group Structure Chart delivered to the Agent pursuant to Part 1 of Schedule 2 (Conditions Precedent) is true, complete and accurate in all material respects and shows the following information:

(a)                                 each member of the Group, including current name, company registration number (if any) its jurisdiction of incorporation and/or establishment, a list of shareholders and indicating whether a company is a Dormant Subsidiary or is not a company with limited liability; and

(b)                                 all minority interests in any member of the Restricted Group and any person in which any member of the Restricted Group holds shares in its issued share capital or equivalent ownership interest of such person.

22.26                Obligors

Subject to the Agreed Security Principles, all Material Companies (other than those incorporated in The People’s Republic of China, the Czech Republic and the Slovak Republic) which are members of the Restricted Group are Guarantors.

The aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Restricted Group EBITDA) of the Guarantors (calculated on an unconsolidated basis and excluding all intra-Restricted Group items and investments in Restricted Subsidiaries of any member of the Restricted Group) is equal to or exceeds on the Closing Date, 90 per cent. of Restricted Group EBITDA of the Restricted Group (calculated without taking into account the contribution of any subsidiary of the Company incorporated in The People’s Republic of China, the Slovak Republic or the Czech Republic).

22.27                Holding Companies

(a)                                 Except as approved by the Lenders (as defined in the Existing Facilities) under or in connection with the Existing Facilities, or as may arise under the Transaction Documents or, up to and including the Closing Date, in respect of the Existing Facilities; and for the transactions contemplated by the Transaction Documents and for Transaction Costs, before the Closing Date, the Company has not traded or immediately prior to the Closing Date has no liabilities or commitments (actual or contingent, present or future) other than acting as a Holding Company and carrying out any activity permitted under Clause 25.6 (Holding Companies).

(b)                                 Each of the entities listed in Part 1 of Schedule 18 (Dormant Subsidiaries) is a Dormant Subsidiary.

22.28                Accounting Reference Date

The Accounting Reference Date of each member of the Restricted Group is on or about 31 August.

22.29                Non-Bank Rules

Each Swiss Borrower shall ensure that it is in compliance with the Non-Bank-Rules, provided that a Swiss Borrower shall not be in breach of this Clause 22.29 if its number of creditors in respect of either the 10 Non-Bank Rule or the 20 Non-Bank Rule is exceeded solely by reason of a failure by one or more of the Lenders to comply with their obligations under Clause 16.2 (Tax gross-up) or Clause 27 (Changes to the Lenders). For the purpose of its compliance with the 20 Non-Bank Rule under this Clause 22.29, the number of Lenders under this Agreement which are not Qualifying Banks shall be deemed to be ten (irrespective of whether or not there are, at any time, any such Lenders).

22.30                US Representations

(a)                                 It is not an “investment company” or company “controlled” by an “investment company” within the meaning of the United States Investment Company Act of 1940 (15 U.S.C. §§ 80a-1 et seq.).

(b)                                Neither the making of any Utilisation nor the use of proceeds thereof will violate the provisions of any of the foregoing Acts or any rule, regulation or order under the SEC promulgated thereunder.

(c)                                 No member of the Restricted Group is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

(d)                                 The Proceeds of Utilisations will not be used, directly or indirectly, in whole or in part, for “purchasing” or “carrying” Margin Stock in contravention of Regulation U or Regulation X.

(e)                                  Neither the making of any Utilisation nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X.

(f)                                   Each Borrower hereby confirms to each Lender that all Utilisations made by it under this Agreement will be made solely for its own account or for the account of the Restricted Group.

22.31                Times when representations made

(a)                                 All the representations and warranties in this Clause 22 (Representations) are made by each Original Obligor on the date of this Agreement and on the Closing Date except for the representations and warranties set out in Clause 22.11 (No misleading information) which are deemed to be made by the Company with respect to the Information Package, on the date of this Agreement and on the Closing Date and the representation and warranty set out in Clause 22.12 (Financial Statements) which is deemed to be made by the Company on the date of this Agreement and on the Closing Date.

(b)                                 The Repeating Representations are deemed to be made by each Obligor on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period (except that those contained in paragraph (b) of Clause 22.12 (Financial Statements) will only be made once in respect of each set of financial statements on the date such financial statements or Budget is delivered under this Agreement).

(c)                                  All the representations and warranties made in Clause 22.2 (Status), Clause 22.3 (Binding obligations), Clause 22.5 (Power and Authority) to Clause 22.7 (Governing law and enforcement) inclusive, Clause 22.10 (No default) (in respect of Events of Default only), Clause 22.12 (Financial Statements), and Clause 22.30 (US Representations) are deemed to be made by each Additional Obligor with respect to it and its Restricted Subsidiaries on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor, provided that in respect of Clause 22.12 (Financial Statements) such Additional Obligor shall only be deemed to make a representation and warranty in respect of paragraph (c) of that Clause and only in respect of its most recent financial statements.

(d)                                 Each representation and warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

23.                              INFORMATION UNDERTAKINGS

The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

In this Clause 23:

“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to paragraph (i) of Clause 23.1 (Financial statements).

“Monthly Financial Statements” means the management accounts delivered pursuant to paragraph (iii) of Clause 23.1 (Financial statements).

“Quarterly Financial Statements” means the financial statements for a Financial Quarter delivered pursuant to paragraph (ii) of Clause 23.1 (Financial statements).

23.1                       Financial statements

(a)                                 The Company shall supply to the Agent in sufficient copies for all the Lenders:

(i)                                    as soon as they are available, but in any event within 120 days after the end of each of its Financial Years:

(A)                              its audited consolidated financial statements for that Financial Year; and

(B)                              the financial statements (consolidated and/or audited if required by law or regulation) of any Obligor (other than the Company) for that Financial Year;

(ii)                                 as soon as they are available, but in any event within 60 days (or in the case of the quarterly financial statements in respect of the Financial Quarter ending 29 February 2012, within 90 days) after the end of each Financial Quarter, its consolidated financial statements for that Financial Quarter; and

(iii)                              as soon as they are available, but in any event within 30 days after the end of each month, its management accounts on a consolidated basis for that month (to include cumulative management accounts for the Financial Year to date).

23.2                       Provision and contents of Compliance Certificate

(a)                                 The Company shall supply a Compliance Certificate to the Agent with each set of its audited consolidated Annual Financial Statements and each set of its consolidated Quarterly Financial Statements.

(b)                                 The Compliance Certificate shall, amongst other things:

(i)                                    set out (in reasonable detail) computations of the Margin and as to compliance with Clause 24 (Financial covenants);

(ii)                                 identify which members of the Restricted Group are Material Companies and confirm compliance with Clause 25.16 (Guarantors); and

(iii)                              contain a schedule setting out (in reasonable detail) the calculations contained in the relevant Compliance Certificate.

(c)                                  Each Compliance Certificate shall be signed by two directors of the Company and, if required to be delivered with the consolidated Annual Financial Statements of the Company, shall (provided it is general practice for the Auditors to do so) be reported on by the Company’s Auditors in the agreed form between the Auditors, the Company and the Agent (acting on the instructions of the Majority Lenders) as to the proper extraction of the numbers used in the calculation of the financial covenants contained in Clause 24.2 (Financial condition).

23.3                       Requirements as to financial statements

(a)                                 The Company shall procure that each set of Annual Financial Statements, Quarterly Financial Statements and Monthly Financial Statements includes a balance sheet, profit and loss account and (in the case of consolidated Group accounts only) a cash flow statement.  In addition, the Company shall procure that:

(i)                                    each set of Annual Financial Statements shall be audited by the Auditors;

(ii)                                 each set of Quarterly Financial Statements includes a cashflow forecast in respect of the Group relating to the 12 month period at the end of the relevant Financial Quarter or Financial Quarters.

(iii)                              each set of Quarterly Financial Statements is accompanied by a statement by the directors of the Company commenting on the performance of the Group for the Financial Quarter to which the financial statements relate and the performance compared to the annual budget for such period and any material developments or proposals affecting the Group or its business; and

(iv)                             each set of Monthly Financial Statements shall be in a form consistent with the past practices of the management of the Company or in such other form as is agreed between the Company and Agent.

(b)                                 Each set of financial statements delivered pursuant to Clause 23.1 (Financial statements):

(i)                                    shall be certified by a director of the relevant company as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year), or fairly representing (in other cases), its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the audited Annual Financial Statements, and (subject to the Agent entering into an engagement letter with the Auditors where so required by the Auditors) a copy of any “letter to management” addressed to the management of the relevant company by the Auditors in relation to those audited Annual Financial Statements shall be also be provided to the Agent in sufficient copies for the Lenders, when received by such company (or, if later, promptly following entry by the Agent into an engagement letter with the Auditors where so required by the Auditors);

(ii)                                 in the case of the consolidated Quarterly Financial Statements or Annual Financial Statements of the Group, shall be accompanied by a statement by the directors of the Company comparing actual performance for the period to which the financial statements relate, to:

(A)                              the projected performance for that period set out in the Budget; and

(B)                              the actual performance for the corresponding period in the preceding Financial Year of the Group;

(iii)                              shall be prepared in accordance with the Accounting Principles unless, in relation to any set of financial statements, the Company notifies the Agent that there has been a material change in the Accounting Principles or the accounting practices and delivers to the Agent:

(A)                              a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which the Financial Model or, as the case may be, that Obligor’s Original Financial Statements were prepared; and

(B)                              sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 24 (Financial covenants) has been complied with, to determine the Margin as set out in the definition of “Margin” and to make an accurate comparison between the financial position indicated in those financial statements and the Financial Model (in the case of the Company) or that Obligor’s Original Financial Statements (in the case of an Obligor).

The Company shall, at the request of the Agent, authorise the Auditors (at the expense of the Company) to prepare a report addressed to the Company confirming that the Company (or any other Obligor) has appropriately reflected the material change in the Accounting Principles or the accounting practices in those financial statements and shall provide copies of such report to the Agent on a “hold harmless” basis with the consent of the Auditors and where so required by the Auditors, subject to the Agent entering into an engagement with the Auditors.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Financial Model or, as the case may be, the Original Financial Statements were prepared.

(c)                                  If the Company notifies the Agent of a change in accordance with paragraph (b)(iii) above, the Company and the Agent (acting on the instructions of the Majority Lenders) shall enter into negotiations in good faith with a view to agreeing any amendments to this Agreement which are necessary as a result of the change.  These amendments will be such as to ensure that the change does not result in any material alteration in the commercial effect of the obligations contained in this Agreement.  If any amendments are agreed, they shall take effect and be binding on each of the Parties in accordance with their terms.

(d)                                 Whilst an Event of Default is continuing and the Majority Lenders have reasonable grounds to believe that the financial information provided pursuant to this Agreement is incorrect, if the Agent (acting on the instructions of the Majority Lenders) wishes to discuss the financial position of any member of the Restricted Group with the Auditors, the Agent may notify the Company, stating the questions or issues which the Agent wishes to discuss with the Auditors.  In this event, the Company must ensure that the Auditors are authorised (at the expense of the Company but subject to the Agent (acting on the instructions of the Majority Lenders) entering into an engagement with the Auditors):

(i)                                    to discuss the financial position of each member of the Restricted Group with the Agent on request from the Agent; and

(ii)                                 to disclose to the Agent for the Finance Parties any information which the Agent may reasonably request.

23.4                       Budget

The Company shall supply to the Agent in sufficient copies for all the Lenders as soon as the same become available but in any event within 30 days from the start of each of its Financial Years, an annual Budget for that Financial Year.

(a)                                 The Company shall ensure that each Budget:

(i)                                    includes a projected consolidated profit and loss account, balance sheet and cashflow statement for the Group, projected financial covenant calculations, relevant key performance indicators and a capital expenditure plan together with commentary;

(ii)                                 is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under Clause 23.1 (Financial statements) and is broken down on a monthly basis; and

(iii)                              has been approved by the board of directors of the Company.

(b)                                 If the Company updates or changes the Budget in any material respect, it shall promptly (and in any event within ten (10) Business Days of the update or change being made) deliver to the Agent, in sufficient copies for each of the Lenders, such updated or changed Budget together with a written explanation of the main changes in that Budget.

23.5                       Presentations

(a)                                 Once in every Financial Year, or more frequently if requested to do so by the Agent if an Event of Default is continuing or the annual Budget provided forecasts a breach of financial covenant (such forecast being made on the assumption of a full drawing of the Facility), the CFO (or if the CFO is not available, another member of senior management of the Group nominated by the Company) must, as soon as reasonably practicable and no later than 10 Business Days following a request to do so, give a presentation (which may be, at the election of the Company, by teleconference) to the Finance Parties about the on-going business and financial performance of the Group.

(b)                                 The Company will invite the Lenders to the quarterly and all other public calls held for holders of any of the Senior Secured Notes and give the Lenders reasonable notice of such calls provided that no Lender (or any other Financial Party) may speak during such calls other than to register their attendance.

23.6                       Unrestricted Subsidiaries

If any Subsidiaries of the Company have been designated as Unrestricted Subsidiaries, the information delivered under Clauses 23.1(a)(i) and (ii) (Financial statements), 23.2 (Provision and contents of Compliance Certificate) and 23.4 (Budget) will include reasonably detailed information as to the financial condition of the Restricted Group separate from that of the Unrestricted Subsidiaries.

23.7                       Information — miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)                                 as soon as reasonably practicable after they are dispatched, copies of all documents required by law to be dispatched by the Company to its shareholders generally (or any class of them) or dispatched by the Company or any Obligors to its creditors generally (or any class of them);

(b)                                 promptly upon becoming aware of them, the details of any material litigation, arbitration or administrative proceedings which are current, threatened in writing or pending against any member of the Restricted Group and which, if adversely determined, would have or is reasonably likely to have a Material Adverse Effect;

(c)                                  promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents;

(d)                                 promptly on request, such further information regarding the financial condition, assets and operations of the Restricted Group and/or any member of the Restricted Group (including any requested amplification or explanation of any item in the financial statements or budgets provided by any Obligor under this Agreement or any changes to senior management of the Group) as any Finance Party through the Agent may reasonably request;

(e)                                  at the same time as they are dispatched, copies of all documents and other information provided to the holders of the Notes (or to the Notes Trustee on their behalf); and

(f)                                   promptly upon the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with the provisions of the Senior Secured Notes, the details of any such designation or redesignation.

23.8                       Notification of default

(a)                                 Each Obligor shall notify the Agent of any Default which is continuing (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)                                 Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by a director or senior officer on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

23.9                       “Know your customer” checks

(a)                                 If:

(i)                                    the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)                                 any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)                              a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer which has entered into a Confidentiality Undertaking, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)                                 Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the

Agent (for itself) in order for the Agent to carry out and be satisfied (acting reasonably) it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)                                  The Company shall, by not less than five (5) Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Restricted Subsidiaries becomes an Additional Obligor pursuant to Clause 29 (Changes to the Obligors).

(d)                                 Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender which has signed a Confidentiality Undertaking) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Restricted Subsidiary to this Agreement as an Additional Obligor.

(e)                                  In relation to each Original Obligor that is not an Original Borrower, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender in order for the Agent or such Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

24.                              FINANCIAL COVENANTS

24.1                       Financial definitions

In this Agreement:

“Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of members of the Restricted Group for or in respect of:

(a)                                 moneys borrowed and debit balances at banks or other financial institutions;

(b)                                 any acceptances under any acceptance credit facility or bill discounting facility (or dematerialised equivalent) (but not Trade Instruments);

(c)                                  any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument (but not Trade Instruments);

(d)                                 any Finance Lease;

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non recourse basis and meet any requirements for de-recognition under the Accounting Principles);

(f)                                   any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument (but not, in any case, Trade Instruments) issued by a bank or financial institution in respect of (i) an underlying liability of an entity which is not a member of the Restricted Group which liability would fall within one of the other paragraphs of this definition or (ii) any liabilities of any member of the Restricted Group relating to any post-retirement benefit scheme;

(g)                                  any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under the Accounting Principles;

(h)                                 any amount of any liability under an advance or deferred purchase agreement if (i) the primary reason behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 120 days after the date of supply to it;

(i)                                     (without double counting)the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) (inclusive) above.

provided that Financial Indebtedness owed by a member of the Restricted Group to another member of the Restricted Group, arising pursuant to a New Investment or owed by the Parent under a Shareholder Loan Instrument shall not be taken into account.

“Drawn Super Senior Gross Debt” means, at any time, the Total Outstandings (excluding for this purpose all accrued interest, fees and commissions).

“Drawn Super Senior Gross Leverage Ratio” means, in respect of any Relevant Period, the ratio of Drawn Super Senior Gross Debt on the last day of that Relevant Period to EBITDA in respect of that Relevant Period.

“EBIT” means, for any Relevant Period, the consolidated operating profit of the Restricted Group before Taxation (including the results from discontinued operations):

(a)                                 before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in relation to any debt financing;

(b)                                 not including any accrued interest owing to any member of the Restricted Group;

(c)                                  before taking into account any Exceptional Items;

(d)                                 after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Restricted Group which is attributable to minority interests;

(e)                                  after deducting the amount of any profit (or adding back the amount of any loss) as recognised of any investment or Unrestricted Subsidiary in which a member of the Restricted Group has an ownership interest to the extent that the amount of such profit (or such loss) included in the financial statements of the Restricted Group exceeds the amount (net of applicable withholding tax) received in cash by members of the Restricted Group through distributions by such investment or Unrestricted Subsidiary;

(f)                                   before taking into account any unrealised gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis);

(g)                                  after adding back (to the extent otherwise deducted) any loss against book value incurred by that member of the Group on the disposal and/or revaluation of assets (other than the sale of trading stock or the sale of any Cash Equivalent Investments held by the Restricted Group in the ordinary course of business) during such Relevant Period and any business interruption loss incurred which is covered by insurance proceeds received;

(h)                                 before taking into account the cumulative effect of a change in Accounting Principles;

(i)                                     after deducting (to the extent otherwise included) any gain over book value arising in favour of the Restricted Group on the disposal and/or revaluation of any asset (other than the sale of trading stock made in the ordinary course of business) during such Relevant Period and any gain arising on any revaluation of any asset during such Relevant Period; and

(j)                                    before taking into account any non-cash compensation charge or expense arising from the grant of stock, stock options or other equity based awards;

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Restricted Group before taxation and so that no amount shall be included or excluded more than once.

“EBITDA” means, in respect of any Relevant Period, EBIT for that Relevant Period after adding back any amount attributable to the amortisation (including, without limitation, of intangibles or deferred financing fees, Transaction Costs or of any goodwill arising on any Permitted Acquisition), depreciation or impairment of assets of members of the Restricted Group (and taking no account of the reversal of any previous impairment charge made in that Relevant Period).

“Exceptional Items” means any material items of an unusual or non-recurring nature which represent gains or losses including those arising on:

(a)                                 the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;

(b)                                 disposals, acquisitions, revaluations or impairment of non-current assets;

(c)                                  termination of operations;

(d)                                 aborted acquisitions/disposals of assets; and

(e)                                  redundancies of or compromises with employees.

“Finance Lease” means any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Restricted Group ending on or about 31 August.

“New Investment” means the aggregate amount of any capital contribution and any amount subscribed for by the shareholders of the Company for any class of shares in the Parent or for Shareholder Loans or other subordinated debt lent to the Company which is subordinated under the Intercreditor Agreement and charged or pledged pursuant to the Transaction

Security Documents on substantially the same basis as the Shareholder Loan Instruments (or otherwise on terms acceptable to the Majority Lenders) or payment into the capital reserves (or otherwise) carrying no creditor rights.

“Quarter Date” means each fiscal quarter ending on or about each of 30 April, 31 July, 31 October and 31 January.

“Relevant Period” means each period of twelve months ending on or about the last day of the Financial Year and each period of twelve months ending on or about the last day of each Financial Quarter.

“Total Net Debt” means, at any time, the aggregate amount of all obligations of members of the Restricted Group for or in respect of Borrowings at that time but deducting the aggregate amount of available Cash and Cash Equivalent Investments held by any member of the Restricted Group, and so that no amount shall be included or excluded more than once.

“Total Net Leverage” means, in respect of any Relevant Period, the ratio of Total Net Debt on the last day of that Relevant Period to EBITDA in respect of that Relevant Period.

“Transaction Costs” means all non-periodic fees, costs and expenses and other Taxes incurred by the Group in connection with (i) the offering of the Original Senior Secured Notes and the entry into this Agreement, (ii) the refinancing of Financial Indebtedness of the Group on the Closing Date; and (iii) the negotiation, preparation, execution, notarisation and registration of the Transaction Documents and otherwise in connection therewith including hedging costs incurred by way of one-off payments.

24.2                       Financial condition

The Company shall ensure that the Drawn Super Senior Gross Leverage Ratio in respect of each Relevant Period, shall not exceed 0.75:1.

24.3                       Financial testing

Subject to paragraph (b) below, the financial covenant set out in Clause 24.2 (Financial condition) shall be calculated in accordance with the Accounting Principles as used in the preparation of the Financial Model and tested by reference to each of the financial statements delivered pursuant to paragraph (a)(ii) of Clause 23.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 23.2 (Provision and contents of Compliance Certificate).

24.4                       Calculation Adjustments

(a)                                 If a Restricted Subsidiary acquires any company, business or undertaking which becomes part of the Restricted Group (an “Acquired Business”) for each Relevant Period which ends less than 12 Months after completion of that acquisition, only for the purposes of determining the Drawn Super Senior Gross Leverage Ratio for that Relevant Period, the results of the Acquired Business will be deemed included with those of the rest of the Group for the full duration of the Relevant Period as if the Acquired Business had been acquired at the start of the Relevant Period (in each case, without double-counting) and taking into account, in the case of the acquisition, any cost savings and other synergies which the CFO or CEO, acting reasonably, has certified are reasonably anticipated to be achieved within 12 months of the relevant acquisition.

(b)                                 If a Restricted Subsidiary disposes of any company which prior to its disposal formed part of the Restricted Group, for each Relevant Period which ends less than 12

Months after that company is disposed, the results of that company will be deemed excluded from those of the rest of the Group for the full duration of the Relevant Period as if that company was not a member of the Group at the start of the Relevant Period.

24.5                       Equity cure

(a)                                 The Company shall have the right to cure any breach of the requirements in Clause 24.2 (Financial condition) in relation to a Relevant Period by giving notice to the Agent and receiving the proceeds by no later than the date falling 15 Business Days after the earlier of (x) the last date for the delivery of the financial statements and the related Compliance Certificate in accordance with Clause 23.2 (Provisions and contents of Compliance Certificate) and (y) delivery of such financial statements and Compliance Certificate in respect of that Relevant Period (the “Required Date”) of a New Investment, provided that such right to cure may not be exercised (i) in respect of consecutive Relevant Periods and (ii) more than three times during the life of the Facility.  The notice shall be accompanied by a revised Compliance Certificate indicating compliance with the requirements of Clause 24.2 (Financial condition) in respect of the Relevant Period.

(b)                                 The net proceeds of the New Investment must be received by the Company no later than the Required Date and all of the net cash proceeds of the New Investment so received shall be applied by the Company promptly (and in any event within five (5) Business Days of the Company’s receipt thereof) in permanent reduction of Total Outstandings under the Facility (and for the avoidance of doubt the Commitments under the Facility will be cancelled correspondingly).

(c)                                  In recalculating the Drawn Super Senior Gross Leverage Ratio for that Relevant Period pursuant to paragraph (a) above, the net cash proceeds of such New Investment received by the Company shall be deducted from Total Outstandings under the Facility and shall be deemed to have been received immediately prior to the last day of that Relevant Period.

(d)                                 For the avoidance of doubt, any cure rights exercised will only have the effect of curing the relevant breach under this Clause 24 and will have no other effect (such as relating to the calculation of Margin).

(e)                                  If the Company exercises it right under paragraph (a) above, then notwithstanding any provision in Schedule 15 (Incurrence Covenants Schedule) to the contrary, for one year after that Required Date it will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (A) declare or pay any dividend or make any other payment or distribution on account of the Company’s Equity Interests (as defined in Schedule 15 (Incurrence Covenants Schedule) (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries)) or to the direct or indirect holder of the Company’s Equity Interests in their capacity as such; (B) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent entity of the Company; (C) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire for value any Subordinated Shareholder Debt (as defined in Schedule 15 (Incurrence Covenants Schedule)); or (D) make any Restricted Investment in an Affiliate (as defined in Schedule 15 (Incurrence Covenants Schedule)), provided that the Company may continue to make payments permitted under Paragraph (j) of Section 2.3 (Restricted Payments) of Schedule 15 (Incurrence Covenants Schedule).

25.                              GENERAL UNDERTAKINGS

The undertakings in this Clause 25 remain in full force and effect from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

Authorisations and compliance with laws

25.1                       Authorisations

Each Obligor shall promptly:

(a)                                 do all such things as are necessary to maintain its status as a legal entity;

(b)                                 obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any law or regulation:

(i)                                    of a Relevant Jurisdiction to enable it to perform its obligations under the Transaction Documents to which it is a party;

(ii)                                 of a Relevant Jurisdiction to ensure (subject to the Perfection Requirements and Legal Reservations) the legality, validity, enforceability or admissibility in evidence of any Transaction Document to which it is a party; and

(iii)                              of a Relevant Jurisdiction or any jurisdiction where it conducts its business to carry on its business except to the extent that failure to so do does not have and is not reasonably likely to have a Material Adverse Effect.

25.2                       Compliance with laws

Each Obligor shall (and the Company shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure to so comply has or is reasonably likely to have a Material Adverse Effect.

25.3                       Taxation

(a)                                 Each Obligor shall (and the Company shall ensure that each member of the Restricted Group will) pay and discharge all Taxes imposed upon it or its assets (including any Taxes imposed on an Unrestricted Subsidiary or its assets where the relevant member of the Restricted Group would be or reasonably could be made liable for payment of such Taxes) within the time period allowed without incurring penalties unless and only to the extent that:

(i)                                    such payment is being contested in good faith;

(ii)                                 adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 23.1 (Financial statements); and

(iii)                              such payment can be lawfully withheld and failure to pay those Taxes does not and is not reasonably likely to have a Material Adverse Effect.

(b)                                 No Obligor shall (and the Company shall ensure that no member of the Restricted Group will) change its residence for Tax purposes.

25.4                       Non-Bank Rules

Each Swiss Borrower shall ensure at any time that it is in compliance with the Non-Bank-Rules, provided that a Swiss Borrower shall not be in breach of this Clause 25.4 if its number of creditors in respect of either the 10 Non-Bank Rule or the 20 Non-Bank Rule is exceeded solely by reason of a failure by one or more of the Lenders to comply with their obligations under Clause 16.2 (Tax gross-up) or Clause 27 (Changes to the Lenders). For the purpose of its compliance with the 20 Non-Bank Rule under this Clause 25.4, the number of Lenders under this Agreement which are not Qualifying Banks shall be deemed to be ten (irrespective of whether or not there are, at any time, any such Lenders).

25.5                       Dormant Subsidiaries

(a)                                 To the extent that any Proposed Dormant Subsidiary is not a Dormant Subsidiary on the date being 12 months from the Closing Date, the Company shall ensure that such Proposed Dormant Subsidiary:

(i)                                    grants such Security as the Agent may require (acting reasonably); and

(ii)                                 becomes an Additional Guarantor in accordance with Clause 29.4 (Additional Guarantors),

in each case subject to the Agreed Security Principles and if and to the extent required to ensure the Coverage Test is complied with.

(b)                                 No Obligor shall (and the Company shall ensure no member of the Restricted Group will) cause or permit any member of the Restricted Group which is a Dormant Subsidiary to commence trading or cease to satisfy the criteria for a Dormant Subsidiary unless, subject to the Agreed Security Principles, such Dormant Subsidiary becomes an Additional Guarantor if and to the extent required pursuant to Clause 29.4 (Additional Guarantors).

(c)                                  No Proposed Dormant Subsidiary shall trade, carry on any business or acquire any assets or incur any liability except as required to give effect to such Proposed Dormant Subsidiary becoming a Dormant Subsidiary in accordance with Clause 25.5(a).

25.6                       Holding Companies

The Company shall not trade, carry on any business, own any assets or incur any liabilities except for any trade, business, assets or liabilities that arise from or in relation to the following:

(a)                                 the provision of administrative services (excluding legal and treasury services) to other members of the Restricted Group of a type customarily provided by a holding company to its Subsidiaries;

(b)                                 ownership of shares in its Subsidiaries, intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts, cash and Cash Equivalent Investments but only if those shares, credit balances, cash and Cash Equivalent Investments are subject to the Transaction Security (save where no such Transaction Security is required under the terms of this Agreement);

(c)                                  any liabilities and the performance of obligations under the Transaction Documents and Shareholder Loans to which it is a party and incurrence and payment of professional and advisory fees and administration costs in the ordinary course of business as a holding company or as otherwise expressly permitted or not prohibited by any other term of any Finance Document;

(d)                                 any guarantee of the obligations of another member of the Group which is permitted under “Limitation on Issuance of Guarantees of Indebtedness by Restricted Subsidiaries” of Schedule 15 (Incurrence Covenants Schedule).

25.7                       Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Restricted Group taken as a whole from that carried on by the Group at the date of this Agreement.  For the avoidance of doubt, and without limitation, any change in the general nature of the business attributable to the growth and development of the multi-channel, home brands, product range or international franchise strategies of the Group shall not give rise to a breach of this Clause 25.7.

25.8                       Acquisitions

(a)                                 Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Restricted Group will) undertake:

(i)                                    the acquisition of a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)                                 the incorporation of a company.

(b)                                 Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:

(i)                                    a Permitted Acquisition; or

(ii)                                 a Permitted Transaction.

Restrictions on dealing with assets and Security

25.9                       Preservation of assets

Each Obligor shall (and the Company shall ensure that each member of the Restricted Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

25.10                Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party or Hedge Counterparty against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

25.11                Insurance

Each Obligor shall (and the Company shall ensure that each member of the Restricted Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

25.12                Pensions

(a)                                 The Company shall comply and shall procure that each of its Restricted Subsidiaries complies with all applicable law and regulation in respect of the pension schemes operated by or maintained for the benefit of any member of the Group and/or any of their employees where failure to do so has or is reasonably likely to have a Material Adverse Effect.

(b)                                 The Company shall ensure that neither it nor any of its Restricted Subsidiaries becomes an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004), or becomes connected or associated with the employer (as those terms are used in sections 38 or 43 of the Pensions Act 2004), of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993), other than the Pension Schemes.

(c)                                  The Company shall promptly notify the Agent of any material change in the rate of contributions to any pension schemes mentioned in (a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

(d)                                 Each Obligor shall immediately notify the Agent of any investigation or proposed investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to it.

(e)                                  Each Obligor shall immediately notify the Agent if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.

25.13                Access

(a)                                 Whilst an Event of Default is continuing, each Obligor shall, and the Company shall ensure that each member of the Restricted Group will permit the Agent and/or the Security Agent and/or accountants or other professional advisers of the Agent or Security Agent access at all reasonable times and on reasonable notice at the risk and cost of the Obligors to:

(i)                                    inspect the headquarters of the Company and/or the Company;

(ii)                                 inspect the assets, books, accounts and records of each member of the Restricted Group and to take copies and extracts from such books, accounts and records (but not, for the avoidance of doubt, to make physical inspections thereof at the headquarters or other premises of any such member of the Restricted Group other than the Company as provided under sub-paragraph (i) above); and

(iii)                              meet and discuss matters with senior management.

25.14                Intellectual Property

Each Obligor shall, and the Company shall procure that each member of the Group will preserve and maintain the subsistence and validity of its material Intellectual Property necessary for the business of the relevant Group member where failure to do has or is reasonably likely to have a Material Adverse Effect.

25.15                Treasury Transactions

No Obligor shall (and the Company will procure that no member of the Restricted Group will) enter into any Treasury Transaction, other than for the purpose of hedging interest rate and/or foreign exchange risks in the ordinary course of business and for non-speculative purposes.

25.16                Guarantors

(a)                                 The Company shall ensure that:

(i)                                    on the Closing Date;

(ii)                                 on the earlier of (x) the date of delivery of the Compliance Certificate in respect of each of the Annual Financial Statements and (y) the due date for delivery of the Compliance Certificate in respect of each of the Annual Financial Statements, subject to the Agreed Security Principles; and

(iii)                              on the date falling 60 days after a disposal described under paragraph (i) of the carve out in the definition of Asset Sale set out in Schedule 15 (Incurrence Covenants Schedule), subject to the Agreed Security Principles,

(A)                              all Material Companies which are members of the Restricted Group, all Holding Companies of Material Companies (other than any Holding Company of the Parent), the Notes Issuer and any member of the Restricted Group that is or becomes a guarantor in respect of the Senior Secured Notes, are Guarantors (in the case of any member of the Restricted Group that is or becomes a guarantor in respect of the Senior Secured Notes, concurrently with becoming a guarantor in respect of the Senior Secured Notes), provided that no member of the Group incorporated in the People’s Republic of China, the Slovak Republic or the Czech Republic) shall be required to become a Guarantor; and

(B)                              the aggregate EBITDA of the Guarantors, represents not less than 90% of the Restricted Group EBITDA (tested annually and calculated by reference to the most recent annual financial statements of the members of the Restricted Group (but in each case calculated without taking into account the contribution of any company incorporated in the People’s Republic of China, the Slovak Republic or the Czech Republic)) (the test referred to in this Clause 25.16 being the “Coverage Test”).  For the purpose of determining whether the Coverage Test has been complied with, the Annual Financial Statements shall be adjusted to give pro forma effect to any acquisitions (including through mergers or consolidations) and Disposals of companies, undertakings and businesses which have taken place prior to the last day of the period covered by such Financial Statements and, where this test has to be satisfied in order for a Disposal or resignation of an Obligor to be permitted hereunder, to give pro forma effect to the relevant Disposal or resignation.

(b)                                 Subject to the Agreed Security Principles, any member of the Restricted Group that becomes a Material Company and any Material Company acquired in accordance with this Agreement after the Closing Date shall become a Guarantor and grant Security as the Agent may require (acting reasonably) and shall accede to the Intercreditor Agreement as soon as practicable and in any event within 60 days of delivery of any Annual Financial Statements delivered under Clause 23.1 (Financial statements) or within 60 days of its acquisition, as the case may be.

(c)                                  Subject to the Agreed Security Principles, the Company shall ensure that each member of the Group which is required to become an Additional Guarantor pursuant to paragraph (a) above shall become an Additional Guarantor pursuant to Clause 29.4 (Additional Guarantors).

(d)                                 An Obligor which is a Guarantor on the Closing Date may not resign as a Guarantor under this Agreement unless (i) it is being disposed of in accordance with the terms of this Agreement, (ii) in the case of Premier Education (UK) Midco Limited and Premier Education (UK) Bidco Limited only, in connection with its solvent liquidation provided that any payments or assets (other than the shareholding of the Company) distributed out as a result of such liquidation are distributed to the Company, or (iii) as otherwise agreed by the Majority Lenders.

25.17                Further assurance

(a)                                 Subject to the Agreed Security Principles, each Obligor shall (and the Company shall procure that each member of the Restricted Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)                                    to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(ii)                                 to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)                              following the occurrence of an Event of Default that is continuing and in respect of which notice has been given under paragraph (i) of Clause 26.18 (Acceleration), to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)                                 Subject to the Agreed Security Principles, each Obligor shall (and the Company shall procure that each member of the Restricted Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

25.18                Further Covenants

In addition to the covenants contained in this Clause 25 (General Undertakings), the Company and each Obligor covenant and agree as set forth in Schedule 15 (Incurrence Covenants Schedule) hereto.

25.19                Unrestricted Subsidiaries

(a)                                 Nothing in this Agreement shall restrict the Company from designating a member of the Group as an Unrestricted Subsidiary (provided that such Subsidiary meets the requirements for such designation set out in Schedule 15 (Incurrence Covenants Schedule));

(b)                                 If a member of the Group is designated as an Unrestricted Subsidiary, each Obligor will (i) ensure that the Unrestricted Subsidiary does not (and will, for so long as it is an Unrestricted Subsidiary, not) legally or beneficially own shares in any Restricted Subsidiary; and (ii) use its reasonable endeavours to ensure that no member of the Restricted Group has any material liabilities (including pension, environmental and Tax liabilities) to or in respect of the Unrestricted Subsidiary and if any such material liability arises the Company will promptly notify the Agent and procure that the Unrestricted Subsidiary becomes a Restricted Subsidiary to the extent required pursuant to Schedule 15 (Incurrence Covenants Schedule) as soon as reasonably practicable and in any event within 20 Business Days of the first date on which the Company is aware of the material liability.

25.20                Change in Accounting Reference Date and/or Auditors

No Obligor shall change its Accounting Reference Date to a date which is not on or around 31 August (except where such change of Accounting Reference Date is made in contemplation of an Initial Public Offering or an analogous exit event) or appoint any auditors other than the Auditors.

25.21                Notes Purchases

The Company shall not (and shall procure that no member of the Group shall) repay, prepay, purchase, redeem, defease (or otherwise retire for value), or otherwise directly or indirectly acquire any Senior Secured Notes, Replacement Debt or Term Debt (a “Notes Purchase”) or offer to do so unless:

(a)                                 if, at the time of such Notes Purchase there are Utilisations, unpaid interest or unpaid Commitment Fee outstanding under the Facility (or any Ancillary Facility), no Event of Default is continuing or would result from the prepayment, purchase, defeasance, redemption (or other retirement for value) or acquisition; and

(b)                                 either:

(i)                                    immediately following such prepayment, purchase, defeasance, redemption (or other retirement for value), or acquisition, the aggregate of the principal amount of the Senior Secured Notes, Replacement Debt and Term Debt outstanding following such prepayment, purchase, defeasance, redemption (or otherwise retirement for value) or acquisition since the Closing Date (other than from the proceeds of Replacement Debt (excluding any Replacement Debt that is legally or beneficially owned by a member of the Restricted Group)) would be greater or equal to than USD 216,666,666; or

(ii)                                 to the extent that the aggregate principal amount of the Senior Secured Notes, Replacement Debt and Term Debt is less than USD 216,666,666, a pro rata amount of the Commitments are cancelled (and, if applicable, Utilisations are prepaid in accordance with (and subject to the provisions of Clause 10 (Mandatory Prepayment)).

(c)                                  The calculation of a “pro rata amount” for the purposes of paragraph (b)(ii) above shall be based on:

(i)                                    (in the case of a Notes Purchase mandatorily required to be made under the terms of the relevant debt instrument(s)) the principal amount of the Senior Secured Notes, Replacement Debt or Term Debt subject to the relevant Notes Purchase; or

(ii)                                 (in the case of a Notes Purchase at the option of the Company not otherwise required to be mandatorily made under the terms of the relevant debt instrument(s)) on the aggregate amount actually accepted and applied by the Company or any other member of the Group in the relevant Notes Purchase.

25.22                Centre of Main Interests

No Obligor which is incorporated in a member state of the European Union shall do anything to change the location of its centre of main interests, for the purposes of Council Regulation (EC) No 1346/2000 of 29th May 2000 on insolvency proceedings, from the jurisdiction of its incorporation.

25.23                Conditions Subsequent

(a)                                 The Company shall ensure that as soon as reasonably practicable but in any event no later than 30 Business Days following the Closing Date: Nord Anglia Middle East Holding S.P.C. (“NAME”) submits audited financial statements to the Bahrain Ministry of Industry and Commerce (“MOIC”) together with a cover letter requesting the MOIC to release the block on NAME’s registration activity;

(b)                                 within 5 days of the MOIC’s release of the block referred to in paragraph (a) above, the Company shall ensure that NAME carries out any action to protect, perfect or give priority to the Transaction Security identified against its name in Part 3 of Schedule 2 (Conditions Precedent);

(c)                                  no later than 45 days following the Closing Date, the Company shall ensure that British International School Foundation passes a meeting of its trustees to approve and ratify all actions taken under or in connection with this Agreement or the transactions contemplated thereby;

(d)                                 no later than 45 days following the Closing Date, the Company shall ensure that British International School Foundation delivers the documentation set out in the paragraphs 1(b) and 1(f) of Part 1 of Schedule 2 (Conditions Precedent) in connection with paragraph (c) above only; and

(e)                                  promptly upon the step in paragraph (b) being completed, the Company shall ensure that the Agent receives a legal opinion substantially in the form agreed between the Agent and the Company before the date of this Agreement, of Haya Rashed Al Khalifa, Attorneys at Law and Legal Consultants, legal advisors to the Company in the Kingdom of Bahrain, in respect of paragraph (b).

25.24                Original Senior Secured Notes

In the event that any amendments are made to the agreed form of the Senior Secured Notes Documents between the date hereof and the Closing Date, the Parties agree that the provisions of Schedule 15 (Incurrence Covenants Schedule) shall be amended to reflect such changes.

26.                              EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 26 is an Event of Default (save for Clause 26.18 (Acceleration)).

26.1                       Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)                                 its failure to pay is caused by:

(i)                                    administrative or technical error; or

(ii)                                 a Disruption Event; and

(b)                                 payment is made within three (3) Business Days of its due date.

26.2                       Financial covenants and Compliance Certificate

(a)                                 Any requirement of Clause 24 (Financial covenants) is not satisfied, subject to Clause 24.5 (Equity cure).

(b)                                 A Compliance Certificate is not delivered in accordance with the requirements of Clause 23 (Information Undertakings).

26.3                       Other obligations

(a)                                 An Obligor or Third Party Chargor does not comply with any provision of the Finance Documents (other than those referred to in Clauses 26.1 (Non-payment) or 26.2 (Financial covenants)).

(b)                                 No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within fifteen (15) Business Days of the earlier of (i) the Agent giving notice to the Company or (ii) the relevant Obligor or Third Party Chargor becoming aware of the failure to comply.

26.4                       Misrepresentation

Any representation or statement made or deemed to be made by an Obligor or Third Party Chargor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading (in the case of any representation or statement which is not subject to a materiality threshold in accordance with its terms, in any material respect) when made or deemed to be made.

26.5                       Cross default

(a)                                 Any Financial Indebtedness of any member of the Restricted Group is not paid when due nor within any originally applicable grace period.

(b)                                 Any Financial Indebtedness of any member of the Restricted Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                                  Any commitment for any Financial Indebtedness of any member of the Restricted Group is cancelled or suspended by a creditor of any member of the Restricted Group as a result of an event of default (however described).

(d)                                 Any creditor of any member of the Restricted Group becomes entitled to declare any Financial Indebtedness of any member of the Restricted Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)                                  No Event of Default will occur under this Clause 26.5 if:

(i)                                    the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than USD 5,000,000 (or its equivalent in any other currency or currencies) and excluding in any case any Financial Indebtedness to the extent owed by one member of the Restricted Group to another member of the Restricted Group; or

(ii)                                 such Financial Indebtedness (or commitment) owed (or committed) under an Entrusted Loan (as defined in Schedule 15 (Incurrence Covenants Schedule)).

26.6                       Insolvency

(a)                                 Any Obligor, Material Company or Third Party Chargor is unable or admits inability to pay its debts as they fall due (or is deemed to or declared to be unable to pay its debts under applicable law), suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (except the Finance Parties) with a view to the general rescheduling of its indebtedness.

(b)                                 The value of the assets of a Borrower is less than its liabilities (taking into account contingent and prospective liabilities) and this results in an immediate obligation to file for insolvency proceedings in respect of the relevant Borrower.

(c)                                  A moratorium is declared in respect of any indebtedness of any Obligor, Material Company or Third Party Chargor.  If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

26.7                       Insolvency proceedings

(a)                                 Any corporate action, legal proceedings or other formal procedure or step is taken (other than by a Finance Party) in relation to:

(i)                                    the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor, Material Company or Third Party Chargor;

(ii)                                 a composition, compromise, assignment or arrangement with any creditor of any Obligor, Material Company or Third Party Chargor for reasons of actual or anticipated financial difficulty of that Obligor, Material Company or Third Party Chargor;

(iii)                              the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor, Material Company or Third Party Chargor or any of its assets; or

(iv)                             enforcement of any Security over any assets of any Obligor, Material Company or Third Party Chargor having an aggregate value of USD 5,000,000 (or its equivalent in other currencies), or any analogous procedure or step is taken in relation to an Obligor, Material Company or Third Party Chargor in any jurisdiction.

(b)                                 Paragraph (a) shall not apply to:

(i)                                    any winding-up petition or to any analogous procedures or step in any jurisdiction which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement; or

(ii)                                 any Permitted Transaction.

26.8                       Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of any Obligor, Material Company or Third Party Chargor having an aggregate value of USD 500,000 (or its equivalent in other currencies) and is not discharged within 14 days.

26.9                       Unlawfulness and invalidity

(a)                                 It is or becomes unlawful for an Obligor or any other member of the Group or any lender under any Shareholder Loan that is a party to the Intercreditor Agreement to perform any of its obligations under the Finance Documents or, subject to the Legal Reservations and Perfection Requirements any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Intercreditor Agreement is or becomes unlawful.

(b)                                 Any obligation or obligations of any Obligor under any Finance Documents or any other member of the Group or any lender under any Shareholder Loan that is a party thereto under the Intercreditor Agreement are not or cease to be, subject to the Legal Reservations, legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)                                  Subject to the Legal Reservations, any Finance Document ceases to be in full force and effect or any Transaction Security or any subordination created under the Intercreditor Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

26.10                Intercreditor Agreement

(a)                                Any party to the Intercreditor Agreement (other than a Finance Party or an Obligor) fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement in any material respect; or

(b)                                a representation or warranty given by that party in the Intercreditor Agreement is incorrect in any material respect,

and, if the non-compliance or failure to perform or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within ten (10) Business Days of the earlier of the Agent giving notice to that party or that party becoming aware of the non-compliance or failure to perform or misrepresentation.

26.11                Cessation of business

Any Obligor or Material Company suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of a Disposal which is permitted under “Limitation on Sale of Assets” of Schedule 15 (Incurrence Covenants Schedule) or a Permitted Transaction.

26.12                Change of ownership

(a)                                 After the Closing Date, an Obligor (other than the Company) ceases to be a wholly-owned Subsidiary of the Company; or

(b)                                 An Obligor ceases to own at least the same percentage of shares in a Material Company as on the Closing Date,

except, in either case, as a result of a Disposal which is permitted or not prohibited under this Agreement or a Permitted Transaction.

26.13                Audit qualification

The relevant Auditors qualify the audited annual consolidated financial statements of the Company.

26.14                Expropriation

The authority or ability of an Obligor or Material Company to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to that Obligor or Material Company or any of its assets which has or is reasonably likely to have a Material Adverse Effect.

26.15                Repudiation and rescission of agreements

(a)                                 An Obligor and/or Third Party Chargor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security Documents or evidences an intention to rescind or repudiate a Finance Document or a Transaction Security Document.

(b)                                 Any Obligor or the Notes Trustee rescinds or purports to rescind or repudiates or purports to repudiate the Intercreditor Agreement in whole or in part where to do so has or is, in the reasonable opinion of the Majority Lenders, could reasonably be expected to have a material adverse effect on the interests of the Lenders (taken as a whole) under the Finance Documents.

26.16                Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents against any member of the Restricted Group or its assets which are reasonably likely to be adversely determined and if so determined, would have or are reasonably likely to have a Material Adverse Effect.

26.17                Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

26.18                Acceleration

(a)                                 On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company (the date of such notice being the “Acceleration Date”):

(i)                                    cancel the Total Commitments and/or Ancillary Commitments at which time they shall immediately be cancelled;

(ii)                                 declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(iii)                              declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;

(iv)                             declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities to be immediately due and payable, at which time they shall become immediately due and payable;

(v)                                declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(vi)                             exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

(b)                                 Promptly after being notified by the Agent of the Acceleration Date, each Ancillary Lender may, by notice to the Company:

(i)                                    cancel its Ancillary Commitment, whereupon it shall immediately be cancelled;

(ii)                                 declare that all or the corresponding part of the utilisations under any Ancillary Facility provided by that Ancillary Lender, together with accrued interest, full cash cover in respect of all of the corresponding part of the contingent liabilities of that Lender under the Ancillary Facility, and all or the corresponding part of all amounts accrued or outstanding in respect of that Ancillary Facility be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(iii)                              declare that all or the corresponding part of the utilisations under any Ancillary Facility provided by that Ancillary Lender, together with accrued interest, full cash cover in respect of all or the corresponding part of the contingent liabilities of that Lender under that Ancillary Facility, and all or the corresponding part of all other amounts accrued or outstanding in respect of that Ancillary Facility be payable upon demand, whereupon they shall immediately become payable on demand.

SECTION 9

CHANGES TO PARTIES

27.                              CHANGES TO THE LENDERS

27.1                       Assignments and transfers by the Lenders

Subject to this Clause 27 (Changes to the Lenders) and to Clause 28 (Restriction on Debt Purchase Transactions), a Lender (the “Existing Lender”) may:

(a)                                 assign any of its rights; or

(b)                                 transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”); provided that no Investor Affiliate may be a New Lender without the prior consent of the Agent (acting on the instructions of the Majority Lenders).

27.2                       Conditions of assignment or transfer

(a)                                 An Existing Lender must obtain the prior written consent of the Company (such consent not to be unreasonably withheld or delayed, provided that the Company shall be deemed to have given its consent five (5) Business Days after the Company is given notice of the request unless it is expressly refused by the Company within that period) before it may make an assignment or transfer in accordance with Clause 27.1 (Assignments and transfers by the Lenders) unless the assignment or transfer is:

(i)                                    to another Lender or an Affiliate of a Lender where such Affiliate is a Qualifying Bank;

(ii)                                 if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender;

(iii)                              to any bank or financial institution on the Approved List which is a Qualifying Bank; or

(iv)                             made at a time when an Event of Default is continuing.

(b)                                 In the event a Lender enters into an assignment or transfer without complying with the requirements of paragraph (a) above, neither its Commitments and/or participations (but only to the extent of such transfer or assignment) nor those of the relevant transferee or assignee shall be included for the purpose of calculating whether a certain percentage of Total Commitments or Utilisations has been obtained to approve an amendment, waiver or similar under any of the Finance Documents.

(c)                                  The Approved List may be amended with the prior written consent of the Agent (acting on the instruction of the Majority Lenders) and the Company.

(d)                                 For the avoidance of doubt, an amendment to the Approved List (including the removal of an institution from the Approved List), will be without prejudice to the effect of any assignment or transfer which is made in accordance with this Clause 27 (Changes to the Lenders) prior to the date of such amendment.

(e)                                  The amount of the Existing Lender’s Commitment assigned or transferred must be a minimum of USD 5,000,000 (or its equivalent in other currencies) unless the assignment or transfer is:

(i)                                    to another Lender or an Affiliate of a Lender;

(ii)                                 if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender;

(iii)                              made at a time when an Event of Default is continuing; or

(iv)                             of all of the relevant Existing Lender’s Commitment (and not part thereof).

(f)                                   For the purposes of paragraph (a) above:

(i)                                    in the case of concurrent assignments, releases and accessions by an Existing Lender to two or more Related Funds or Affiliates, the participations in respect of the Commitments and Utilisations of these Related Funds and Affiliates shall be aggregated; and

(ii)                                 if on the same date two or more Existing Lenders are assigning part of their rights under this Agreement to (and their corresponding obligations are being released and equivalent obligations acceded to by) the same person, then that person’s aggregate Commitments and Utilisations may be less than the relevant amount required pursuant to paragraph (b) above as a result of any single assignment, release and accession provided that as a result of all such assignments, releases and accessions on such date the aggregate Commitments of that person are not less than such amount.

(g)                                  An assignment will only be effective on:

(i)                                    receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender;

(ii)                                 the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(iii)                              the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(h)                                 A transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement and if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with.

(i)                                     Any assignment or transfer by an Existing Lender to a New Lender shall only be effective if it transfers or assigns the Existing Lender’s share of the relevant Facility pro rata against the Existing Lender’s Available Commitment and its participations in Utilisations under that Facility.

(j)                                    if there is any Utilisation outstanding (other than in respect of an Ancillary Facility which has been provided by the Existing Lender) at the time of an assignment or transfer, such assignment or transfer of an Existing Lenders to a New Lender shall only be effective if the Existing Lender assigns or transfers (as appropriate) its share of the Facility pro rata to the Existing Lender’s Available Facility and its participation in such Utilisation to the New Lender.

(k)                                 If:

(i)                                    a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                 as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 17 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under the relevant Clause to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (k) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

(l)                                     Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

27.3                       Assignment or transfer fee

Unless the Agent otherwise agrees and excluding an assignment or transfer made in connection with primary syndication of the Facility, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £2,000.

27.4                       Limitation of responsibility of Existing Lenders

(a)                                 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                    the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)                                 the financial condition of any Obligor;

(iii)                              the performance and observance by any Obligor or any other member of the Group of its obligations under the Transaction Documents or any other documents; or

(iv)                             the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(i)                                    has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)                                 will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                                  Nothing in any Finance Document obliges an Existing Lender to:

(i)                                    accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27 (Changes to the Lenders); or

(ii)                                 support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

27.5                       Procedure for transfer

(a)                                 Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                                 The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)                                  Subject to Clause 27.10 (Pro rata interest settlement), on the Transfer Date:

(i)                                    to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                 each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                              the Agent and any relevant Ancillary Lender, the Arranger, the Security Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent and any relevant Ancillary Lender, the Arranger, the Security Agent, the other Lenders and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)                             the New Lender shall become a Party as a “Lender”.

27.6                       Procedure for assignment

(a)                                 Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)                                 The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)                                  Subject to Clause 27.10 (Pro rata interest settlement), on the Transfer Date:

(i)                                    the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)                                 the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)                              the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)                                 Lenders may utilise procedures other than those set out in this Clause 27.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 27.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 27.2 (Conditions of assignment or transfer).

27.7                       Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation or Additional Increase Confirmation to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement, an Increase Confirmation or an Additional Increase Confirmation, send to the Company a copy of that Transfer Certificate, Assignment Agreement, Increase Confirmation or Additional Increase Confirmation.

27.8                       Accession of Hedge Counterparties

Any person which becomes a party to the Intercreditor Agreement as a Hedge Counterparty shall, at the same time, become a Party to this Agreement as a Hedge Counterparty in accordance with Clause 20.13 (Creditor/Creditor Representative Accession Undertaking) of the Intercreditor Agreement.

27.9                       Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 27, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document, to secure obligations of that Lender including, without limitation:

(a)                                 any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)                                 in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)                                    release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or

(ii)                                 require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

27.10                Exposure transfers (including sub-participation and sub-contracts)

Subject to 27.1 (Assignments and transfers by Lenders), no Lender shall enter into any arrangement with another person under which such Lender substantially transfers its exposure under this Agreement to that other person, unless under such arrangement throughout the life of such arrangement:

(a)                                 the relationship between the Lender and that other person is that of a debtor and creditor (including in the bankruptcy or similar event of the Lender or the Borrower);

(b)                                the other person will have no proprietary interest in the benefit of this Agreement or in any monies received by the Lender under or in relation to this Agreement; and

(c)                                 the other person will under no circumstances (other than permitted transfers and assignments under Clause 27.1 (Assignments and transfers by Lenders)):

(i)                                    be subrogated to, or substituted in respect of, the Lender’s claims under this Agreement; and

(ii)                                 have otherwise any contractual relationship with, or rights against, the Borrower under or in relation to this Agreement.

27.11                Pro rata interest settlement

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 27.5 (Procedure for transfer) or any assignment pursuant to Clause 27.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)                                 any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six (6) Months, on the next of the dates which falls at six (6) Monthly intervals after the first day of that Interest Period); and

(b)                                 the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(i)                                    when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(ii)                                 the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.10, have been payable to it on that date, but after deduction of the Accrued Amounts.

28.                              RESTRICTION ON DEBT PURCHASE TRANSACTIONS

28.1                       Prohibition on Debt Purchase Transactions by the Group

The Company shall not, and shall procure that each other member of the Group shall not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of Debt Purchase Transaction.

28.2                       Disenfranchisement on Debt Purchase Transactions entered into by Investor Affiliates

(a)                                 For so long as an Investor Affiliate (i) beneficially owns a Commitment or (ii) has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated:

(i)                                    in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero; and

(ii)                                 for the purposes of Clause 39.3 (Exceptions), such Investor Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender (unless in the case of a person not being an Investor Affiliate it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

(b)                                 Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt

Purchase Transaction (a “Notifiable Debt Purchase Transaction”), such notification to be substantially in the form set out in Part 1 of Schedule 14 (Form of Notifiable Debt Purchase Transaction Notice).

(c)                                  A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(i)                                    is terminated; or

(ii)                                 ceases to be with an Investor Affiliate,

such notification to be substantially in the form set out in Part 2 of Schedule 14 (Form of Notifiable Debt Purchase Transaction Notice).

(d)                                 Each Investor Affiliate that is a Lender agrees that:

(i)                                    in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent or, unless the Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)                                 in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders.

29.                              CHANGES TO THE OBLIGORS

29.1                       Assignment and transfers by Obligors

No Obligor or any other member of the Group may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

29.2                       Additional Borrowers

(a)                                 Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 23.9 (“Know your customer” checks), the Company may request that any of its wholly owned Subsidiaries becomes an Additional Borrower.  That Subsidiary shall become a Borrower if:

(i)                                    it is incorporated in Switzerland or in the same jurisdiction as an existing Borrower or otherwise if all the Lenders approve the addition of that Subsidiary;

(ii)                                 the Company and that Subsidiary deliver to the Agent a duly completed and executed Accession Deed;

(iii)                              the Subsidiary is (or becomes) a Guarantor prior to becoming a Borrower;

(iv)                             the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(v)                                the Agent has received all of the documents and other evidence listed in Part 2 and, if applicable, Part 3 of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent (acting reasonably).

(b)                                 The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 and, if applicable, Part 3 of Schedule 2 (Conditions Precedent).

(c)                                  Upon becoming an Additional Borrower that Subsidiary shall make any filings (and provide copies of such filings) as required by paragraph (k) of Clause 16.2 (Tax gross-up) and paragraph (b) of Clause 16.6 (HMRC DT Treaty Passport scheme confirmation) in accordance with those paragraphs.

29.3                       Resignation of a Borrower

(a)                                 In this Clause 29.3, Clause 29.5 (Resignation of a Guarantor) and Clause 29.7 (Resignation and release of security on disposal), “Third Party Disposal” means the disposal of an Obligor to a person which is not a member of the Restricted Group where that Disposal is permitted or not prohibited under clause 6 (Limitation on Asset Sales) of Schedule 15 (Incurrence Covenants Schedule) and the Intercreditor Agreement or made with the prior written consent of the Majority Lenders.

(b)                                 If a Borrower (or a Holding Company of a Borrower) is the subject of a Third Party Disposal or a Permitted Reorganisation, the Company may request that such Borrower (other than the Company) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(c)                                  The Agent shall accept a Resignation Letter and notify the Company and the other Finance Parties of its acceptance if:

(i)                                    the Company has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)                                 the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents; and

(iii)                              where the Borrower is also a Guarantor (unless its resignation has been accepted in accordance with Clause 29.5 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be (subject to the Legal Reservations) legal, valid, binding and enforceable and in full force and effect and the amount guaranteed by it as a Guarantor is not decreased (and the Company has confirmed this is the case).

(d)                                 Upon notification by the Agent to the Company of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower except that the resignation shall not take effect (and the Borrower will continue to have rights and obligations under the Finance Documents) until the date on which the Third Party Disposal takes effect.

(e)                                  The Agent may (acting reasonably), at the cost and expense of the Company, require a legal opinion from counsel to the Agent confirming the matters set out in paragraph (c)(iii) above and the Agent shall be under no obligation to accept a Resignation Letter until it has obtained such opinion in form and substance satisfactory to it (acting reasonably).

29.4                       Additional Guarantors

(a)                                 Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 23.9 (“Know your customer” checks), the Company may request that any of its Subsidiaries  which is not incorporated in a Restricted Jurisdiction become a Guarantor.

(b)                                 Subject to the Agreed Security Principles, the Company shall ensure that each member of the Group identified in Part 3 of Schedule 2 (Conditions Precedent) as an Obligor shall become an Additional Guarantor and shall grant the Transaction Security specified opposite the name of that member of the Group in Part 3 of Schedule 2 (Conditions Precedent) on or before the Closing Date.

(c)                                  Subject to the Agreed Security Principles, the Company shall procure that following the Closing Date any other member of the Group which is a Material Company shall, as soon as reasonably practicable and in any event within 60 days after becoming a Material Company, become an Additional Guarantor and, subject to the Agreed Security Principles, grant such Transaction Security as the Agent may require (acting reasonably) and shall accede to the Intercreditor Agreement in accordance with the terms thereof, provided that no Subsidiary of the Company incorporated in the People’s Republic of China, the Slovak Republic or the Czech Republic shall be required to become an Additional Guarantor or grant Transaction Security.

(d)                                 A member of the Group shall become an Additional Guarantor if:

(i)                                    the Company and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Deed; and

(ii)                                 the Agent has received all of the documents and other evidence listed in Part 2 and, if applicable, Part 3 of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent, acting reasonably.

(e)                                  The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it, acting reasonably) all the documents and other evidence listed in Part 2 and, if applicable, Part 3 of Schedule 2 (Conditions Precedent).

29.5                       Resignation of a Guarantor

(a)                                 The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if such resignation is not restricted by paragraph (d) of Clause 25.16 (Guarantors) and if:

(i)                                    that Guarantor (or a Holding Company of that Guarantor) is being disposed of by way of a Third Party Disposal (as defined in Clause 29.3 (Resignation of a Borrower)) or a Permitted Reorganisation as a result of the disposal of Charged Property that is otherwise permitted or not prohibited under Schedule 15 (Incurrence Covenants Schedule) or the Intercreditor Agreement and the Company has confirmed this is the case; or

(ii)                                 in the case of Premier Education (UK) Midco Limited and Premier Education (UK) Bidco Limited, Clause 25.17(d) applies; or

(iii)                              subject to clause 28 (Consents, Amendments and Override) of the Intercreditor Agreement, the Majority Lenders have consented to the resignation of that Guarantor.

(b)                                 Subject to paragraph (c) of clause 20.17 (Resignation of a Debtor) of the Intercreditor Agreement, the Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)                                    the Company has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)                                 no payment is due from the Guarantor under Clause 21.1 (Guarantee and indemnity);

(iii)                              where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under Clause 29.3 (Resignation of a Borrower).

(c)                                  The resignation of that Guarantor shall not be effective until the date of the relevant Third Party Disposal, disposal of Charged Property, Permitted Reorganisation or other such event contemplated by paragraph (a) above, at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

29.6                       Repetition of Representations

Delivery of an Accession Deed constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in paragraph (c) of Clause 22.31 (Times when representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

29.7                       Resignation and release of security on disposal or resignation

If a Borrower or Guarantor (or Holding Company of that Borrower or Guarantor) is or is proposed to be the subject of a Third Party Disposal, or is otherwise to resign as a Borrower or a Guarantor as permitted by and in accordance with Clause 29.3 (Resignation of a Borrower) and/or (as applicable) Clause 29.5 (Resignation of a Guarantor), or there is a disposal of Charged Property that is otherwise permitted or not prohibited under Schedule 15 (Incurrence Covenants Schedule) or the Intercreditor Agreement then:

(a)                                 where that Borrower or Guarantor created Transaction Security over any of its assets or business (or Transaction Security otherwise exists over the Charged Property to be disposed of) in favour of the Security Agent, or Transaction Security in favour of the Security Agent was created over the shares (or equivalent) of that Borrower or Guarantor, the Security Agent shall, at the cost and request of the Company, release those assets, business or shares (or equivalent) and issue certificates of non-crystallisation;

(b)                                 that Obligor shall cease to be an Obligor upon such Disposal occurring and shall have no further rights or obligations under the Finance Documents as an Obligor;

(c)                                  the resignation of that Borrower or Guarantor and/or release of Transaction Security referred to in paragraph (a) above shall not become effective until the date of that Disposal (or, if applicable, resignation); and

(d)                                 if the disposal of that Borrower or Guarantor (or Holding Company of that Borrower or Guarantor) is not made, the Resignation Letter of that Borrower or Guarantor and the related release of Transaction Security referred to in paragraph (a) above shall have no effect and the obligations of the Borrower or Guarantor and the Transaction Security created or intended to be created by or over that Borrower or Guarantor shall continue in such force and effect as if that release had not been effected.

SECTION 10

THE FINANCE PARTIES

30.                              ROLE OF THE AGENT, THE ARRANGER AND OTHERS

30.1                       Appointment of the Agent

(a)                                 Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)                                 Each of the Arranger and the Lenders authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)                                  Each other Finance Party confirms that each of the Arranger and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger or Agent) the terms of any reliance letter or engagement letters relating to any report or letters provided by any person in connection with the Transaction Documents or the transactions contemplated in the Transaction Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

30.2                       Duties of the Agent

(a)                                 Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)                                 Without prejudice to Clause 27.7 (Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation or Additional Increase Confirmation to Company), paragraph (a) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(c)                                  Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)                                 If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)                                  If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(f)                                   The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(g)                                  The Agent shall provide to the Company, within ten (10) Business Days of a request by the Company (but no more frequently than once per six (6) month period), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

30.3                       Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger have no obligations of any kind to any other Party under or in connection with any Finance Document.

30.4                       No fiduciary duties

(a)                                 Nothing in this Agreement constitutes the Agent, the Security Agent and/or any Arranger as a trustee or fiduciary of any other person.

(b)                                 None of the Agent, the Security Agent, any Arranger or any Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

30.5                       Business with the Group

The Agent, the Security Agent, the Arranger and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

30.6                       Rights and discretions

(a)                                 The Agent may rely on:

(i)                                    any representation, notice or document (including, without limitation, any notice given by a Lender pursuant to paragraph (b) or paragraph (c) of Clause 28.2 (Disenfranchisement on Debt Purchase Transactions entered into by Investor Affiliates)) believed by it to be genuine, correct and appropriately authorised; and

(ii)                                 any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                                 The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)                                    no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.1 (Non-payment));

(ii)                                 any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised;

(iii)                              any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors; and

(iv)                             no Notifiable Debt Purchase Transaction:

(A)                              has been entered into;

(B)                              has been terminated; or

(C)                              has ceased to be with an Investor Affiliate.

(c)                                  The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                                 The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)                                  The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)                                   Without prejudice to the generality of paragraph (e) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Company and shall disclose the same upon the written request of the Company or the Majority Lenders.

(g)                                  Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent or the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(h)                                 The Agent is not obliged to disclose to any Finance Party any details of the rate notified to the Agent by any Lender or Base Reference Bank or the identity of any such Lender or Base Reference Bank for the purpose of Clause 14.2(a)(ii) (Market Disruption).

30.7                       Majority Lenders’ instructions

(a)                                 Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)                                 Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Security Agent.

(c)                                  The Agent may refrain from acting in accordance with the instructions of any Party (including, without limitation, bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received such indemnification and/or security as it may in its sole discretion require (whether by way of payment in advance or otherwise) for any costs, losses and/or liabilities whatsoever (together with any associated VAT or similar tax) which it may incur in so acting.

(d)                                 The Agent may refrain from doing anything which might, in its sole opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its sole opinion, is necessary or desirable to comply with any applicable law or regulation.

(e)                                  In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(f)                                   The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.  This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

30.8                       Responsibility for documentation

None of the Agent, the Security Agent, the Arranger or any Ancillary Lender:

(a)                                 is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Ancillary Lender, an Obligor or any other person given in or in connection with any Finance Document or the Financial Model, the Offering Memorandum or the transactions contemplated in the Finance Documents;

(b)                                 is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security; or

(c)                                  is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

30.9                       Exclusion of liability

(a)                                 Without limiting paragraph (b) below (and without prejudice to the provisions of Clause 33.11(e) (Disruption to Payment Systems, etc.)), none of the Agent or any Ancillary Lender will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

(b)                                 No Party (other than the Agent or an Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, or any Ancillary Lender, in respect of any claim it might have against the Agent or an Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent or any Ancillary Lender may rely on this Clause 30.9 subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

(c)                                  The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)                                 Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

30.10                Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three (3) Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 33.11 (Disruption to Payment Systems, etc.)) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

30.11                Resignation of the Agent

(a)                                 The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Company.

(b)                                 If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent, the Agent may, without consultation with or consent of the Company and the Lenders (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent), agree with the proposed successor Agent amendments to this Clause 30 (Role of the Agent, the Arranger and Others) and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(c)                                  Alternatively the Agent may resign by giving 30 days’ notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent acting through an office in the United Kingdom.

(d)                                 If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom).

(e)                                  The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)                                   The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)                                  Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 30 (Role of the Agent, the Arranger and Others).  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

30.12                Replacement of the Agent

(a)                                 After consultation with the Company, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom).

(b)                                 The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)                                  The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 30 (Role of the Agent, the Arranger and Others) (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)                                 Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

30.13                Publicity

The Company will agree to any reasonable request by the Arranger to publicise (at the Arranger’s expense) the Facility after the Closing Date.

30.14                Confidentiality

(a)                                 In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                 If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)                                  Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor any Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

30.15                Relationship with the Lenders

(a)                                 The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)                                    entitled to or liable for any payment due under any Finance Document on that day; and

(ii)                                 entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five (5) Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                                 Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formula).

(c)                                  Each Lender shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.  Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

(d)                                 Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 35.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 35.2 (Addresses) and Clause 35.6(a)(iii) (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

30.16                Credit appraisal by the Lenders and Ancillary Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and Ancillary Lender confirms to the Agent, the Arranger and each Ancillary Lender that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                 the financial condition, status and nature of each member of the Group;

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)                                  whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)                                 the adequacy, accuracy and/or completeness of the Offering Memorandum the Financial Model and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)                                  the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

30.17                Base Reference Banks

If a Base Reference Bank (or, if a Base Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Base Reference Bank.

30.18                Agent’s management time

Any amount payable to the Agent under Clause 18.3 (Indemnity to the Agent), Clause 20 (Costs and expenses) and Clause 30.10 (Lenders’ indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 15 (Fees).

30.19                Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents, that Party shall be regarded as having received any amount so deducted.

31.                              CONDUCT OF BUSINESS BY THE FINANCE PARTIES

Without prejudice to the obligation of a Treaty Lender pursuant to Clause 16.4(b) (Stamp taxes), no provision of this Agreement will:

(a)                                 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                  oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

32.                             SHARING AMONG THE FINANCE PARTIES

32.1                       Payments to Finance Parties

(a)                                 Subject to paragraph (b) below, if a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 33 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(i)                                    the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Agent;

(ii)                                 the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 33 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)                              the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.6 (Partial payments).

(b)                                 Paragraph (a) above shall not apply to any amount received or recovered by an Ancillary Lender in respect of any cash cover provided for the benefit of that Ancillary Lender.

32.2                       Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 33.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

32.3                       Recovering Finance Party’s rights

On a distribution by the Agent under Clause 32.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

32.4                       Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                 each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)                                 as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

32.5                       Exceptions

(a)                                 This Clause 32 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)                                 A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                    it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)                                 the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

32.6                       Ancillary Lenders

(a)                                 This Clause 32 (Sharing among the Finance Parties) shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to service of notice under Clause 26.18 (Acceleration).

(b)                                 Following service of notice under Clause 26.18 (Acceleration), this Clause 32 (Sharing among the Finance Parties) shall apply to all receipts or recoveries by Ancillary Lenders except to the extent that the receipt or recovery represents a reduction from the Designated Gross Amount for an Ancillary Facility to its Designated Net Amount.

SECTION 11

ADMINISTRATION

33.                              PAYMENT MECHANICS

33.1                       Payments to the Agent

(a)                                 On each date on which an Obligor or a Lender is required to make a payment under a Finance Document excluding a payment under the terms of an Ancillary Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                 Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to Euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

33.2                       Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to an Obligor) and Clause 33.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five (5) Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to Euro, in the principal financial centre of a Participating Member State or London).

33.3                       Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 34 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4                       Clawback

(a)                                 Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. However, it may do so if it wishes.

(b)                                 If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party who should have made that amount (or the proceeds of any related exchange contract) available to the Agent or, if that Party fails to do so, the Party to whom that amount (or the proceeds of any related exchange contract) has been made available by the Agent, shall on demand, pay such amount to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

33.5                       Impaired Agent

(a)                                 If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 33.1 (Payments to the Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents.  In each case, such payments must be made on the due date for payment under the Finance Documents.

(b)                                 All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)                                  A Party which has made a payment in accordance with this Clause 33.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)                                 Promptly upon the appointment of a successor Agent in accordance with Clause 30.12 (Replacement of the Agent), each Party which has made a payment to a trust account in accordance with this Clause 33.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 33.2 (Distributions by the Agent).

33.6                       Partial payments

(a)                                 If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)                                    first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Security Agent under those Finance Documents;

(ii)                                 secondly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under those Finance Documents;

(iii)                              thirdly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iv)                             fourthly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(v)                                fifth, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                                 The Agent shall, if so directed by the Majority Lenders, vary the order set out in sub-paragraphs (a)(ii) to (a)(v) above.

(c)                                  Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

33.7                       Set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

33.8                       Business Days

(a)                                 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                 During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

33.9                       Currency of account

(a)                                 Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                                 A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(c)                                  Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)                                 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)                                  Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

33.10                Change of currency

(a)                                 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                    any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)                                 any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)                                 If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

33.11                Disruption to Payment Systems, etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)                                 the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)                                 the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)                                  the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)                                 any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 39 (Amendments and Waivers);

(e)                                  the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 33.11; and

(f)                                   the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

34.                              SET-OFF

(a)                                 At any time whilst an Event of Default is continuing, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)                                 The provisions of paragraph (a) above shall be without prejudice to any rights of set-off which may be agreed between the Obligors and the Ancillary Lender under an Ancillary Facility and any rights of set-off or netting arrangements contained in any Hedging Agreements.

(c)                                  Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms.

35.                              NOTICES

35.1                       Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

35.2                       Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                 in the case of the Company, that identified with its name below;

(b)                                 in the case of each Lender, each Ancillary Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)                                  in the case of the Agent or the Security Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days’ notice.

35.3                       Delivery

(a)                                 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                                    if by way of fax, when received in legible form; or

(ii)                                 if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 35.2 (Addresses), if addressed to that department or officer.

(b)                                 Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or Security Agent’s signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).

(c)                                  All notices from or to an Obligor shall be sent through the Agent as follows:

For operational duties (such as Utilisations, interest rate setting, Margin calculations and payments) to the following address:

Singapore Loan Operations
Barclays Bank PLC
3 Church Street
#10-00 Samsung Hub
Singapore
049483

Attention:                                                        Tracey Stratford
Fax Number:                                       +44 207 773 6812
email:                                                                             Tracey.Stratford@barcap.com

For non-operational duties (such as documentation, covenant compliance, amendments and waivers) to the following address:

Barclays Bank PLC
1 Snow Hill Queensway
Birmingham
West Midlands
B4 6GN
United Kingdom

Attention:                                                        Andrew Budenberg
Fax Number:                                       +44 207 773 6812
email:                                                                             Andrew.budenberg@barclays.com

(d)                                 Any communication or document made or delivered to the Company in accordance with this Clause 35.3 will be deemed to have been made or delivered to each of the Obligors.

35.4                       Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 35.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

35.5                       Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly.  This provision shall not operate after a replacement Agent has been appointed.

35.6                       Electronic communication

(a)                                 Any communication to be made between the Agent or the Security Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Security Agent and the relevant Lender:

(i)                                    agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                                 notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                              notify each other of any change to their address or any other such information supplied by them.

(b)                                 Any electronic communication made between the Agent and a Lender or the Security Agent will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

35.7                       Use of websites

(a)                                 The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the “Designated Website”) if:

(i)                                    the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                                 both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                              the information is in a format previously agreed between the Company and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall at its own cost supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event the Company shall at its own cost supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)                                 The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c)                                  The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)                                    the Designated Website cannot be accessed due to technical failure;

(ii)                                 the password specifications for the Designated Website change;

(iii)                              any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                             any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                                the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Agent under sub-paragraph (c)(i) or sub-paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)                                 Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Company shall at its own cost comply with any such request within ten (10) Business Days.

35.8                       English language

(a)                                 Any notice given under or in connection with any Finance Document must be in English.

(b)                                 All other documents provided under or in connection with any Finance Document must be:

(i)                                    in English; or

(ii)                                 if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

36.                              CALCULATIONS AND CERTIFICATES

36.1                       Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

36.2                       Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

36.3                       Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case, where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

37.                              PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

38.                              REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

39.                              AMENDMENTS AND WAIVERS

39.1                       Intercreditor Agreement

This Clause 39 is subject to the terms of the Intercreditor Agreement.

39.2                       Required consents

(a)                                 Subject to Clause 39.3 (Exceptions), any term of the Finance Documents may be amended or waived or any consent given under a Finance Document only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties.

(b)                                 The Agent may effect, on behalf of any Finance Party, any amendment, waiver or consent permitted by this Clause 39.

(c)                                  Each Obligor agrees to any such amendment, waiver or consent permitted by this Clause 39 which is agreed to by the Company.  This includes any amendment, waiver or consent which would, but for this paragraph (c), require the consent of all of the Guarantors.

39.3                       Exceptions

(a)                                 An amendment or waiver that has the effect of changing or which relates to:

(i)                                    the definition of “Majority Lenders” or “Super Majority Lenders” or “Change of Control” in Clause 1.1 (Definitions);

(ii)                                 a change to the Borrowers or Guarantors other than in accordance with Clause 29 (Changes to the Obligors);

(iii)                              any provision which expressly requires the consent of all the Lenders;

(iv)                             an extension to the date of payment of any amount under the Finance Documents;

(v)                                an extension of the Availability Period;

(vi)                             a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable (save as provided by the operation of the Margin adjustment described in the definition of “Margin”)

(vii)                          a change in currency of payment of any amount under the Finance Documents;

(viii)                       an increase in or an extension of any Commitment or the Total Commitments;

(ix)                             Clause 2.4 (Finance Parties’ rights and obligations), Clause 10 (Mandatory Prepayment), Clause 27 (Changes to the Lenders) or this Clause 39; or

(x)                                subject to the terms of the Intercreditor Agreement, the order of priority or subordination under the Intercreditor Agreement or the order in which recoveries from the enforcement of Guarantees or Transaction Security are applied, shall not be made without the prior consent of all the Lenders.

(b)                                 The release of any guarantee and indemnity granted under Clause 21 (Guarantee and Indemnity) or of any Transaction Security (unless permitted under this Agreement or any other Finance Document or relating to a Third Party Disposal) over an asset or any waiver of a right of prepayment under Clause 10.3 (Note Purchase Conditions) shall not be made without the prior consent of the all the Lenders unless otherwise specified in the Intercreditor Agreement.

(c)                                  An amendment or waiver which relates to the rights or obligations of the Agent, the Arranger, any Security Agent, any Ancillary Lender, or a Hedge Counterparty (each in their capacity as such) may not be effected without the consent of the Agent, the Arranger, the Security Agent, that Ancillary Lender or, as the case may be, that Hedge Counterparty.

(d)                                 If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any of the terms of any Finance Document (other than an amendment or waiver referred to in paragraphs (a)(ii), (a)(iii) and (a)(x) above) or other vote of Lenders under the terms of this Agreement within 15 Business Days (unless the Company and the Agent agree to a longer time period in relation to any request) of that request being made, its Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments or participations under the Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained to approve that request.

39.4                       Replacement of Lender

(a)                                 If at any time:

(i)                                    any Lender becomes a Non-Consenting Lender (as defined in paragraph (c) below); or

(ii)                                 an Obligor becomes obliged to repay any amount in accordance with Clause 9.1 (Illegality) or to pay additional amounts pursuant to Clause 17.1 (Increased Costs) or Clause 16.2 (Tax gross-up) to any Lender in excess of amounts payable to the other Lenders generally, then the Company may, on not less than five (5) Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement and the Finance Documents to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Company (excluding a member of the Group and, if such entity is an Investor Affiliate, provided that such transfer shall be in accordance with Clause 28 (Restriction on Debt Purchase Transactions)) and which is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender’s participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and/or Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)                                 The replacement of a Lender pursuant to this Clause 39.4 shall be subject to the following conditions:

(i)                                    the Company shall have no right to replace the Agent (in its capacity as Agent) or Security Agent (in its capacity as Security Agent);

(ii)                                 neither the Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)                              in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 90 days after the date the Non-Consenting Lender notifies the Company and the Agent of its failure or refusal to give a consent in relation to, or agree to any waiver or amendment to the Finance Documents requested by the Company; and

(iv)                             in no event shall the Lender replaced under this paragraph (b) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

(c)                                  In the event that:

(i)                                    the Company or the Agent (at the request of the Company) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)                                 the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)                              the Super Majority Lenders have consented to or agreed to such waiver or amendment,

then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

39.5                       Disenfranchisement of Defaulting Lenders

(a)                                 For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments.

(b)                                 For the purposes of this Clause 39.5, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)                                    any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)                                 any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

(c)                                  unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

39.6                       Replacement of a Defaulting Lender

(a)                                 The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving not less than five (5) Business Days’ prior written notice to the Agent and such Lender:

(b)                                 replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(c)                                  require such Lender to (and such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender; or

(d)                                 require such Lender to (and such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Facility, to a Lender or other bank, financial institution, trust, fund or other entity (which Replacement Lender may not be a member of the Group or (except with Majority Lender consent) an Investor Affiliate) selected by the Company and which (unless the Agent is an Impaired Agent) is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and/or Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)                                  Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 39.6 shall be subject to the following conditions:

(i)                                    the Company shall have no right to replace the Agent or Security Agent;

(ii)                                 neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)                              the transfer must take place no later than 20 days after the notice referred to in paragraph (a) above; and

(iv)                             in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

40.                              CONFIDENTIALITY

40.1                      Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 40.2 (Disclosure of Confidential Information) and Clause 40.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

40.2                       Disclosure of Confidential Information

Any Finance Party may disclose:

(a)                                 to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)                                 to any person:

(i)                                    to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)                                 with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)                              appointed by any Finance Party or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under Clause 30.15(b) (Relationship with the Lenders));

(iv)                             who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)                                to whom information is required by law or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)                             to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.9 (Security over Lenders’ rights);

(vii)                          to whom information is required by law to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)                       who is a Party; or

(ix)                             with the consent of the Company;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)                              in relation to sub-paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)                              in relation to sub-paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking which is capable of being relied upon by the Company or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)                              in relation to sub-paragraphs (b)(v), (b)(vi)40.2(b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)                                  to any person appointed by that Finance Party or by a person to whom sub-paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party;

(d)                                 the size and term of the Facility and the name of each of the Obligors to any investor or a potential investor in a securitisation (or similar transaction of broadly equivalent economic effect) of that Lender’s rights or obligations under the Finance Documents;

(e)                                  to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

40.3                       Disclosure to numbering service providers

(a)                                 Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)                                    names of Obligors;

(ii)                                 country of domicile of Obligors;

(iii)                              place of incorporation of Obligors;

(iv)                             date of this Agreement;

(v)                                the names of the Agent and the Arranger;

(vi)                             date of each amendment and restatement of this Agreement;

(vii)                          amount of Total Commitments;

(viii)                       currencies of the Facility;

(ix)                             ranking of the Facility;

(x)                                Termination Date for the Facility;

(xi)                             changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xii)                          such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)                                 The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)                                  Each Obligor represents that none of the information set out in paragraphs (i) to (xii) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)                                 The Agent shall notify the Company and the other Finance Parties of:

(i)                                    the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)                                 the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

40.4                      Entire agreement

This Clause 40 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

40.5                       Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

40.6                       Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)                                 of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(iv)(v) of Clause 40.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                                 upon becoming aware that Confidential Information has been disclosed in breach of this Clause 40 (Confidentiality).

40.7                       Continuing obligations

The obligations in this Clause 40 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)                                 the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)                                 the date on which such Finance Party otherwise ceases to be a Finance Party.

41.                              COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

42.                              GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law and shall be construed and enforced in accordance with English law provided that Schedule 15 (Incurrence Covenants Schedule) shall be interpreted in accordance with the law of the State of New York without prejudice to the fact that this Agreement is governed by English law and that such Schedule 15 (Incurrence Covenants Schedule) shall also be enforced in accordance with English law.

43.                              ENFORCEMENT

43.1                       Jurisdiction of English courts

(a)                                 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)                                 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  This Clause 43.1 is for the benefit of the Finance Parties and Secured Parties only.  As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

43.2                       Service of process

(a)                                 Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)                                    irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document and the Company by its execution of this Agreement, accepts that appointment; and

(ii)                                 agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)                                 If any person appointed as process agent is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Agent.  Failing this, the Agent may appoint another agent for this purpose.

(c)                                  The Company expressly agrees and consents to the provisions of this Clause 43 and Clause 42 (Governing Law).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

Part 1
The Original Obligors

Name of Original Borrower	Registration number (or equivalent, if any) and jurisdiction of incorporation

Nord Anglia Education (UK) Holdings plc	06590752 (UK)

NAE Hong Kong Limited (previously Eduasia Limited and Taclet Limited)	1009454 (Hong Kong)

Name of Original Guarantor	Registration number (or equivalent, if any) and jurisdiction of incorporation

Nord Anglia Education (UK) Holdings plc	06590752 (UK)

Premier Education (UK) Midco Limited	06590836 (UK)

Premier Education (UK) Bidco Limited	06590933 (UK)

Nord Anglia Education Limited	02116088 (UK)

NA Schools Limited	03604036 (UK)

NA Educational Services Limited	03603850 (UK)

Nord Anglia Education Development Services Limited	05603122 (UK)

Nord Anglia Education Partnerships Limited	05603137 (UK)

Nord Anglia Vocational Education and Training Services Limited	03739390 (UK)

Nord Anglia Lifetime Development Limited	2963157 (UK)

Nord Anglia Lifetime Development North East Limited	03164404 (UK)

Nord Anglia Lifetime Development South West Limited	03164408 (UK)

ABET International Limited	03354186 (UK)

Nord International Schools Limited	05017740 (UK)

Brighton Education Learning Services Sdn Bhd	905853-A (Malaysia)

British International School Foundation	National registration number: 18849 / 2002; Regional registration number: 8514 / 2006 (Hungary)

The British School Sp. z o.o.	0000342123 (Poland)

Collège Alpin Beau-Soleil SA	Switzerland

La Côte International School SA	Switzerland

Collège Champittet SA	Switzerland

Nord Anglia Middle East Holding S.P.C.	68831 (Kingdom of Bahrain)

NAE Hong Kong Limited (previously Eduasia Limited and Taclet Limited)	1009454 (Hong Kong)

Part 2
The Original Lenders

Name of Original Lender	Commitment	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)[1]
Barclays Bank PLC	$20,000,000

Total	$20,000,000

Part 3
UK Non-Bank Lenders

Name of Original Lender	Commitment

Total

1                                         Each of these must be included if the Original Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

SCHEDULE 2
CONDITIONS PRECEDENT

Part 1
Conditions precedent to the Initial Utilisation

1.                                     OBLIGORS

(a)                                A copy of the constitutional documents of each Original Obligor and the Parent.

(b)                                A copy of a resolution of the board (or in the case of: (i) British International School Foundation, the board of trustees and (ii) Nord Anglia Education Middle East Holdings S.P.C., the sole shareholder) of each Original Obligor and the Parent:

(i)                                    approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Documents to which it is a party;

(ii)                                 authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf (including, where applicable, by power of attorney); and

(iii)                              authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party (including, where applicable, by power of attorney), in each case, except where required as a condition subsequent in respect of British International School Foundation only in accordance with Clause 25.23.

(c)                                  A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents and related documents.

(d)                                 A copy of a resolution signed by all the holders of the issued shares, (except with regard to the Swiss Obligors, where an extraordinary shareholders’ meeting is required, or in the case of British International School Foundation, the founders) in each Original Guarantor (other than the Company), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party.

(e)                                  A certificate of each Original Obligor (signed by a director or the chairman of the board of trustees, as appropriate) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

(f)                                   A certificate of an authorised signatory of each Original Obligor certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement, except where required as a condition subsequent in respect of British International School Foundation only in accordance with Clause 25.23.

2.                                     FINANCE DOCUMENTS

(a)                                This Agreement executed by the members of the Group party to this Agreement.

(b)                                The Fee Letters executed by the members of the Group party to them.

(c)                                  The Intercreditor Agreement executed by the members of the Group which are party to that Agreement.

(d)                                 At least two originals of the Transaction Security Documents executed by the relevant Obligors specified in Part 3 of Schedule 2 (Conditions Precedent) (including, but not limited to, one original of all share certificates, stock transfer forms and other documents of title required to be provided under those security documents) (except in the case of Nord Anglia Middle East Holding S.P.C., which shall be delivered pursuant to Clause 25.24 (Conditions Subsequent)).

(e)                                  A certified extract of the register of members of each member of the Group (except if incorporated in the Kingdom of Bahrain), the shares of which are subject to or expressed to be subject to the Transaction Security.

(f)                                   Unless a grace period for supply of notices is contained in the relevant Transaction Security Document, a copy of all notices required to be sent under the Transaction Security Documents executed by relevant Obligors and, in the case of any notice to be sent to another member of the Restricted Group, duly acknowledged.

3.                                     LEGAL OPINION

The following legal opinions, each addressed to the Agent, the Security Agent and the Original Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Facility:

(a)                                 A legal opinion of Latham & Watkins (London) LLP, legal advisers to the Agent and the Arranger as to English law.

(b)                                 An enforceability legal opinion of Homburger AG, legal advisers to the Agent and the Arranger as to matters of Swiss law.

(c)                                  A capacity legal opinion of Schellenberg Wittmer Zurich, legal advisers to the Company as to matters of Swiss law.

(d)                                 An enforceability legal opinion of Norton Rose Piotr Strawa and Partners, LP, legal advisers to the Agent and the Arranger as to matters of Polish law.

(e)                                  A capacity legal opinion of DLA Piper Wiater sp.k., legal advisers to the Company as to matters of Polish law.

(f)                                  An enforceability legal opinion of Lakatos, Köves és Társai Ügyvédi Iroda, legal advisers to the Agent and the Arranger as to matters of Hungarian law.

(g)                                 A capacity legal opinion of Horváth & Partners DLA Piper legal advisers to the Company as to matters of Hungarian law.

(h)                                 An enforceability legal opinion of Kinstellar, s.r.o., legal advisers to the Agent and the Arranger as to matters of Slovak law.

(i)                                     A capacity legal opinion of DLA Piper Weiss-Tessbach, legal advisers to the Company as to matters of Slovak law.

(j)                                    An enforceability legal opinion of PRK Partners s.r.o. advokátní kancelář, legal advisers to the Agent and the Arranger as to matters of Czech law.

(k)                                 A capacity legal opinion of DLA Piper Prague, legal advisers to the Company as to matters of Czech law.

(l)                                     An enforceability legal opinion of Hassan Radhi & Associates, legal advisers to the Agent and the Arranger as to matters of Bahraini law.

(m)                             A capacity legal opinion of DLA Piper Middle East LLP, legal advisers to the Company as to matters of Bahraini law.

(n)                                 A legal opinion of Zaid Ibrahim & Co, legal advisers to the Agent and the Arranger as to Malaysian law.

(o)                                 An enforceability legal opinion of Latham & Watkins LLP, legal advisers to the Agent and the Arranger as to matters of the laws of Hong Kong.

(p)                                 A capacity legal opinion of Milbank, Tweed, Hadley & McCloy LLP, legal advisers to the Company as to matters of the laws of Hong Kong.

(q)                                 A capacity legal opinion of Maples and Calder, legal advisers to the Company as to matters of Cayman law.

in each case, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

4.                                     OTHER DOCUMENTS AND EVIDENCE

(a)                                 The Group Structure Chart.

(b)                                 The Financial Model.

(c)                                  The Ratings Presentation.

(d)                                 The Investor Presentation.

(e)                                  The Approved List.

(f)                                   The Offering Memorandum.

(g)                                  The Steps Paper, in a form agreed upon by the Company and the Agent.

(h)                                 A copy of the Original Financial Statements.

(i)                                     The Funds Flow Statement in a form agreed by the Company and the Agent setting out the proposed movement of funds on or around the Closing Date.

(j)                                    Copies certified as true, complete and up-to-date of each of the Senior Secured Notes Documents to be entered into on or prior to the first Utilisation Date executed by the parties to those documents to the extent not previously delivered (which shall not be required to be in form and substance satisfactory to the Agent).

(k)                                 A certificate of the Company (signed by a director) certifying that:

(i)                                    the list of Material Companies of the Group set out in Schedule 11 (Material Companies) is correct, complete and up-to-date, as at the Closing Date;

(ii)                                 the Coverage Test has been complied with as at the Closing Date; and

(iii)                              the full amount of the Senior Secured Notes (being an aggregate principal amount of not less than USD 325,000,000) has been advanced or will simultaneously with the first Utilisation under this Agreement be applied as shown in the Funds Flow.

(l)                                     Evidence that the fees, costs and expenses then due and payable from the Company pursuant to Clauses 15 (Fees), 16.7 (Stamp taxes) and 20 (Costs and expenses) have been paid or will be paid on or by the Closing Date.

(m)                             Evidence that any process agent referred to in Clause 43.2 (Service of process) or clause 29.2 (Service of process) of the Intercreditor Agreement, if not an Original Obligor, has accepted its appointment.

(n)                                 Other than Permitted Lien and Permitted Debt as defined in Schedule 15 (Incurrence Covenants Schedule) (not including paragraph (f) of the definition of Permitted Lien and paragraph (b) of the definition of Permitted Debt), evidence that all existing guarantees and Security of the Group will be discharged on or by the Closing Date, including:

(i)                                     notice of prepayment and cancellation providing for the prepayment of all outstanding amounts under the Existing Facilities (including all fees, costs and expenses payable thereunder), other than any Existing Facilities which are Existing Ancillary Facilities and which are intended by the parties to form Ancillary Facilities for the purposes of this Agreement, on or before the Closing Date executed by the parties thereto; and

(ii)                                  pay-off and security release (including all relevant local law release) documents and any notifications, filings or registrations required to be made in connection with the releases.

(o)                                 A letter from the Company specifying the Mandatory Prepayment Account including details of such account name, account number and the name and address of the bank where such account is held.

(p)                                 A copy of the constitutional documents of the British International School Bratislava s.r.o. (the “Slovak Company”).

(q)                                 A copy of the resolution of the sole shareholder of the Slovak Company:

(i)                                    approving the effective division of the existing shareholding interest of Nord Anglia Education Limited in the Slovak Company corresponding to the sole shareholder’s monetary contribution into the Slovak Company’s registered capital in the amount of EUR 6,639 to two separate shareholding interests, one of which shall be transferred to NA Schools Limited;

(ii)                                 amending the Foundation Deed of the Slovak Company so as to allow the transfer of part of the shareholding interest vested in the Slovak Company to NA Schools Limited and to allow establishment of a pledge over the shareholding interest vested in the Slovak Company in favour of the Security Agent; and

(iii)                              amending the articles of association of the Slovak Company to delete the requirements under articles 4.2 and 4.3 of the articles of association.

(r)                                    A copy of an up-to-date extract from the commercial register for the Slovak Company not older than three months at the time of submission.

(s)                                   Directors’ Certificate of the executives of the Slovak Company certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Agreement.

(t)                                    Confirmation issued by the District Court Bratislava I evidencing that no bankruptcy proceedings, bankruptcy, restructuring proceedings or restructuring have been applied for or commenced in relation to the Slovak Company or terminated due to insufficient assets of the Slovak Company, dated no earlier than three (3) Business Days prior to the date of this Agreement.

(u)                                 Confirmation issued by the District Court Bratislava I evidencing that no liquidation has been commenced in relation to the Slovak Company, dated no earlier than three (3) Business Days prior to the date of this Agreement.

(v)                                 Evidence of submission of an application to the relevant court maintaining the commercial registry upon which the security established over the ownership interest of Nord Anglia Education Limited in the Slovak Company will be registered.

(w)                               A copy of a per-rollam resolution of the shareholders of the Slovak Company:

(i)                                    approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Documents to which it is a party;

(ii)                                 authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)                              authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(x)                                 A copy of an agreement on transfer of shareholding interest in the Slovak Company evidencing the effective transfer of the sole shareholder’s shareholding interest in the Slovak Company corresponding to the sole shareholder’s monetary contribution into the registered capital of the Slovak Company in the amount of EUR 750 onto NA Schools Limited, which represent 11.30 per cent of the total registered capital of the Slovak Company and evidence of its delivery to the Slovak Company.

(y)                                 An evidence of submission of a complete application to the relevant commercial registry upon which the corporate change under paragraph (x) above will be registered.

(z)                                  A certificate of good standing in respect of the Parent.

(aa)                          A copy of the constitutional documents of the English International School of Prague, s.r.o. (the “Czech Company”).

(bb)                          A copy of a resolution of the board of the Czech Company:

(i)                                    approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Documents to which it is a party;

(ii)                                  authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                               authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(cc)                            A certificate of an authorised signatory of the Czech Company certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Agreement.

(dd)                          The extract from the register of entrepreneurs (rejestr przedsiębiorców) of the National Court Register relating to The British School Sp. z o.o.

(ee)                            Certifications and extracts from the pledges register confirming the assets subject to the Transaction Security Documents governed by Polish law are not encumbered with any registered pledges, except for the registered pledges constituting Permitted Security and established under the Transaction Security Documents governed by Polish law.

(ff)                              Extracts from the register of treasury pledges issued not later than 10 Business Days before the date of the Agreement confirming that the assets subject to the Transaction Security Documents governed by the Polish law are not encumbered with any treasury pledges.

(gg)                            A certified copy of the certificate from the competent tax office for the registered office of The British School Sp. z o.o. confirming that there are no outstanding taxes due from each Borrower issued no more than 10 (ten) Business Days prior to the date of the Utilisation Request.

(hh)                          A certified copy of the certificate from the Polish social security office for the registered office of The British School Sp. z o.o. confirming that there are no outstanding social security premiums due from The British School Sp. z o.o. issued no more than 10 (ten) Business Days prior to the date of the Utilisation Request.

(ii)                                  Duly completed and paid applications for the registration of the registered pledges established under the Transaction Security Documents governed by Polish law.

(jj)                                Appointment letter to appoint a sub-security agent residing in an EU or OECD country, stating that for the purposes of the Hungarian security interests, the parallel debt claims are held by the sub-security agent.

(kk)                          Consent of general meeting of English International School Prague, s.r.o. to the creation of the pledges over its shares.

(ll)                                  Apostilled excerpt from the commercial register of the Citicorp International Limited and related power of attorney.

(mm)                  Apostilled copy of the certificate of incorporation or equivalent relating to NA Schools Limited.

(nn)                          Apostilled copy of the certificate of incorporation or equivalent relating to Nord International Schools Limited.

(oo)                          Form A to evidence registration of Malaysian guarantee with Foreign Exchange Controller of Malaysia within 7 Business Days before issuance.

(pp)                          Lodgement of Form 34 (as prescribed in Companies Act, 1965 of Malaysia) at Companies Commission of Malaysia.

(qq)                          A copy of a resolution signed by all the holders of the issued shares in NAE Hong Kong Limited, approving the amendment to the articles of association to remove any restrictions on the transfer of shares.

(rr)                                A copy of a resolution signed by all the holders of the issued shares in the Company, approving the amendment to the articles of association to remove any restrictions on the transfer of shares.

5.                                     “KNOW YOUR CUSTOMER” CHECKS

(a)                                 In relation to each Original Obligor (certified as a true copy by a director or company secretary):

(i)                                    a copy of its certificate of incorporation or equivalent confirming legal form, legal and trading name, address, statutory seat and registration number with trade register; and

(ii)                                 a copy of its share register confirming the identity of its shareholders.

(b)                                 In relation to each authorised signatory of each Original Borrower referred to in paragraph (a) above (in each case certified as a true copy a copy of his or her current passport or national identity card including a photograph (to evidence name and date of birth)).

Any other evidence required by the Agent under Clause 23.9 (“Know Your Customer” checks).

Part 2
Conditions precedent required to be delivered by an Additional Obligor

1.                                     An Accession Deed executed by the Additional Obligor and the Company.

2.                                     A copy of the constitutional documents of the Additional Obligor.

3.                                     A copy of a resolution of the board or, if applicable, a committee of the board of directors of the Additional Obligor:

(a)                                 approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents and resolving that it execute, deliver and perform the Accession Deed and any other Finance Document to which it is party;

(b)                                 authorising a specified person or persons to execute the Accession Deed and other Finance Documents on its behalf;

(c)                                  authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)                                 authorising the Company to act as its agent in connection with the Finance Documents.

4.                                     If applicable, a copy of a resolution of the board of directors of the Additional Obligor, establishing the committee referred to in paragraph 3 above.

5.                                     A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

6.                                     If applicable, a copy of a resolution signed by all the holders of the issued shares of the Additional Obligor, except with regard to the Swiss Obligors, where an extraordinary shareholders’ meeting is required, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Obligor is a party.

7.                                     A copy of a resolution of the board of directors of each corporate shareholder of each Additional Obligor approving the terms of the resolution referred to in paragraph 6 above.

8.                                     A certificate signed by an authorised signatory of the Additional Obligor confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

9.                                     A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part 2 of Schedule 2 relating to it is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Deed.

10.                              To the extent required under applicable law or customary in accordance with local law or practice, a good standing certificate from the applicable governmental authority of its jurisdiction of incorporation, organisation or formation, dated a recent date prior to the date of the relevant Accession Deed.

11.                              A copy of any other authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration or other document, opinion or assurance which the Agent (acting reasonably) considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

12.                              If available, a copy of the latest audited financial statements of the Additional Obligor.

13.                              A certified extract of the register of members of the Additional Obligor, the shares of which are subject to or expressed to be subject to the Transaction Security.

14.                              The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders:

(a)                                 a legal opinion of the legal advisers to the Agent in England, as to English law in the form distributed to the Lenders prior to signing the Accession Deed;

(b)                                 if the Additional Obligor is incorporated in or has its “centre of main interest” or “establishment” (as referred to in Clause 22.29 (Centre of main interests and establishments)) in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law a legal opinion of the legal advisers to the Agent in the jurisdiction of its incorporation or “centre of main interest” or “establishment” (as applicable) or, as the case may be, the jurisdiction of the governing law of that Finance Document (the “Applicable Jurisdiction”) as to the law of the Applicable Jurisdiction in the form distributed to the Lenders prior to signing the Accession Deed.

15.                              If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales and does not have a registered UK establishment, evidence that a process agent in England and Wales has accepted its appointment in relation to the proposed Additional Obligor.

16.                              Any security documents which, subject to the Agreed Security Principles, required by the Agent to be executed by the proposed Additional Obligor.

17.                              In relation to an Additional Obligor which is incorporated outside the United Kingdom and which is to enter into a Transaction Security Document which creates Transaction Security over assets situated in the United Kingdom, a certificate of that Additional Obligor (signed by a director) certifying that that entity has not registered an establishment in the United Kingdom with the Registrar of Companies whether under its name of incorporation or any other name, as at a date no earlier than the date of the relevant Transaction Security Document provided that no such certificate shall be required of any Obligor which has registered an establishment in the United Kingdom with the Registrar of Companies whether under its name of incorporation or any other name.

18.                              Evidence that the Additional Obligor has done all that is necessary under any relevant laws relating to financial assistance or analogous processes (including, without limitation, for Additional Obligors incorporated in England and Wales or Scotland re-registering as a private company) in order to enable the Additional Obligor to enter into the Finance Documents and perform its obligations under the Finance Documents.

19.

(a)                                 In relation to each Additional Obligor (in each case certified as a true copy by a director):

(i)                                    a copy of its certificate of incorporation or equivalent confirming, to the extent applicable, legal form, legal and trading name, address, statutory seat and registration number with trade register; and

(ii)                                 a copy of its share register or register of members (as the case may be) confirming the identity of its shareholders.

(b)                                 In relation to each authorised signatory of each Additional Obligor (in each case certified as a true copy by the legal advisors to the Company):

(i)                                    a copy of his or her current passport or national identity card including a photograph (to evidence name and date of birth); and

(ii)                                 a copy of any one of the following (to evidence address):  bank statement issued within the last three months, current driving licence or utility bill issued within the last three months.

(c)                                  Any other evidence required by the Agent under Clause 23.9(d) (“Know Your Customer” Checks).

20.                              If applicable, a copy of (i) the request for advice from each works council or central or European works council with jurisdiction over the transactions contemplated by this Agreement and (ii) the positive advice from such works council which contains no condition which if complied with, could result in a breach of any of the Finance Documents.

Part 3
Transaction Security Documents and Security Related Documents to be delivered on the Closing Date

Name of Chargor	Capacity (Borrower and/or Guarantor)	Description of Transaction Security Document and Transaction Security	Description of Security related documents and other action to be taken by Obligor to protect or perfect or give priority to Transaction Security and date by which action is to be completed.
Nord Anglia Education, Inc.	Third Party Chargor	• English law share charge over shares in the Company • English law assignment of any downstream shareholder loans to the Company

Cayman Islands

A certified copy of the Parent’s register of mortgages and charges with an entry evidencing the security interests created pursuant to the share charge and the assignment of downstream shareholder loans to the Company.

Deliver notice to and obtain acknowledgment from Company.

Nord Anglia Education (UK) Holdings plc

Premier Education (UK) Midco Limited

Premier Education (UK) Bidco Limited

Nord Anglia Education Limited (inc. assignment of rights and benefits and related claims under the Project Star SPA)

NA Schools Limited

NA Educational Services Limited

Nord Anglia Education Development Services Limited

Nord Anglia Education Partnerships Limited

Nord Anglia Vocational Education and Training Services Limited

Nord Anglia Lifetime

	Guarantors; Nord Anglia Education (UK) Holdings plc is also a Borrower	English law debenture

England

Registration of debenture at Companies House and, if applicable, the Land Registry and the Register of Trade Marks (and any other applicable records of security at the relevant IP registry), within 21 days of signing.

Deposit share certificates and stock transfer forms in respect of charged shares.

Deliver notices to account banks in respect of certain blocked bank accounts within the period required by the Debenture.

Deliver notices to insurers in respect of assigned insurance policies within the period required by the Debenture.

Name of Chargor	Capacity (Borrower and/or Guarantor)	Description of Transaction Security Document and Transaction Security	Description of Security related documents and other action to be taken by Obligor to protect or perfect or give priority to Transaction Security and date by which action is to be completed.

Development Limited (inc. share charges over shares in Nord Anglia Lifetime Development North East Limited and Nord Anglia Lifetime Development South West Limited)

Nord Anglia Lifetime Development North East Limited

Nord Anglia Lifetime Development South West Limited

ABET International Limited

Nord International Schools Limited

Nord Anglia Education Limited	Guarantor

•     Polish law civil and registered share pledges over shares in The British School Sp. z o.o.

•     Slovak law Shareholding Interest Pledge Agreement over Nord Anglia Education Limited’s 88.7% shareholding interest in the Slovak Company together with:

(i)       power of attorney from Nord Anglia Education Limited and NA Schools Limited;

(ii)      an extract from the Companies House or other document confirming signing authority

Poland

Civil pledge is established by entering into the share pledge agreement, but registration of the registered share pledge with the competent Polish court maintaining the register of pledges is required after the share pledge agreement is entered into to establish the registered share pledge.

Slovak Republic

Evidence of (i) submission of an application to the relevant court maintaining the commercial registry upon which the Security established under the Slovak Shareholding Interest Pledge Agreements will be registered and (ii) registration of the Security established under the Slovak Shareholding Interest Pledge Agreements with the commercial registry immediately following

Name of Chargor	Capacity (Borrower and/or Guarantor)	Description of Transaction Security Document and Transaction Security	Description of Security related documents and other action to be taken by Obligor to protect or perfect or give priority to Transaction Security and date by which action is to be completed.

on behalf of Nord Anglia Education Limited and NA Schools Limited;

(iii)     power of attorney from the Security Agent;

(iv)     an extract from the commercial register or other document confirming signing authority on behalf of the Security Agent

•     Swiss law share pledge over shares in Collège Alpin Beau-Soleil SA registration of the new shareholding with the commercial registry but not later than within 1 month after conclusion of the Slovak Shareholding Interest Pledge Agreements.

Confirmation of deregistration of existing pledge of enterprise of the Slovak Company registered in favour of AIB Group (UK) plc without undue delay but not later than within 1 month after conclusion of the Slovak Shareholding Interest Pledge Agreement.

Confirmation of deregistration of existing pledge over receivables / accounts of the Slovak Company registered in favour of Credit Suisse, Singapore Branch without undue delay but not later than within 1 month after conclusion of the Slovak Shareholding Interest Pledge Agreement. Confirmation of discharge and deregistration of existing pledge over ownership interest in the Slovak Company registered in favour of Credit Suisse, Singapore Branch without undue delay but not later than within 1 month after conclusion of the Slovak Shareholding Interest Pledge Agreement.

Switzerland

Delivery of original share certificates in relation to Collège Alpin Beau-Soleil SA

England

Registration of Polish law share pledges, Slovak law

Name of Chargor	Capacity (Borrower and/or Guarantor)	Description of Transaction Security Document and Transaction Security	Description of Security related documents and other action to be taken by Obligor to protect or perfect or give priority to Transaction Security and date by which action is to be completed.
Shareholding Interest Pledge Agreement and Swiss law share pledge at Companies House.

NA Schools Limited	Guarantor

•     Czech law share charge over 80% shareholding in the English International School Prague, s.r.o.

•     Slovak law Shareholding Interest Pledge Agreement over NA Schools Limited’s 11.3% shareholding interest in the Slovak Company together with:

(v)      power of attorney from Nord Anglia Education Limited;

(vi)     an extract from the Companies House or other document confirming signing authority on behalf of Nord Anglia Education Limited;

(vii)    power of attorney from the Security Agent;

(viii)   an extract from the commercial register or other document confirming signing authority on behalf of the Security Agent

Czech Republic

Registration of the share pledge with the competent Czech court maintaining the Commercial Register without undue delay after the Share Pledge Agreement is entered into.

Slovak Republic

Evidence of (i) submission of an application to the relevant court maintaining the commercial registry upon which the Security established under the Slovak Shareholding Interest Pledge Agreements will be registered and (ii) registration of the Security established under the Slovak Shareholding Interest Pledge Agreements with the commercial registry immediately following registration of the new shareholding with the commercial registry but not later than within 1 month after conclusion of the Slovak Shareholding Interest Pledge Agreements.

Confirmation of discharge and deregistration of existing pledge of enterprise of the Slovak Company registered in favour of AIB Group (UK) plc without undue delay but not later than within 2 month after conclusion of the Slovak Shareholding Interest Pledge Agreement.

Confirmation of discharge and deregistration of existing pledge over receivables / accounts of the Slovak Company registered

Name of Chargor	Capacity (Borrower and/or Guarantor)	Description of Transaction Security Document and Transaction Security	Description of Security related documents and other action to be taken by Obligor to protect or perfect or give priority to Transaction Security and date by which action is to be completed.

in favour of Credit Suisse, Singapore Branch without undue delay but not later than within 1 month after conclusion of the Slovak Shareholding Interest Pledge Agreement. Confirmation of discharge and deregistration of existing pledge over ownership interest in the Slovak Company registered in favour of Credit Suisse, Singapore Branch without undue delay but not later than within 1 month after conclusion of the Slovak Shareholding Interest Pledge Agreement.

England

Registration of Czech law share charge and Slovak law Shareholding Interest Pledge Agreement at Companies House.

Nord Anglia Education Development Services Limited	Guarantor	Bahrain law share mortgage and related power of attorney over shares in Nord Anglia Middle East Holding S.P.C.	Bahrain Registration of share mortgage with the Ministry of Industry and Commerce following the filing of the accounts. England Registration of Bahraini law share mortgage at Companies House.

Brighton Education Learning Services Sdn Bhd	Guarantor

Malaysian law governed debenture over all fixed and floating assets of Brighton Education Learning Services Sdn Bhd

Power of attorney granted by Brighton Education Learning Services Sdn Bhd to the Security Agent pursuant to the Intercreditor Agreement.

Malaysia

Registration of the guarantee with the Foreign Exchange Controller of Malaysia within 7 Business Days before issuance.

Stamping the debenture within 30 days after it has been executed in Malaysia and if executed outside of Malaysia, 30 days after it has been received in Malaysia.

Name of Chargor	Capacity (Borrower and/or Guarantor)	Description of Transaction Security Document and Transaction Security	Description of Security related documents and other action to be taken by Obligor to protect or perfect or give priority to Transaction Security and date by which action is to be completed.

Registration of the power of attorney clause contained in the debenture and the power of attorney granted pursuant to the Intercreditor Agreement with the High Court of Malaysia.

Registration of the charges created pursuant to the debenture with the Companies Commission of Malaysia within 30 days from the date of the debenture.

Nord International Schools Limited	Guarantor

•     Czech law share charge over 20% shareholding in the English International School Prague, s.r.o.

•     Hong Kong law share mortgage over shares in NAE Hong Kong Limited (previously Eduasia Limited and Taclet Limited)

Czech Republic

Registration of the Czech law share pledge with the competent Czech court maintaining the Commercial Register without undue delay after the Share Pledge Agreement is entered into.

Hong Kong

Share certificates to be delivered to Security Agent.

Instrument of transfer and contract cote (executed in blank and left undated) to be delivered.

Signed (but undated) letter of resignation of each of the directors and the secretary of NAE Hong Kong Limited (executed and left undated) to be delivered.

Signed (but undated) resolution of all the directors of the NAE Hong Kong Limited approving the resignation of the directors and the secretary and the appointment of persons nominated by the Security Agent as directors and secretary to be delivered.

Name of Chargor	Capacity (Borrower and/or Guarantor)	Description of Transaction Security Document and Transaction Security	Description of Security related documents and other action to be taken by Obligor to protect or perfect or give priority to Transaction Security and date by which action is to be completed.

Signed and dated letters of authorisation of each of the directors and the secretary of NAE Hong Kong Limited to be delivered.

England

Registration of Czech law share charge and Hong Kong law share mortgage over shares at Companies House.

British International School Foundation	Guarantor	• Hungarian law pledge and assignment of insurance claims • Hungarian law pledge and conditional security deposit over bank accounts, combined with collection right • English law account charge

Hungary

Agreements to be incorporated in a notarial deed.

Notifications to be delivered to the insurers and banks subject to the Agreed Security Principles.

England

Notifications to be delivered to account bank subject to the Agreed Security Principles.

The British School Sp. z o.o.	Guarantor	• Polish law pledge over bank accounts • Power of attorney in respect of pledge over bank accounts • Polish law security assignment of insurances • Submission to enforcement

Poland

Civil pledges over accounts (a separate pledge over each account) are established by entering into the accounts pledge agreement, but registration of the registered pledges over the accounts (a separate pledge over each account) with the competent Polish court maintaining the register of pledges is required after the accounts pledge agreement is entered into to establish the registered pledges.

Security assignment agreement shall be made with date certified by a notary.

Accounts power of attorney

Name of Chargor	Capacity (Borrower and/or Guarantor)	Description of Transaction Security Document and Transaction Security	Description of Security related documents and other action to be taken by Obligor to protect or perfect or give priority to Transaction Security and date by which action is to be completed.
shall be acknowledged by accounts bank, if possible. Submission to enforcement to be made in front of a Polish notary public (in notarial form).

Collège Alpin Beau-Soleil SA	Guarantor

•     Swiss law share pledge over shares in La Côte International School SA

•     Swiss law share pledge over shares in Collège Champittet SA

•     Swiss law pledge over bank accounts

•     Swiss law assignment of insurance claims

Switzerland Delivery of original share certificates in relation to La Côte International School SA and Collège Champittet SA’s shares. Delivery of original insurance policies.

La Côte International School SA	Guarantor	• Swiss law pledge over bank accounts • Swiss law assignment of insurance claims	Switzerland Delivery of original insurance policies.

Collège Champittet SA	Guarantor	• Swiss law pledge over bank accounts • Swiss law assignment of insurance claims	Switzerland Delivery of original insurance policies.

NAE Hong Kong Limited (prev. Eduasia Limited and Taclet Limited)	Borrower and Guarantor	Hong Kong law debenture

Hong Kong

Registration of debenture at the Registry of Companies in Hong Kong and, if applicable, the Land Registry and the Register of Trade Marks (and any other applicable records of security at the relevant IP registry) within 5 weeks of signing.

Deposit share certificates in respect of charged shares.

Deliver notices to account banks in respect of certain blocked accounts within the period

Name of Chargor	Capacity (Borrower and/or Guarantor)	Description of Transaction Security Document and Transaction Security	Description of Security related documents and other action to be taken by Obligor to protect or perfect or give priority to Transaction Security and date by which action is to be completed.
required by the Hong Kong law debenture. Deliver notices to insurers in respect of assigned insurance policies within the period required by the Hong Kong law debenture.

Nord Anglia Middle East Holding S.P.C.	Guarantor	• Bahraini law accounts pledge and power of attorney • Malaysian law share charge over shares in Brighton Education Learning Services Sdn Bhd

Bahrain

Delivery of notice to account bank subject to the Agreed Security Principles.

Malaysia

Stamping of the share charge within 30 days after it has been executed in Malaysia and if executed outside of Malaysia, 30 days after it has been delivered in Malaysia.

Registration of the power of attorney clause contained in the share charge with the High Court of Malaysia.

Delivery of the original share certificates or other document of title in relation to Brighton Education Learning Services Sdn Bhd’s shares together with all corresponding instruments of transfer duly executed but undated by Nord Anglia Middle East Holding S.P.C. in favour of the Security Agent.

Delivery of the resolutions passed by Brighton Education Learning Services Sdn Bhd to allow registration of such shares in the name of the Security Agent or its nominees.

SCHEDULE 3
UTILISATION REQUEST

From:               [Borrower] [Company]*

To:                             [Agent]

Dated:

Dear Sirs

$20 million Senior Revolving Facility Agreement
for Nord Anglia Education (UK) Holdings plc
dated 21 March 2012 (the “Facility Agreement”)

1.                                     We refer to the Facility Agreement.  This is a Utilisation Request.  Terms defined in the Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                                     We wish to borrow a Loan on the following terms:

(a)                                 Borrower:                                           [•]

(b)                                Proposed Utilisation Date:                             [•] (or, if that is not a Business Day, the next Business Day)

(c)                                  Currency of Loan:                                            [•]

(d)                                 Amount:                        [•] or, if less, the Available Facility

(e)                                  Interest Period:               [•]

3.                                     We confirm that each condition specified in clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.                                     [The proceeds of this Loan should be credited to [account]].

5.                                     This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

[the Company on behalf of [insert name of relevant Borrower]]/ [insert name of Borrower]*

NOTES:

*                                         Amend as appropriate.  The Utilisation Request can be given by the Borrower or by the Company.

SCHEDULE 4
MANDATORY COST FORMULA

1.                                     The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.                                     On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.                                     The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent.  This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.                                     The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

(a)                                in relation to a sterling Loan:

AB+C(B D)+Ex0.01	per cent. per annum
100-(A+C)

(b)                                 in relation to a Loan in any currency other than sterling:

Ex0.01	per cent. per annum
300

Where:

A                                        is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B                                        is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 12.3 (Default interest) ) payable for the relevant Interest Period on the Loan.

C                                        is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D                                        is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E                                         is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Base Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.                                     For the purposes of this Schedule:

(a)                                 “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)                                 “Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)                                 “Fee Tariffs” means the fee tariffs specified in the Fees Rules under Column 1 of the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)                                “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.                                     In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.                                     If requested by the Agent, each Base Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Base Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Base Reference Bank as being the average of the Fee Tariffs applicable to that Base Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Base Reference Bank.

8.                                     Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)                                 the jurisdiction of its Facility Office; and

(b)                                 any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9.                                     The percentages of each Lender for the purpose of A and C above and the rates of charge of each Base Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.                              The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Base Reference Bank pursuant to paragraphs 3, 7, and 8 above is true and correct in all respects.

11.                              The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Base Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.                              Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.                              The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5
FORM OF TRANSFER CERTIFICATE

To:                             [•] as Agent and [•] as Security Agent

From:               [The Existing Lender], (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

$20 million Senior Revolving Facility Agreement
for Nord Anglia Education (UK) Holdings plc
dated 21 March 2012 (the “Facility Agreement”)

1.                                     We refer to the Facility Agreement and to the Intercreditor Agreement (as defined in the Facility Agreement).  This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purpose of the Facility Agreement and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement).  Terms defined in the Facility Agreement and the Intercreditor Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.                                     We refer to clause 27.5 (Procedure for transfer) of the Facility Agreement:

(a)                                 The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with clause 27.5 (Procedure for transfer).

(b)                                 The proposed Transfer Date is [•].

(c)                                  The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 35.2 (Addresses) are set out in the Schedule.

3.                                     The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of clause 27.4 (Limitation of responsibility of Existing Lenders).

4.                                     The New Lender confirms that it [is]/[is not]2 an Investor Affiliate.

5.                                     The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)                                 [a Qualifying Lender falling within paragraph (i) [or paragraph (ii)] of the definition of Qualifying Lender];

(b)                                 [a Treaty Lender];

(c)                                  [not a Qualifying Lender];

(d)                                 [a Qualifying Bank]

(e)                                  [a Non-Qualifying Bank]3

2  Delete as applicable.

3  Delete as applicable — each New Lender is required to confirm which of these categories it falls within.

6.                                     [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)                                 a company resident in the United Kingdom for United Kingdom tax purposes;

(b)                                 a partnership each member of which is:

(i)                                    a company so resident in the United Kingdom; or

(ii)                                 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]4

7.                                     [The New Lender confirms (for the benefit of the Agent and without liability to any Obligor)  that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [  ]) and is tax resident in [   ], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and notifies the Company that:

(a)                                 each Borrower which is a Party as a Borrower as at the Transfer Date must, to the extent that the New Lender becomes a Lender under a Facility which is made available to that Borrower pursuant to clause 2.1 (The Facility) of the Facility Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Transfer Date; and

(b)                                 each Additional Borrower which becomes an Additional Borrower after the Transfer Date must, to the extent that the New Lender is a Lender under a Facility which is made available to that Additional Borrower pursuant to clause 2.1 (The Facility) of the Facility Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of becoming an Additional Borrower.]5

8.                                     We refer to clause [18.2] of the Intercreditor Agreement:

In consideration of the New Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined therein), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

9.                                     This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

4                 Include only if new Lender comes within paragraph (i)(B) of the definitions of Qualifying Lender in Clause 16.1 (Definitions).

5                 This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facility Agreement in accordance with Clause 16.6(a) (HMRC DT Treaty Passport scheme confirmation).

10.                              This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.                              This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:                  The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

Branch [•]	Branch [•]

Branch MEI [•]	Branch MEI [•]

By:	By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Facility Agreement by the Agent, and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [•].

[Agent]

Agent MEI [•]

By:

[Security Agent]

By:

SCHEDULE 6
FORM OF ASSIGNMENT AGREEMENT

To:                             [•] as Agent and [•] as Security Agent and [Company] for and on behalf of each Obligor

From:               [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

$20 million Senior Revolving Facility Agreement
for Nord Anglia Education (UK) Holdings plc
dated 21 March 2012 (the “Facility Agreement”)

1.                                     We refer to the Facility Agreement and to the Intercreditor Agreement (as defined in the Facility Agreement).  This is an Assignment Agreement.  This agreement (the “Agreement”) shall take effect as an Assignment Agreement for the purpose of the Facility Agreement and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement).  Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.                                     We refer to clause 27.6 (Procedure for assignment) of the Facility Agreement:

(a)                                 The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facility Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitments and participations in Utilisations under the Facility Agreement as specified in the Schedule.

(b)                                 The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in Utilisations under the Facility Agreement specified in the Schedule.

(c)                                  The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.                                     The proposed Transfer Date is [•].

4.                                     On the Transfer Date the New Lender becomes:

(a)                                 Party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)                                 Party to the Intercreditor Agreement as a [Senior Lender].

5.                                     The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 35.2 (Addresses) are set out in the Schedule.

6.                                     The New Lender confirms that it [is]/[is not]6 an Investor Affiliate.

7.                                     The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of clause 27.4 (Limitation of responsibility of Existing Lenders).

6  Delete as applicable.

8.                                     The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)                                 [a Qualifying Lender falling within paragraph (a)(i)[or paragraph (ii)] of the definition of Qualifying Lender];

(b)                                 [a Treaty Lender];

(c)                                  [not a Qualifying Lender];

(d)                                 [a Qualifying Bank];

(e)                                  [a Non-Qualifying Bank].7

9.                                     [The New Lender confirms (for the benefit of the Agent and without liability to any Obligor) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [  ]) and is tax resident in [   ], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and notifies the Company that:

(a)                                 each Borrower which is a Party as a Borrower as at the Transfer Date must, to the extent that the New Lender becomes a Lender under a Facility which is made available to that Borrower pursuant to clause 2.1 (The Facility) of the Facility Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Transfer Date; and

(b)                                 each Additional Borrower which becomes an Additional Borrower after the Transfer Date must, to the extent that the New Lender is a Lender under a Facility which is made available to that Additional Borrower pursuant to clause 2.1 (The Facility) of the Facility Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of becoming an Additional Borrower.]8

10.                              [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)                                 a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)                                 a partnership each member of which is:

(i)                                    a company so resident in the United Kingdom; or

(ii)                                 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)                                 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account

7                 Delete as applicable — each New Lender is required to confirm which of these categories it falls within.

8                 This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facility Agreement in accordance with Clause 16.6(a) (HMRC DT Treaty Passport scheme confirmation).

interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]9

11.                              We refer to clause 20.16 (Change of Revolving Lender) of the Intercreditor Agreement:

In consideration of the New Lender being accepted as a [Senior Lender] for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a [Senior Lender], and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a [Senior Lender] and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

12.                              This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 27.7 (Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation or Additional Increase Confirmation to Company), to the Company (on behalf of each Obligor) of the assignment referred to in this Agreement.

13.                              This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

14.                              This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

15.                              This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:                  The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

9                 Include only if New Lender comes within paragraph (i)(B) of the definition of Qualifying Lender in Clause 16.1 (Definitions).

THE SCHEDULE

Commitment/rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as an Assignment Agreement for the purposes of the Facility Agreement by the Agent, and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [•].

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.

[•] as Agent

By:

[•] as Security Agent

By:

SCHEDULE 7
FORM OF ACCESSION DEED

To:                             [•] as Agent and [•] as Security Agent for itself and each of the other parties to the Intercreditor Agreement referred to below

From:               [Subsidiary] and [Company]

Dated:

Dear Sirs

$20 million Senior Revolving Facility Agreement
for Nord Anglia Education (UK) Holdings plc
dated 21 March 2012 (the “Facility Agreement”)

1.                                     We refer to the Facility Agreement and to the Intercreditor Agreement.  This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Facility Agreement and as a Debtor Accession Deed for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement).  Terms defined in the Facility Agreement have the same meaning in paragraphs 1-3 of this Accession Deed unless given a different meaning in this Accession Deed.

2.                                     [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Facility Agreement and the other Finance Documents (other than the Intercreditor Agreement) as an Additional [Borrower]/[Guarantor] pursuant to clause [29.2 (Additional Borrowers)]/[clause 29.4 (Additional Guarantors)] of the Facility Agreement.  [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited [partnership] [liability company] and registered number [                 ].

3.                                     [Subsidiary’s] administrative details for the purposes of the Facility Agreement and the Intercreditor Agreement are as follows:

Address:

Fax No.:

Attention:

4.                                     [Subsidiary] (for the purposes of this paragraph 4, the “Acceding Debtor”) intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

the “Relevant Documents”.

IT IS AGREED as follows:

(a)                                 Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Accession Deed, bear the same meaning when used in this paragraph 4.

(b)                                 The Acceding Debtor and the Security Agent agree that the Security Agent shall hold:

(i)                                    [any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(ii)                                 all proceeds of that Security; and]

(iii)          all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Security Agent as trustee for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Security Agent as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

(c)           The Acceding Debtor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

(d)                                 [In consideration of the Acceding Debtor being accepted as an Intra Group Lender for the purposes of the Intercreditor Agreement, the Acceding Debtor also confirms that it intends to be party to the Intercreditor Agreement as an Intra Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement].

5.                                     This Accession Deed and any non-contractual obligations arising out of or in connection with it [is/are] governed by English law.

THIS ACCESSION DEED has been signed on behalf of the Security Agent (for the purposes of paragraph 4 above only), signed on behalf of the Company and executed as a deed by [Subsidiary] and is delivered on the date stated above.

[Subsidiary]

EXECUTED AS A DEED

By: [Subsidiary]

Director

[Director/Secretary]

OR

EXECUTED AS A DEED

By: [Subsidiary]

Signature of Director

Name of Director

in the presence of

Signature of witness

Name of witness

Address of witness

Occupation of witness]

The Company

[Company]

By:

The Security Agent

[•]

By:

Date:

SCHEDULE 8
FORM OF RESIGNATION LETTER

To:                             [•] as Agent

From:               [resigning Obligor] and [Company]

Dated:

Dear Sirs

$20 million Senior Revolving Facility Agreement
for Nord Anglia Education (UK) Holdings plc
dated 21 March 2012 (the “Facility Agreement”)

1.                                     We refer to the Facility Agreement.  This is a Resignation Letter.  Terms defined in the Facility Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.                                     Pursuant to [clause 29.3 (Resignation of a Borrower)]/[clause 29.5 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Facility Agreement and the Finance Documents (other than the Intercreditor Agreement).

3.                                     We confirm that:

(a)                                 no Default is continuing or would result from the acceptance of this request;

(b)                                 [resigning Obligor] is under no actual or contingent obligations under the Finance Documents; and

(c)                                 *[this request is given in relation to a Third Party Disposal of [resigning Obligor]].

4.                                     This Resignation Letter and any non-contractual obligations arising out of or in connection with it [is/are] governed by English law.

[Company]	[resigning Obligor]

By:	By:

NOTES:

*                                        Insert where resignation only permitted in case of a Third Party Disposal.

SCHEDULE 9
FORM OF COMPLIANCE CERTIFICATE

To:                             [•] as Agent

From:               [The Company]

Dated:

Dear Sirs

$20 million Senior Revolving Facility Agreement
for Nord Anglia Education (UK) Holdings plc
dated 21 March 2012 (the “Facility Agreement”)

1.                                     We refer to the Facility Agreement.  This is a Compliance Certificate.  Terms defined in the Facility Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.                                     We confirm that Total Net Leverage is [•]:1 and that, therefore, the Margin for the Facility should be [•]%.

3.                                     [We confirm that as at the most recent Quarter Date, EBITDA in respect of the Relevant Period ending on such date was [•]]

4.                                     [We confirm that no Default is continuing.]10

5.                                     We confirm that the following companies constitute Material Companies for the purposes of the Facility Agreement:  [•]

6.                                     We confirm that the aggregate EBITDA of the Guarantors represents not less than 90% of the Restricted Group EBITDA (calculated without taking into account the contribution of any members of the Group incorporated in The People’s Republic of China, the Slovak Republic or the Czech Republic), calculated in accordance with Clause 25.16 (Guarantors).

10 If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

Signed

	Director	Director

	Of	of

	[Company]	[Company]

SCHEDULE 10
TIMETABLES11

	Loans in USD	Loans in Sterling	Loans in other currencies

Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	-	-	U-4

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))	U-3 9.30 a.m.	U-1 9.30 a.m.	U-3 9.30 a.m.

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)

	U-3 Noon	U-1 Noon	U-3 Noon

Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a currency)	Quotation Day 9.30 a.m.	Quotation Day 9.30 a.m.	Quotation Day 9.30 a.m.

Each Lender makes its participation in a Loan available in accordance with Clause 5.4 (Lenders’ Participation)	U 2.00 p.m.	U 2.00 p.m.	U 2.00 p.m.

Agent gives notice in accordance with Clause 6.2 (Unavailability of a currency)	Quotation Day 5.30 p.m.	N/A	Quotation Day 5.30 p.m.

LIBOR or EURIBOR is fixed	Quotation Day as of 11.00 a.m. (Brussels time) in respect of EURIBOR	Quotation Day as of 11.00 a.m. (London time) in respect of LIBOR	Quotation Day as of 11.00 a.m. (London time)

Base Reference Banks to supply LIBOR or EURIBOR quotation in accordance with Clause 14.1 (Absence of quotations)	Quotation Day Noon	Quotation Day Noon	Quotation Day Noon

“U”                                                                           =                                         date of utilisation

“U - X”                                                        =                                         X Business Days prior to date of utilisation

11  Agent to advise timetable and add timetable for USD.

SCHEDULE 11
MATERIAL COMPANIES

Name of Material Company	Registration number (or equivalent, if any)	Jurisdiction of incorporation
Nord Anglia Education (UK) Holdings plc	06590752	United Kingdom

Premier Education (UK) Midco Limited	06590836	United Kingdom

Premier Education (UK) Bidco Limited	06590933	United Kingdom

Nord Anglia Education Limited	02116088	United Kingdom

NA Schools Limited	03604036	United Kingdom

NA Educational Services Limited	03603850	United Kingdom

Nord Anglia Education Development Services Limited	05603122	United Kingdom

Nord Anglia Education Partnerships Limited	05603137	United Kingdom

Nord Anglia Vocational Education and Training Services Limited	03739390	United Kingdom

Nord Anglia Lifetime Development Limited	2963157	United Kingdom

Nord Anglia Lifetime Development North East Limited	03164404	United Kingdom

Nord Anglia Lifetime Development South West Limited	03164408	United Kingdom

ABET International Limited	03354186	United Kingdom

Brighton Education Learning Services Sdn Bhd	905853-A	Malaysia

Nord International Schools Limited	05017740	United Kingdom

British International School Foundation	National registration number: 18849 / 2002 Regional registration number: 8514 / 2006	Hungary

The British School Sp. z o.o.	0000342123	Poland

Collège Alpin Beau-Soleil SA	CH-550-1081101-4	Switzerland

La Cote International School SA	CH-550-1055243-4	Switzerland

Collège Champittet SA	CH-550-0169684-4	Switzerland

NAE Hong Kong Limited (prev. Eduasia Limited and Taclet Limited)	1009454	Hong Kong

Nord Anglia Middle East Holding S.P.C.	68831	Kingdom of Bahrain

SCHEDULE 12
AGREED SECURITY PRINCIPLES

1.                                     AGREED SECURITY PRINCIPLES

1.1                              The Company will use reasonable endeavours to assist in demonstrating that adequate corporate benefit accrues to the relevant Guarantor Company (as defined below).

1.2                              The guarantees and security to be provided will be given in accordance with certain Agreed Security Principles. The Company and the Finance Parties have agreed and acknowledged that their rights and obligations under the Finance Documents and the Senior Secured Notes Documents (together, the “Secured Documents”) in respect of (i) the giving or taking of guarantees, (ii) the giving and taking of security and (iii) all of the rights and obligations associated with such giving or taking of guarantees and security, shall be subject to and limited by these Agreed Security Principles.

1.3                              The Agreed Security Principles embody a recognition by all parties that there may be certain legal and practical difficulties in obtaining effective guarantees and security from all Material Companies and other members of the Group required to give guarantees and security (the “Guarantor Companies”) in every jurisdiction in which Guarantor Companies are or may in the future be located.  In particular:

(a)           general statutory limitations, financial assistance, capital maintenance, corporate benefit, fraudulent preference, “thin capitalisation” rules, retention of title claims and similar principles may limit the ability of a Guarantor Company to provide a guarantee or security or may require that the guarantee or security be limited by an amount or otherwise (including any legal fees, registration fees, stamp duty taxes and any other fees or related costs).  The Company shall use reasonable endeavours to overcome any such limitation to the extent reasonably practicable. If, following the reasonable endeavours of the Company to overcome such limitations any such limit continues to apply, the guarantees and security provided will be limited to the maximum amount which the relevant member of the Group may provide having regard to applicable law (including any jurisprudence) and otherwise so as to minimise stamp duty, notarisation, registration tax or other applicable fees, taxes and duties;

(b)           the giving of a guarantee, the granting and the terms of security or the perfection of the security granted will not be required to the extent it would (or could) incur any cost (including any legal fees, notarisation, registration or other applicable fees, stamp duty or other duties, taxes and any other fees or related costs) to the Group which are disproportionate to the benefit for the Finance Parties of obtaining such guarantees or security;

(c)           where a class of assets to be secured includes material and immaterial assets, if the cost of granting security over the immaterial assets is disproportionate to the benefit of such security, security will be granted over the material assets only;

(d)           it is expressly acknowledged that in certain jurisdictions it may be either impossible or impractical to grant guarantees or create security over certain categories of assets, in which event such guarantees will not be granted and security will not be taken over such assets provided that the Company shall use reasonable endeavours to overcome any such obstacle;

(e)           unless granted under a global security document governed by the law of the jurisdiction of a Guarantor Company or under English law all security (other than share security over its Subsidiaries) shall be governed by the law of the jurisdiction of incorporation of that Guarantor Company;

(f)            any assets subject to third party arrangements which may prevent those assets from being charged (or assigned by way of security) will be excluded from any relevant Security Document, provided that (subject as otherwise set out in these Agreed Security Principles) reasonable endeavours to obtain consent or waiver to charging any such assets shall be used by the Group if the relevant asset is material and the Company determines that such endeavours will not jeopardise commercial relationships with third parties;

(g)           Guarantor Companies will not be required to give guarantees or enter into security documents if it is not within the legal capacity of the relevant Guarantor Company or if the same would conflict with the fiduciary duties of their directors or contravene any legal prohibition or would reasonably be expected to result in a risk of personal or criminal liability on the part of any director or other officer of such Guarantor Company or of any member of the Group provided that the relevant Group member shall use reasonable endeavours to overcome any such obstacle;

(h)           no perfection action will be required in a jurisdiction where the Guarantor Company is not located;

(i)            perfection of security, when required, and other legal formalities will be completed as soon as practicable and, in any event, within the time periods specified in the Secured Documents therefor or (if earlier or to the extent no such time periods are specified in the Secured Documents) within the time periods specified by applicable law in order to ensure due perfection;

(j)            the giving of a guarantee, the granting of security or the perfection of the security granted and the terms of the security shall not be required if it would have a material and adverse effect on the ability of the relevant Guarantor Company to conduct its operations and business (including its tax arrangements) in the ordinary course as otherwise permitted or not prohibited by the Secured Documents; and

(k)           where prohibited by the underlying joint venture or partnership agreement only, pledges over shares or other interests or participations in joint ventures or the assets owned by such joint ventures or joint venture vehicles will not be required; and

(l)            guarantee limitations may mean that access to the assets of a Guarantor Company is limited, in which case, any asset security granted by that Guarantor Company shall be limited to the maximum recoverable amount under the guarantee.

1.4                              Reasonable legal fees, disbursements, registration costs, taxes, notary fees and other costs and expenses related to the guarantees and security incurred by legal counsel to the Company and by legal counsel to the Facility Agent or Security Agent will be paid (or payment thereof procured) by the Company.

2.                                     GUARANTORS AND SECURITY

2.1                              Subject to the due execution of all relevant Security Documents, completion of relevant perfection formalities within statutorily prescribed time limits, payment of all registration fees and documentary taxes, any other rights arising by operation of law, obtaining any foreign legal opinions and subject to any qualifications which may be set out in the Secured Documents and any relevant legal opinion obtained and subject to the requirements of the Agreed Security Principles, it is agreed that each guarantee and security will be an upstream, cross—stream and downstream guarantee and each guarantee and, without prejudice to the principles set forth in paragraph 1.2 above, security will be for all liabilities of the Obligors under the Secured Documents in accordance with, and subject to, the requirements of the Agreed Security Principles and/or any applicable law in each relevant jurisdiction.

2.2                              To the extent possible under the relevant applicable law, all security shall consist of a single set of security interests and shall be given in favour of the Security Agent and not the Finance Parties individually.  “Parallel debt” provisions will be used where necessary or convenient to ensure that security is given in favour of the Security Agent and not the Finance Parties individually. Such provisions will be contained in the Intercreditor Agreement and not the individual security documents (unless and to the extent required under the applicable local laws).  To the extent possible under the relevant applicable law, there should be no action required to be taken in relation to the guarantees or security when any Lender transfers any of its participation in the Facility to a new Lender.

2.3                              No member of the Group or the Company shall be required to pay the cost of any re—execution, notarisation, acknowledgment, re—registration, amendment or related perfection requirement for any guarantee or security or any related cost or fee, and no action shall be required to be taken by any member of the Group or the Company in relation thereto, on any transfer by any Finance Party.

3.                                     SCOPE

3.1                              No guarantee will be provided by the Parent.  The security provided by the Parent will be limited to a pledge over its shares in the Company and any shareholder loans into the Company.

3.2                              No guarantee or security will be provided by any member of the Group incorporated in, or by any member of the Group over any assets situated in, any of the following jurisdictions:

(a)                                 The People’s Republic of China (“PRC”) (including, for the avoidance of doubt, by or over any wholly foreign owned enterprise located, operating or carrying on business in the PRC (a “WFOE”), or any security over any shares or other interests in any WFOE); and

(b)                                 The Czech Republic; or

(c)                                  The Slovak Republic,

(together, the “Excluded Jurisdictions”).

3.3                              The grant and the terms of security over and in relation to the shares in Collège Alpin Beau-Soleil SA and Collège Champittet SA (whether directly or indirectly) and their respective assets shall be subject to these Agreed Security Principles generally, as well as to the applicable sale and purchase agreements (the “Swiss School SPAs”) as set out under the Intercreditor Agreement.  No assignment or other security shall be required to be granted in relation to the rights of any member of the Group (or, for the avoidance of doubt, any Holding Company of any member of the Group) under or in respect of the Swiss School SPAs.

4.                                     TERMS OF GUARANTEES AND SECURITY DOCUMENTS

The following principles will be reflected in the terms of any guarantee or security taken as part of this transaction:

(a)           The security shall be first ranking, to the extent possible.

(b)           Subject to the Intercreditor Agreement, no claims will be made under guarantees, and security will not be enforceable, until an Event of Default has occurred and is continuing (unremedied or unwaived) and notice has been served under the “acceleration” provisions of the relevant Secured Document (an “Enforcement Event”);

(i)            no notices of pledges or security interests will be required unless, under the law applicable to such security, such notice is required to be delivered to perfect the security or at the Security Agent’s reasonable request following an Event of Default which is continuing;

(ii)           notification of receivables security to debtors (not being members of the Group) will only be given if an Enforcement Event has occurred;

(c)           the provisions of each security document will not be unduly burdensome on the Guarantor Company or interfere with the operation of its business (including its tax arrangements) in the ordinary course and will be limited to those required to create, perfect or maintain effective security and shall not impose commercial obligations;

(d)           information, such as lists of assets, will be provided only if and to the extent required by local law to be provided to perfect or register the relevant security interests and, unless required to be provided by local law more frequently, will be provided at the Security Agent’s reasonable request following an Event of Default which is continuing (unremedied or unwaived);

(e)           the security documents will, where possible and practical (but subject to the other provisions set out in this Schedule and consistent with market practice in the relevant jurisdiction), automatically create security over future assets of the same type as those already secured;

(f)            prior to an Enforcement Event, the security documents shall operate only to create security and not to impose new commercial obligations.  Accordingly (i) they will not contain representations or undertakings unless these are required for the creation or perfection or protection of the security and (ii) they shall not repeat or extend any of the clauses set out in this Agreement, the Intercreditor Agreement or any other Secured Document, such as those relating to notices, insurance, further assurance, cost and expenses, indemnities, tax gross up, distribution of proceeds and release of security, unless and to the extent required by applicable law or market standard in the relevant jurisdiction for the creation or perfection or protection of security;

(g)           in respect of share pledges, until an Enforcement Event, the pledgors shall be permitted to retain and to exercise voting rights to any shares pledged by them and shall be permitted to receive and retain dividends on pledged shares/pay dividends upstream on pledged shares to the extent permitted under any Secured Document with the proceeds to be available to the Group;

(h)           the Security Agent shall only be able to exercise any power or attorney granted to it under the security documents following the occurrence of an Enforcement Event or, prior to an Enforcement Event if the relevant Guarantor Company has failed to comply with a further assurance or perfection obligation (and compliance with the same has not been remedied within any applicable grace period or waived);

(i)            prior to an Enforcement Event, the Security Agent shall not have any right to block any funds being transferred between or by Group members;

(j)            the security documents should not operate so as to prevent transactions which are permitted or not prohibited under the Secured Documents or to require additional consents or authorisations;

(k)           without prejudice to the other terms of the Finance Documents, where an entity is being disposed of as permitted or not prohibited by this Agreement (including a disposal permitted by requisite consent) all guarantees by that entity in favour of the Finance Parties and others and all security in favour of the Finance Parties and others over the shares of that entity and the assets owned by that entity shall be released immediately before completion of such disposal;

(l)            security over any asset disposed of in compliance with this Agreement, any guarantee granted by a member of the Group disposed of in compliance with this Agreement and any security over the assets of any such member of the Group shall all be released by the Security Agent no later than completion of such disposal;

(m)          supplemental pledges shall be entered into where required by local law to create or perfect security; and

(n)           the security documents will not accrue interest on any amount in respect of which interest is accruing under this Agreement.

5.                                     BANK ACCOUNTS

5.1                              If a Guarantor Company grants security over its bank accounts it shall be free to deal with those accounts in the ordinary course of its business until an Enforcement Event.

5.2                              If required by local law to create or perfect the security, notice of the security will be served on the account bank within 5 Business Days of the security being granted and the Guarantor Company shall use its reasonable endeavours to obtain an acknowledgement of that notice with 20 Business Days of service. If the Guarantor Company has used its reasonable endeavours but has not been able to obtain acknowledgement its obligation to obtain acknowledgement shall cease on the expiry of that 20 Business Day period. Irrespective of whether notice of the security is required for perfection, if the service of notice would prevent the Guarantor Company from using a bank account in the course of its business no notice of security shall be served until the occurrence of an Enforcement Event.

5.3                              Any security over bank accounts shall be subject to any prior security interests (including but not limited to rights of set-off) in favour of the account bank which are created either by law or in the standard terms and conditions of the account bank.  The notice of security may request these are waived by the account bank but the Guarantor Company shall not be required to change its banking arrangements if these security interests are not waived or only partially waived.

5.4                              If required under local law, and consistent with local standard market practice, security over bank accounts will be registered subject to the general principles set out in these Agreed Security Principles.

6.                                     FIXED ASSETS

6.1                              If a Guarantor Company grants security over its material fixed assets it shall be free to deal with those assets in the ordinary course of its business and otherwise as permitted under any Finance Document until an Enforcement Event.

6.2                              No notice whether to third parties or by attaching a notice to the fixed assets shall be prepared or given until an Enforcement Event.

6.3                              If required under local law, and consistent with local standard market practice, security over fixed assets will be registered subject to the general principles set out in these Agreed Security Principles.

7.                                     INSURANCE POLICIES

7.1                              If required by local law to create or perfect the security, notice of the security will be served on the insurance provider within 20 Business Days of the security being granted and the Guarantor Company shall use its reasonable endeavours to obtain an acknowledgement of that notice with 20 Business Days of service. If the Guarantor Company has used its reasonable endeavours but has not been able to obtain acknowledgement its obligation to obtain acknowledgement shall cease on the expiry of that 20 Business Day period.

7.2                              No loss payee or other endorsement shall be made on the insurance policy, and the Guarantor Company shall not be requested to hand over to the Security Agent the original of the insurance policy unless and to the extent required under local law to create or perfect the security.

8.                                     INTELLECTUAL PROPERTY

8.1                              No security shall be required to be granted (in addition to any security agreed to be granted over material intellectual property as a condition precedent to initial utilisation of the Facility) over any intellectual property which is determined by the Company (acting reasonably and in good faith) not to be material to the business of the relevant Guarantor Company or the Group taken as a whole.

8.2                              If a Guarantor Company grants security over its intellectual property it shall be free to deal with those assets in the ordinary course of its business or otherwise as permitted under the Secured Documents (including, without limitation, allowing its intellectual property to lapse if no longer material or required as part of to its business) until an Enforcement Event.

8.3                              No security shall be granted over any intellectual property which cannot be secured under the terms of the relevant licensing agreement.  No notice shall be prepared or given to any third party from whom intellectual property is licensed until an Enforcement Event.

8.4                              If required for its validity, perfection or enforceability under local law, security over material intellectual property will be registered under the law of that security document or at a relevant supra—national registry (such as the EU or the Organisation Mondiale de la Propriété Intellectuelle), subject to the general principles set out in these Agreed Security Principles.

9.                                     INTERCOMPANY RECEIVABLES

9.1                              If a Guarantor Company grants security over its intercompany receivables it shall be free to deal with those receivables in the ordinary course of its business or otherwise as permitted under the Secured Documents until an Enforcement Event.

9.2                              If required by local law to perfect the security, notice of the security will be served on the relevant lender and/or the borrower within 30 Business Days of the security being granted and the Guarantor Company shall use its reasonable endeavours to obtain an acknowledgement of that notice with 30 Business Days of service. If the Guarantor Company has used its reasonable endeavours but has not been able to obtain acknowledgement its obligation to obtain acknowledgement shall cease on the expiry of that 30 Business Day period.

9.3                              Irrespective of whether notice of the security is required for perfection, if the service of notice would prevent the Guarantor Company from dealing with an intercompany receivable in the course of its business, no notice of security shall be served until the occurrence of an Enforcement Event.

9.4                              If required under local law and consistent with local standard market practice, security over intercompany receivables will be registered subject to the general principles set out in these Agreed Security Principles.

9.5                              No lists of intercompany receivables shall be required to be provided or updated.

10.                              TRADE RECEIVABLES

10.1                       If a Guarantor Company grants security over its trade receivables it shall be free to deal with those receivables in the ordinary course of its business or otherwise as permitted under the Secured Documents until an Enforcement Event.

10.2                       Security over receivables shall not prohibit the transfer of receivables as permitted under the Secured Documents (including without limitation under any receivables financing agreement or arrangement) nor shall any such security continue to attach to receivables so transferred.

10.3                       No notice of security may be served until the occurrence of an Enforcement Event.

10.4                       No security will be granted over any trade receivables which cannot be secured under the terms of the relevant contract or are subject to any permitted non-recourse factoring arrangement.

10.5                       Any list of trade receivables required shall not include details of the underlying contracts and no lists thereof shall be required to be provided or updated.

10.6                       No security shall be required to be granted over or in respect of receivables in respect of any school fees or similar fees payable by or in respect of students at any school or college owned or operated by any member of the Group.

11.                              SHARES

11.1                       A Guarantor Company may grant a charge over or in the shares in other Guarantor Companies.

11.2                       The relevant security document will be governed by the laws of the Guarantor Company whose shares are being secured and not by the law of the country of the Guarantor Company granting the security.

11.3                       Until an Enforcement Event, the charging Guarantor Company will be permitted to retain and to exercise voting rights to any shares charged by it and each company whose shares have been charged will be permitted to pay and the pledgors shall be permitted to retain dividends subject to and in accordance with the Intercreditor Agreement.

11.4                       Where required by applicable law in order to create security over or in shares, the share certificate and a stock transfer form executed in blank will be provided to the Security Agent and where required by law the share certificate and/or shareholders register (as applicable) will be endorsed or written up and the endorsed share certificate and/or a copy of the written up register (as applicable) provided to the Security Agent.

11.5                       Customary representations as to good title to the shares in Guarantor Companies that are subject to local law security will be included in the share pledges.

11.6                       Unless the restriction is required by law, the constitutional documents of the company whose shares have been charged will be amended to remove any restriction on the transfer or the registration of the transfer of the shares on perfection or enforcement of the security granted over them.

12.                              REAL ESTATE

12.1                       A Guarantor Company may grant security over its material real estate.

12.2                       No security will be required over any real estate situated in Switzerland.  Without prejudice to the foregoing and subject to these Agreed Security Principles, no security will be granted over any real estate situated in any other jurisdiction unless having a value equal to or greater than USD 5,000,000.

12.3                       Until an Enforcement Event there shall be no requirement to give any notice of security or charge to any lessee.

12.4                       There will be no obligation to investigate title, provide surveys or conduct insurance, environmental or other diligence.

12.5                       Subject to these Agreed Security Principles, a Guarantor Company providing security over its material real estate shall not be under any obligation to obtain any landlord consent required to grant security over its material real estate, nor to investigate the possibility thereof.  The cost of granting any real estate security will not be required to exceed an amount that is reasonable and not disproportionate to the value of the real estate and the benefit of the relevant security to the Finance Parties.  The amount secured by each security over material real estate may be restricted to an agreed level.

13.                              RELEASE OF SECURITY

13.1                       Unless required by local law, the circumstances in which the security shall be released should not be dealt with in individual security documents but, if so required, shall, except to the extent required by local law, be the same as those set out in the Intercreditor Agreement.

SCHEDULE 13
FORM OF INCREASE CONFIRMATION

To:                            [•] as Agent and [•] as Security Agent and [•] as Company, for and on behalf of each Obligor

From:               [the Increase Lender] (the “Increase Lender”)

Dated:

$20 million Senior Revolving Facility Agreement
for Nord Anglia Education (UK) Holdings plc
dated 21 March 2012 (the “Facility Agreement”)

1.                                     We refer to the Facility Agreement and to the Intercreditor Agreement (as defined in the Facility Agreement).  This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purpose of the Facility Agreement and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.                                     We refer to clause 2.2 (Increase) of the Facility Agreement.

3.                                     The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Facility Agreement.

4.                                     The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [            ].

5.                                     On the Increase Date, the Increase Lender becomes:

(a)                                 party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)                                 party to the Intercreditor Agreement as a Senior Creditor.

6.                                     The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of clause 35.2 (Addresses) are set out in the Schedule.

7.                                     The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (f) of clause 2.2 (Increase).

8.                                     The Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)                                 [a Qualifying Lender falling within paragraph (a)(i) [or paragraph (b)] of the definition of Qualifying Lender];

(b)                                [a Treaty Lender];

(c)                                 [not a Qualifying Lender];

(d)                                 [a Qualifying Bank];

(e)                                  [a Non-Qualifying Bank].12

9.                                     [The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)                                 a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)                                 a partnership each member of which is:

(i)                                    a company so resident in the United Kingdom; or

(ii)                                 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]13

[10].                       [The Increase Lender confirms (for the benefit of the Agent and without liability to any Obligor) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [  ]) and is tax resident in [   ], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and notifies the Company that:

(a)                                 each Borrower which is a Party as a Borrower as at the Increase Date must, to the extent that the Increase Lender becomes a Lender under a Facility which is made available to that Borrower pursuant to clause 2.1 (The Facility) of the Facility Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Increase Date; and

(b)                                 each Additional Borrower which becomes an Additional Borrower after the Increase Date must, to the extent that the Increase Lender is a Lender under a Facility which is made available to that Additional Borrower pursuant to clause 2.1 (The Facility) of the Facility Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of becoming an Additional Borrower.]14

[10/11].     [The Increase Lender confirms that it is not an Investor Affiliate.]15

[11/12].     We refer to clause 20.13 (Creditor/Creditor Representative Accession Undertaking) of the Intercreditor Agreement:

In consideration of the Increase Lender being accepted as a Senior Creditor for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the Increase

12          Delete as applicable — each Increase Lender is required to confirm which of these categories it falls within.

13          Include only if Increase Lender comes within paragraph (i)(B) of the definition of Qualifying Lender in Clause 16.1 (Definitions).

14          This confirmation must be included if the Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facility Agreement in accordance with Clause 16.6(a) (HMRC DT Treaty Passport scheme confirmation).

15          To be deleted where requisite Lender consent is obtained.

Lender confirms that, as from the Increase Date, it intends to be party to the Intercreditor Agreement as a Senior Creditor, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Creditor and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

[12/13].     This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[13/14].     This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[14/15].     This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:                  The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions.  It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Facility Agreement by the Agent, and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent and the Increase Date is confirmed as [  ].

Agent

By:

Security Agent

By:

SCHEDULE 14
FORM OF NOTIFIABLE DEBT PURCHASE TRANSACTION NOTICE

Part 1
Form of Notice on Entering into Notifiable Debt Purchase Transaction

To:                             [•] as Agent

From:               [The Lender]

Dated:

$20 million Senior Revolving Facility Agreement
 for Nord Anglia Education (UK) Holdings plc
dated 21 March 2012 (the “Facility Agreement”)

1.                                     We refer to paragraph (b) of clause 28.2 (Disenfranchisement on Debt Purchase Transactions entered into by Investor Affiliates) of the Facility Agreement.  Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.                                     We have entered into a Notifiable Debt Purchase Transaction.

3.                                     The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment and Facility	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (USD)

Commitment/Facility	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

Part 2
Form of Notice on Termination of Notifiable Debt Purchase Transaction / Notifiable Debt Purchase Transaction ceasing to be with Investor Affiliate

To:                             [•] as Agent

From:               [The Lender]

Dated:

$20 million Senior Revolving Facility Agreement
for Nord Anglia Education (UK) Holdings plc
dated 21 March 2012 (the “Facility Agreement”)

1.                                     We refer to paragraph (c) of clause 28.2 (Disenfranchisement on Debt Purchase Transactions entered into by Investor Affiliates) of the Facility Agreement.  Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.                                     A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [  ] has [terminated]/[ceased to be with an Investor Affiliate].16

3.                                     The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment and Facility	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (Sterling)

Commitment and Facility	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

16  Delete as applicable.

SCHEDULE 15
INCURRENCE COVENANTS SCHEDULE

1.                                     Limitation on Debt

1.1                              The Company will not, and will not cause or permit any Restricted Subsidiary to, create, issue, incur, assume, guarantee or in any manner become directly or indirectly liable with respect to or otherwise become responsible for, contingently or otherwise, the payment of (individually and collectively, to “Incur” or, as appropriate, an “Incurrence”), any Debt (including any Acquired Debt); provided that the Company and any Guarantor will be permitted to Incur Debt (including Acquired Debt) if at the time of such Incurrence and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters for which internal financial statements are available immediately preceding the Incurrence of such Debt, taken as one period, would be greater than 2.5 to 1.0.

1.2                              Paragraph 1.1 of this Schedule will not, however, prohibit the following (collectively, “Permitted Debt”):

(a)                                 Debt Incurred by the Obligors pursuant to the Finance Documents;

(b)                                 the Incurrence by the Company of Debt pursuant to the Senior Secured Notes (other than Additional Senior Secured Notes) and the Incurrence of Debt by the Guarantors pursuant to the Guarantees (other than Guarantees of Additional Senior Secured Notes);

(c)                                  any Debt of the Company or any Restricted Subsidiary outstanding on the Closing Date;

(d)                                the Incurrence by the Company or any Restricted Subsidiary of intercompany Debt between the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; provided that:

(i)                                    if the Company or a Guarantor is the obligor on any such Debt and the lender is not the Company or a Guarantor, it is unsecured and expressly subordinated in right of payment to the prior payment in full in cash (whether upon Stated Maturity, acceleration or otherwise) and the performance in full of its obligations under the Senior Secured Notes or its Guarantee, as the case may be; and

(ii)                                 (x) any disposition, pledge or transfer of any such Debt to any Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary) and (y) any transaction pursuant to which any Restricted Subsidiary that has Debt owing from the Company or another Restricted Subsidiary ceases to be a Restricted Subsidiary, will, in each case, be deemed to be an Incurrence of such Debt not permitted by this paragraph (d);

(e)                                 the Incurrence by the Company or any Restricted Subsidiary of Debt represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or other Debt Incurred or assumed in connection with the acquisition, construction, improvement or development of real or personal, movable or immovable equipment, property or assets (including the lease or other purchase of land use rights), in each case, Incurred for the purpose of financing or refinancing all or any part of the purchase price, lease expense or cost of construction, improvement or development of property, plant or equipment used in the Company’s or any Restricted Subsidiary’s business (including any related fees or expenses reasonably incurred in connection with such acquisition, construction, improvement or development), including any such purchase through the acquisition of Capital Stock of any Person that owns such real or personal, movable or immovable equipment, property or assets which will, upon acquisition, become a Restricted Subsidiary; provided that the principal amount of such Debt so Incurred when aggregated with other Debt previously Incurred in reliance on this paragraph (e) (together with any refinancings thereof) and still outstanding will not in the aggregate exceed the greater of US$20,000,000 (or the Dollar Equivalent thereof) or 3% of Total Assets;

(f)                                   the Incurrence by the Company or any Restricted Subsidiary of Debt arising from agreements providing for guarantees, indemnities or obligations in respect of earnouts, purchase price adjustments or similar obligations in connection with the disposition of assets, including, without limitation, shares of Capital Stock, other than guarantees or similar credit support given by the Company or any Restricted Subsidiary of Debt Incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Debt permitted pursuant to this paragraph (f) will at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received from the sale of such assets;

(g)                                  the Incurrence by the Company or any Restricted Subsidiary of Debt under Currency Agreements or Interest Rate Agreements entered into in the ordinary course of business and not for speculative purposes (it being understood that hedging in respect of the Senior Secured Notes and the Facility using Currency Agreements and Interest Rate Agreements shall be deemed “in the ordinary course of business” under this paragraph (g));

(h)                                 the Incurrence by the Company or any Restricted Subsidiary of Debt in respect of workers’ compensation and claims arising under similar legislation, or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(i)                                     the Incurrence of Debt by the Company or any Restricted Subsidiary arising from (i) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds, provided that such Debt is extinguished within five Business Days of Incurrence, (ii) bankers’ acceptances, advance payments, payments of customs duties, the accounting for value added tax to a relevant taxing authority, performance, surety, judgment, appeal or similar bonds, instruments or obligations and (iii) completion guarantees provided, letters of credit or similar instruments in respect of self insurance and workers compensation obligations obtained by the Company or any Restricted Subsidiary, in each case in the ordinary course of business;

(j)                                    the Incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Debt in exchange for or the net proceeds of which are used to refund, replace or refinance Debt Incurred by the Company or any Restricted Subsidiary pursuant to, or described in, paragraphs 1.1, 1.2(b), (c), (e), (j), (o) or (t) of this Schedule, as the case may be; provided, however, that Permitted Refinancing Debt with respect to Acquired Debt Incurred pursuant to paragraph (o) below, if guaranteed or in the form of a guarantee from the Company or any Guarantor, shall not be deemed to be permitted under this paragraph (j);

(k)                                 Debt Incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit, trade guarantees or similar instruments issued in the ordinary course of business to the extent that such letters of credit, trade guarantees or similar instruments are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than 30 days following receipt by the Company or such Restricted Subsidiary of a demand for reimbursement;

(l)                                     Management Advances;

(m)                             any customary cash or treasury management, cash pooling or netting or setting off arrangements in the ordinary course of business;

(n)                                 without limiting paragraph 5 of this Schedule, Debt arising by reason of any Lien granted by or applicable to such Person securing Debt of the Company or any Restricted Subsidiary as long as the Incurrence of such Debt was permitted under the terms of the Finance Documents;

(o)                                 Acquired Debt Incurred by the Company or any Restricted Subsidiary (other than Debt Incurred (i) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which a Person becomes a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary or (ii) otherwise in connection with or in contemplation of such acquisition); provided that, after giving pro forma effect to such acquisition, the Company could Incur at least US$1.00 of additional Debt pursuant to the ratio set forth in paragraph 1.1 of this Schedule; and provided further that if such Acquired Debt is guaranteed by the Company or a Restricted Subsidiary, such guarantee will not be deemed to be permitted by this paragraph (o);

(p)                                 (i) the guarantee by the Company or any Guarantor of Debt of the Company or any Guarantor or (ii) the guarantee by a Non-Guarantor Subsidiary of Debt of any other Non-Guarantor Subsidiary, in each case to the extent that the guaranteed Debt was permitted to be Incurred by another provision of this paragraph 1 and provided that if the Debt being guaranteed is subordinated to Debt under the Finance Documents or is unsecured, then such guarantee will be subordinated or unsecured to the same extent as the Debt guaranteed;

(q)                                 Debt of any Restricted Subsidiary incurred as a result of (i) any governmental or regulatory restrictions, limitations or penalties in the nature of capital controls, exchange controls or similar restrictions affecting the incurrence or repayment of intercompany Debt by any Restricted Subsidiary or (ii) any ordinary course country risk management policies of the Company or any Restricted Subsidiary restricting or limiting transfers or distributions from the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary;

(r)                                    the Incurrence of any Subordinated Shareholder Funding;

(s)                                   payments by the Company or any Restricted Subsidiary permitted by paragraph 2.3(n) of this Schedule;

(t)                                    Bank Deposit Debt Incurred by the Company or any Restricted Subsidiary, provided that, on the date of the Incurrence of such Debt and after giving effect thereto, the aggregate principal amount of all such Debt Incurred pursuant to this paragraph (t) (together with any refinancings thereof) does not exceed an amount equal to US$35,000,000 (or the Dollar Equivalent thereof);

(u)                                 unsecured Debt of the Company consisting of earnout provisions in connection with the acquisition of assets, including shares of Capital Stock, by the Company or any Restricted Subsidiary; and

(v)                                 the Incurrence of Debt by the Company or any Restricted Subsidiary (other than and in addition to Debt permitted under paragraphs (a) through (u) above) in an aggregate principal amount at any one time outstanding not to exceed US$20,000,000 (or the Dollar Equivalent thereof).

1.3                              For purposes of determining compliance with this paragraph 1, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in paragraphs (b) through (v) of paragraph 1.2 above, or is entitled to be Incurred pursuant to paragraph 1.1 above, the Company in its sole discretion will be permitted to classify (and divide) such item of Debt on the date of its Incurrence in any manner that complies with this paragraph 1. Debt under the Facility will be deemed to have been Incurred in reliance on the exception provided by paragraph (a) of paragraph 1.2 above and may not be reclassified. In addition, any item of Debt initially classified as Incurred pursuant to one of the categories of Permitted Debt described in paragraphs (b) through (v) of paragraph 1.2 above, or entitled to be Incurred pursuant to the paragraph 1.1 above, may later be reclassified (and divided) by the Company in its sole discretion such that it will be deemed as having been Incurred pursuant to such new clause or clauses or paragraph 1.1 above to the extent that such reclassified Debt could be Incurred pursuant to such new clause or clauses or paragraph 1.1 above at the time of such reclassification.

1.4                              Notwithstanding any other provision of this paragraph 1, the maximum amount of Debt that the Company may Incur pursuant to this paragraph 1 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies.

1.5                               (a)                                Obligations in the form of letters of credit, guarantees or Liens, in each case supporting Debt otherwise included in the determination of such particular amount;

(b)                                 any Liens granted pursuant to the equal and ratable provisions referred to in paragraph 5 of this Schedule; and

(c)                                  accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with substantially equivalent terms, the reclassification of Preferred Stock as Debt due to a change in accounting principles, and the payment of dividends on Preferred Stock or Redeemable Capital Stock in the form of additional shares of the same class of Preferred Stock or Redeemable Capital Stock, will not, in any case, be treated as Debt that is subject to paragraph 1; provided, in each such case and except with respect to Subordinated Shareholder Funding, that the amount of any such accrual, accretion, amortization, payment or reclassification is included in the Consolidated Interest Expense of the Company as accrued, and provided further, that with respect to paragraph (c) above (except with respect to accrual of interest and preferred stock dividends), the amount of any such accrual, accretion, amortization, payment or reclassification will be included as Debt for purposes of determining the amount of Debt outstanding for the Incurrence of additional Debt.

1.6                              For purposes of determining compliance with this paragraph 1, the principal amount of Debt issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in conformity with IFRS.

1.7                              The Company will not Incur any Debt (including Permitted Debt) that is subordinated in right of payment to any other Debt of the Company unless such Debt is also contractually subordinated in right of payment to the Senior Secured Notes on substantially identical terms;

provided, however, that no Debt will be deemed to be subordinated in right of payment to any other Debt of the Company solely by virtue of being unsecured or by virtue of being secured on a junior Lien basis.

1.8                              The Guarantors will not Incur any Debt (including Permitted Debt) that is subordinated in right of payment to any Debt of the Guarantors unless such Debt is also contractually subordinated in right of payment to the Guarantees on substantially identical terms; provided, however, that no Debt will be deemed to be subordinated in right of payment to any other Debt of a Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior Lien basis.

2.                                     Limitation on Restricted Payments

2.1                              The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions (each of which is a “Restricted Payment” and which are collectively referred to as “Restricted Payments”):

(a)                                 declare or pay any dividend on or make any distribution, directly or indirectly (whether made in cash, securities or other property), with respect to any of the Company’s or any Restricted Subsidiary’s Capital Stock (including, without limitation, any payment in connection with any merger, consolidation, amalgamation or other combination involving the Company or any Restricted Subsidiary) (other than to the Company or any Restricted Subsidiary), except for dividends or distributions to the extent payable in (i) shares of the Company’s Qualified Capital Stock, (ii) options, warrants or other rights to acquire such shares of Qualified Capital Stock or (iii) Subordinated Shareholder Funding;

(b)                                 purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger, consolidation, amalgamation or other combination), directly or indirectly (i) any shares of the Company’s Capital Stock or any Capital Stock of any Affiliate of the Company held by persons other than the Company or a Restricted Subsidiary (other than Capital Stock of any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result thereof), (ii) any options, warrants or other rights to acquire such shares of Capital Stock or (iii) any Subordinated Shareholder Funding held by any Person;

(c)                                  make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or Stated Maturity, any Subordinated Debt (other than intercompany Debt between the Company and any Restricted Subsidiary or among Restricted Subsidiaries);

(d)                                 make any Investment (other than any Permitted Investment) in any Person; or

(e)                                  pay any interest on any Subordinated Shareholder Funding (other than by capitalization to principal or through the issuance of additional Subordinated Shareholder Funding).

If any Restricted Payment described above is not made in cash, the amount of the proposed Restricted Payment will be the Fair Market Value of the asset to be transferred as of the date of transfer.

2.2                              Notwithstanding paragraph 2.1 above, the Company or any Restricted Subsidiary may make a Restricted Payment if, at the time of and after giving pro forma effect to such proposed Restricted Payment:

(a)                                 no Default or Event of Default has occurred and is continuing;

(b)                                 the Company could Incur at least US$1.00 of additional Debt pursuant to the ratio set forth in paragraph 1.1 of this Schedule; and

(c)                                  the aggregate amount of all Restricted Payments declared or made after the Closing Date, and after giving effect to any reductions required by paragraph 2.4, does not exceed the sum of:

(i)                                    50% of aggregate Consolidated Net Income on a cumulative basis during the period beginning on the first day of the fiscal quarter in which the Senior Secured Notes are issued and ending on the last day of the Company’s last fiscal quarter ending prior to the date of such proposed Restricted Payment for which internal financial statements are available (or, if such aggregate cumulative Consolidated Net Income will be a negative number, minus 100% of such negative amount); plus

(ii)                                 the aggregate Net Cash Proceeds (other than proceeds designated as Excluded Contributions) and the Fair Market Value of marketable securities and non-cash property or assets (provided that only Restricted Investments may be made with such non-cash property or assets) received by the Company after the Closing Date as equity capital contributions or from the issuance or sale (other than to any Subsidiary) of (A) shares of the Company’s Qualified Capital Stock (including upon the exercise of options, warrants or rights), (B) options, warrants or rights to purchase shares of the Company’s Qualified Capital Stock or (C) Subordinated Shareholder Funding (except, in each case to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock, Subordinated Debt or Subordinated Shareholder Funding as set forth in paragraphs (d) or (e) of paragraph 2.3 below), excluding the Net Cash Proceeds and Fair Market Value of marketable securities and non-cash property or assets received from the issuance of the Company’s Qualified Capital Stock, options, warrants or rights to purchase shares of the Company’s Qualified Capital Stock or Subordinated Shareholder Funding financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid; plus

(iii)                              (x) the amount by which the Company’s Senior Debt or Senior Debt of any Restricted Subsidiary is reduced on the Company’s consolidated balance sheet after the Closing Date upon the conversion or exchange (other than by a Subsidiary) of such Senior Debt into the Company’s Qualified Capital Stock and (y) the aggregate Net Cash Proceeds and Fair Market Value of marketable securities and non-cash property or assets (provided that only Restricted Investments may be made with such non-cash property or assets) received after the Closing Date by the Company from the issuance or sale (other than to any Subsidiary) of Debt or Redeemable Capital Stock that has been converted into or exchanged for the Company’s Qualified Capital Stock or Subordinated Shareholder Funding (other than Subordinated Shareholder Funding the proceeds of which are included in paragraph (c)(ii) above), to the extent such Debt or Redeemable Capital Stock was originally sold for cash or Cash Equivalents, together with, in the case of both paragraphs (x) and (y), the aggregate Net Cash Proceeds received by the Company at the time of such conversion or exchange, excluding the Net Cash Proceeds and the Fair Market Value of marketable securities and non-cash property or assets received from the issuance of the Company’s Qualified Capital Stock or Subordinated Shareholder Funding financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid; plus

(iv)                             (x) proceeds realized upon the sale or other disposition to a Person other than the Company or a Restricted Subsidiary of any Restricted Investment, repayments of loans or advances or other transfers of assets (including by way of dividend, distribution, interest payments or returns of capital) to the Company or any Restricted Subsidiary, less the cost of the disposition of such Investment and net of taxes, (y) if a Restricted Investment constituted a guarantee, an amount equal to the amount of such guarantee upon the full and unconditional release of such guarantee and (z) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company’s interest in such Subsidiary; plus

(v)                                in the event that the Company or any Restricted Subsidiary makes any Restricted Investment in a Person after the Closing Date that becomes a Restricted Subsidiary, an amount equal to the Fair Market Value of the Company’s or such Restricted Subsidiary’s existing interest in such Person that was previously treated as a Restricted Payment, provided that any New Investment taken into account under Clause 24.5 (Equity cure) of this Agreement will not be taken into account in calculating any increase in the amount of a Restricted Payment that can be made after the Closing Date under this paragraph 2.2.

2.3                              Notwithstanding paragraphs 2.1 and 2.2 above, the Company and any Restricted Subsidiary may take the following actions as long as (x) with respect to paragraphs (i) and (m) below no Default or Event of Default has occurred and is continuing and (y) with respect to paragraphs (l) and (p) below, no Event of Default has occurred and is continuing:

(a)                                 the payment of any dividend within 120 days after the date of its declaration if at such date of its declaration such payment would have been permitted by the provisions of this paragraph 2;

(b)                                 cash payments in lieu of issuing fractional shares pursuant to the exchange or conversion of any exchangeable or convertible securities;

(c)                                  the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary of the Company held by any employee benefit plan of the Company or any of its Restricted Subsidiaries, any current or former officer, director, consultant or employee of the Company or any of its Restricted Subsidiaries (or permitted transferees, estates or heirs of any of the foregoing) pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement (or, in each case, Restricted Payments to any Holding Company of the Company to enable such a repurchase, redemption or other acquisition or retirement of Capital Stock of such Holding Company); provided that the aggregate price paid (or Restricted Payments made) for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed US$2,000,000 (or the Dollar Equivalent thereof) in any twelve-month period;

(d)                                 the repurchase, redemption or other acquisition or retirement for value of any shares of the Company’s Capital Stock, options, warrants or other rights to acquire such Capital Stock or Subordinated Shareholder Funding in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds to the Company of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of the Company’s Qualified Capital Stock, options, warrants or other rights to acquire such Capital Stock or

Subordinated Shareholder Funding; provided, in each case, that the amount of any such Net Cash Proceeds that are utilized for any such Restricted Payment will not constitute Excluded Contributions;

(e)                                  the prepayment, repayment, purchase, repurchase, redemption, defeasance or other acquisition or retirement for value or payment of principal of any Subordinated Debt in exchange for, or out of the Net Cash Proceeds to the Company of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of the Company’s Qualified Capital Stock;

(f)                                   the prepayment, repayment, purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt (other than Redeemable Capital Stock and Subordinated Shareholder Funding) in exchange for, or out of the Net Cash Proceeds of a substantially concurrent Incurrence (other than to a Subsidiary) of, Permitted Refinancing Debt;

(g)                                  the declaration or payment of any dividend to all holders of Capital Stock of a Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than the Company or such Restricted Subsidiary would receive on a pro rata basis;

(h)                                 the repurchase of Capital Stock deemed to occur upon the exercise of stock options with respect to which payment of the cash exercise price has been forgiven if the cumulative aggregate value of such deemed repurchases does not exceed the cumulative aggregate amount of the exercise price of such options received;

(i)                                     the declaration and payment of dividends to holders of any class or series of Redeemable Capital Stock issued in accordance with paragraph 1 of this Schedule;

(j)                                    any Restricted Payment constituting or in respect of Management Fees;

(k)                                 the purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock deemed to occur upon the exercise of stock options, warrants or other securities, if such Capital Stock represents a portion of the exercise price of such options, warrants or other securities;

(l)                                     any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Debt (excluding any Subordinated Shareholding Funding) of the Company or any of its Restricted Subsidiaries pursuant to provisions similar to those described under Clause 10.1 (Exit) of this Agreement provided that the obligations in Clause 10.1 (Exit) of this Agreement have been complied with;

(m)                             Restricted Payments that are made with Excluded Contributions;

(n)                                 payments pursuant to any tax sharing agreement or arrangement among the Company and its Subsidiaries and other Persons with which the Company or any of its Restricted Subsidiaries is required or permitted to file a consolidated income tax return or with which the Company or any of its Restricted Subsidiaries is properly a part of a unitary or combined group for income tax purposes; provided, however, that such payments will not exceed the amount of income tax that the Company and its applicable Subsidiaries would owe on a stand-alone basis if no such group filing were made and the related tax liabilities of the Company and its applicable Subsidiaries are relieved by the payment of such amounts;

(o)                                 Restricted Payments in connection with the Transactions; and

(p)                                 any other Restricted Payment; provided that the total aggregate amount of Restricted Payments made under this paragraph (p) does not exceed US$10,000,000 (or the Dollar Equivalent thereof).

2.4                              The actions described in paragraphs (a), (c), (l) and (p) of paragraph 2.3 above are Restricted Payments that will be permitted to be made in accordance with paragraph 2.3 above but that will reduce the amount that would otherwise be available for Restricted Payments under paragraph (c) of paragraph 2.2 above.

3.                                     Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries

3.1                              The Company will not sell or otherwise dispose of, and will not permit any Restricted Subsidiary (other than as permitted under paragraph 5 of this Schedule), directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock).

3.2                              The foregoing paragraph 3.1, however, will not apply to:

(a)                                 any issuance or sale of shares of Capital Stock of a Restricted Subsidiary to the Company or a Restricted Subsidiary;

(b)                                 any issuance or sale to directors of directors’ qualifying shares or issuances or sales of shares of Capital Stock of a Restricted Subsidiary to be held by third parties, in each case to the extent required by applicable law;

(c)                                  any issuance or sale of shares of Capital Stock of a Restricted Subsidiary made in compliance with paragraph 6 of this Schedule;

(d)                                 any issuance or sale of shares of Capital Stock of a Restricted Subsidiary if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any remaining Investment in such Person would have been permitted to be made under paragraph 2 of this Schedule if made on the date of such issuance or sale; or

(e)                                  Capital Stock issued by a Person prior to the time:

(i)                                    such Person becomes a Restricted Subsidiary;

(ii)                                 such Person consolidates or merges with or into a Restricted Subsidiary; or

(iii)                              a Restricted Subsidiary consolidates or merges with or into such Person;

but only if such Capital Stock was not issued or Incurred by such Person in anticipation of it becoming a Restricted Subsidiary.

4.                                     Limitation on Transactions with Affiliates

4.1                              The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets or property or the rendering of any service), with, or for the benefit of, any Affiliate of the Company having a value greater than US$2,000,000 (or the Dollar Equivalent thereof), unless such transaction or series of transactions is entered into in good faith and:

(a)                                 such transaction or series of transactions is on terms that, taken as a whole, are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable arm’s-length transaction with third parties that are not Affiliates of the Company;

(b)                                 with respect to any transaction or series of related transactions involving aggregate payments or the transfer of assets or the provision of services having a value greater than US$5,000,000 (or the Dollar Equivalent thereof), the Company will deliver a resolution of its Board of Directors (attached to an Officers’ Certificate to the Agent) resolving that such transaction complies with paragraph (a) above and that the fairness of such transaction has been approved by a majority of the Disinterested Members, if any, of the Board of Directors; and

(c)                                  with respect to any transaction or series of related transactions involving aggregate payments or the transfer of assets or the provision of services having a value greater than US$10,000,000 (or the Dollar Equivalent thereof), the Company will deliver to the Agent a written opinion of an Independent Financial Advisor stating that the transaction or series of transactions is fair to the Company or such Restricted Subsidiary from a financial point of view or that the terms are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company.

4.2                              The restrictions set forth in paragraph 4.1 above will not apply to:

(i)                                     customary directors’ fees, indemnities and similar arrangements (including the payment of directors’ and officers’ insurance premiums), consulting fees, employee compensation, employee and director bonuses, employment agreements and arrangements or employee benefit arrangements, including stock options or legal fees, in each case as long as the Company’s Board of Directors has approved the terms thereof and deemed the services performed or thereafter to be performed for amounts to be fair consideration therefor;

(ii)                                  any Restricted Payment (other than a Permitted Investment) not prohibited by paragraph 2 of this Schedule;

(iii)                               loans and advances (or guarantees to third party loans, but not any forgiveness of such loans or advances) to directors, officers or employees of the Company or any Restricted Subsidiary made in the ordinary course of business in an amount outstanding not to exceed at any one time US$2,000,000 (or the Dollar Equivalent thereof);

(iv)                              agreements and arrangements existing on the Closing Date and any amendment, extension, renewal, refinancing, modification or supplement thereto; provided that any such amendment, extension, renewal, refinancing, modification or supplement to the terms thereof is not more disadvantageous, taken as a whole, to the Finance Parties and to the Company and the Restricted Subsidiaries, as applicable, in any material respect than the original agreement or arrangement as in effect on the Closing Date;

(v)                                 the issuance of securities or other payments, awards or grants in cash, securities or similar transfers pursuant to, or for the purpose of the funding of, employment arrangements, stock options, stock ownership plans and other similar arrangements, as long as the terms thereof are or have been previously approved by the Company’s Board of Directors;

(vi)                              transactions between or among the Company and the Restricted Subsidiaries or between or among Restricted Subsidiaries;

(vii)                           any issuance of Capital Stock (other than Redeemable Capital Stock) of the Company, options, warrants or other rights to acquire such Capital Stock or any issuance of Subordinated Shareholder Funding; provided that the interest rate and other financial terms of such Subordinated Shareholder Funding are approved by a majority of the members of the Board of Directors in their reasonable determination;

(viii)                        the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, joint venture agreement or restructuring termsheets (including any registration rights agreement or purchase agreement relating thereto) to which it is a party as of the Closing Date; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of, obligations under any future amendment to any such existing agreement entered into after the Closing Date shall only be permitted by this paragraph (viii) to the extent that the terms of any such amendment or new agreement are not more disadvantageous to the Finance Parties when taken as a whole in any material respect than the original agreement as in effect on the Closing Date;

(ix)                              any transaction with a Person that is an Affiliate of the Company, solely because the Company or a Restricted Subsidiary owns Capital Stock in or otherwise controls such Person or has the right to designate one or more members of the Board of Directors or similar governing body of such Person;

(x)                                 transactions with customers, clients, suppliers, or purchasers or sellers of goods or services or providers of employees or other labor, in each case in the ordinary course of business and otherwise in compliance with the terms of the Finance Documents that are fair to the Company or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person;

(xi)                              Management Advances;

(xii)                           the Transactions;

(xiii)                        any Permitted Investment (other than a Permitted Investment as defined in paragraph (c)(iv) or (s) of the definition of “Permitted Investments” herein); and

(xiv)                       Management Fees.

5.                                     Limitation on Liens

5.1                              The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, affirm or suffer to exist any Lien of any kind upon any property or assets of the Company or any Restricted Subsidiary, including any shares of stock or intercompany notes or other Debt of any Restricted Subsidiary, owned on the date of this Agreement or acquired after the date of this Agreement, or any income, profits or proceeds therefrom, except:

(a)                                 in the case of any property or asset that does not constitute Collateral, Permitted Liens; provided, however, that the Company and any such Restricted Subsidiary may only place Permitted Ordinary Course Liens on Non-Guarantor Shares. Notwithstanding the foregoing sentence, the Company or any Restricted Subsidiary may place a Lien on any property or asset that does not constitute Collateral (i) even if such Lien is not a Permitted Lien or (ii) in the case of Non-Guarantor Shares, even if such Lien is not a Permitted Ordinary Course Lien, if the Senior Secured Notes (or

a Guarantee in the case of Liens of a Guarantor) are directly secured equally and ratably or on a prior basis with the obligation or liability secured by such Lien; and

(b)                                 in the case of any property or asset that constitutes Collateral, Permitted Collateral Liens; provided that no such Permitted Collateral Lien (except for Liens permitted under paragraphs (b) or (c) of the definition thereof) will be granted unless such assets or property also secure the Senior Secured Notes.

5.2                              Any Lien arising as a result of paragraph 5.1(a) above will be automatically and unconditionally released and discharged concurrently with (i) the unconditional release of the Lien that gave rise to such Lien (other than as a consequence of an enforcement action with respect to the assets subject to such Lien) or (ii) as otherwise provided under the Intercreditor Agreement.

6.                                     Limitation on Asset Sales

6.1                              The Company will not, and will not cause or permit any Restricted Subsidiary to, consummate any Asset Sale unless:

(a)                                 the consideration the Company or such Restricted Subsidiary receives for such Asset Sale is not less than the Fair Market Value of the assets sold (as determined by the Company’s Board of Directors);

(b)                                 at least 75% of the consideration the Company or such Restricted Subsidiary receives in respect of such Asset Sale consists of:

(i)                                    cash (including any Net Cash Proceeds received from the conversion to cash within 90 days of such Asset Sale of securities, notes or other obligations received in consideration of such Asset Sale);

(ii)                                 Cash Equivalents (including any Net Cash Proceeds received from the conversion to cash within 90 days of such Asset Sale of securities, notes or other obligations received in consideration of such Asset Sale);

(iii)                              the assumption by the purchaser of (x) the Company’s Debt or Debt of any Restricted Subsidiary (other than Subordinated Debt) as a result of which neither the Company nor any of the Restricted Subsidiaries remains obliged in respect of such Debt or (y) Debt of a Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, if the Company and each other Restricted Subsidiary is released from any guarantee of such Debt as a result of such Asset Sale;

(iv)                             Replacement Assets;

(v)                                any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate Fair Market Value of such Designated Non-cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received pursuant to this paragraph (v), does not exceed (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) US$25,000,000 (or the Dollar Equivalent thereof); or

(vi)                             any combination of the consideration specified in the foregoing paragraphs (i) through (v); and

(c)                                  the Company delivers an Officers’ Certificate to the Agent certifying that such Asset Sale complies with the provisions described in the foregoing paragraphs (a) and (b).

6.2                              If the Company or any Restricted Subsidiary consummates an Asset Sale, the Net Cash Proceeds of the Asset Sale, within 364 days of the consummation of such Asset Sale (or the Company or any such Restricted Subsidiary may enter into a binding commitment to so use; provided that such Net Cash Proceeds are so used within 90 days after the expiration of the aforementioned 364 day period) may be used by the Company or any Restricted Subsidiary to:

(a)                                 in the case of Net Cash Proceeds from the sale or other disposition of assets or properties that are part of the Collateral, (i) permanently repay or prepay (A) subject to Clause 25.22 (Notes Purchases) of this Agreement, the Senior Secured Notes or (B) the Facility, (ii) subject to Clause 25.22 (Notes Purchases) of this Agreement, permanently repay or prepay any other Pari Passu Debt that is secured by the Collateral, (iii) invest in Replacement Assets or make a capital expenditure, provided that if any such Replacement Asset or asset purchased through capital expenditures constitutes Capital Stock of a Person that is, or will upon the consummation of such Asset Sale become, a Restricted Subsidiary that is required to be a Guarantor, such Capital Stock shall become part of the Collateral subject to the security documents relating to the Collateral or (iv) do any combination of the foregoing; and

(b)                                 in the case of Net Cash Proceeds from the sale or other disposition of assets or properties that are not part of the Collateral, (i) permanently repay or prepay (A) subject to Clause 25.22 (Notes Purchases) of this Agreement, the Senior Secured Notes or (B) the Facility, (ii) subject to Clause 25.22 (Notes Purchases) of this Agreement, permanently repay or prepay any other Senior Debt owing to a Person other than the Company or a Restricted Subsidiary, (iii) invest in Replacement Assets, (iv) make a capital expenditure or (v) do any combination of the foregoing.

The amount of such Net Cash Proceeds not so used as set forth in this paragraph 6.2 constitutes “Excess Proceeds.”

6.3                              When the aggregate amount of Excess Proceeds exceeds US$10,000,000 (or the Dollar Equivalent thereof), the amount of such Excess Proceeds shall be applied in prepayment of the Facilities in accordance with Clause 10.2 (Disposals) of this Agreement.

7.                                     Impairment of Security Interest

7.1                              The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, take or knowingly omit to take, any action, which action of omission would have the result of materially impairing any security interest over any of the assets comprising the Collateral (it being understood that the incurrence of Liens on the Collateral permitted by the definition of Permitted Collateral Liens will not be deemed to materially impair the security interest with respect to any Collateral) for the benefit of the Finance Parties (including the priority thereof).

8.                                     Limitation on Sale and Leaseback Transactions

8.1                              The Company will not, and will not cause or permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or assets (whether now owned or hereafter acquired), unless:

(a)                                 paragraph 6 of this Schedule is complied with, including the provisions concerning the application of Net Cash Proceeds (treating all of the net consideration received in such Sale and Leaseback Transaction as Net Cash Proceeds for the purposes of paragraph 6 of this Schedule);

(b)                                 the Company or such Restricted Subsidiary, as applicable, would be permitted to Incur Debt under paragraph 1 of this Schedule in the amount of the Attributable Debt Incurred in respect of such Sale and Leaseback Transaction; and

(c)                                  the Company or such Restricted Subsidiary, as applicable, would be permitted to grant a Lien to secure Debt under paragraph 5 of this Schedule in the amount of the Attributable Debt in respect of such Sale and Leaseback Transaction.

8.2                              Notwithstanding the foregoing, nothing will prevent the Company or any Restricted Subsidiary from engaging in a Sale and Leaseback Transaction solely between the Company and any Restricted Subsidiary or solely between or among Restricted Subsidiaries.

9.                                     Limitation on Guarantees of Debt by Restricted Subsidiaries

9.1                              The Company will not permit any Restricted Subsidiary that is not a Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Debt of the Company or any Guarantor (other than the Debt under the Finance Documents), unless:

(a)                                 (i)                                    such Restricted Subsidiary simultaneously accedes to this Agreement as a Guarantor; and

(ii)                                 with respect to any guarantee of Subordinated Debt by such Restricted Subsidiary, any such guarantee will be subordinated to such Restricted Subsidiary’s Guarantee with respect to the Debt under the Finance Documents at least to the same extent as such Subordinated Debt is subordinated to the Debt under the Finance Documents; and

(b)                                 to the maximum extent permitted by law, such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee.

9.2                              Paragraph 9.1 will not be applicable to any guarantee of any Restricted Subsidiary:

(a)                                 guaranteeing Debt existing on the Closing Date;

(b)                                 that existed at the time such Person became a Restricted Subsidiary if the guarantee was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

(c)                                  arising solely due to the granting of a Permitted Lien that would not otherwise constitute a guarantee of Debt of the Company or any Guarantor; or

(d)                                 given to a bank or trust company incorporated in any member state of the Pre-Expansion European Union as of the date of this Agreement or any commercial banking institution (or any branch, Subsidiary or Affiliate thereof) in each case having combined capital and surplus and undivided profits of not less than $ 500,000,000, whose debt has a rating, at the time such guarantee was given, of at least A or the equivalent thereof by S&P and at least A2 or the equivalent thereof by Moody’s, in connection with the operation of cash management programs established for the Company’s benefit or that of any Restricted Subsidiary.

10.                              Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

10.1                       The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(a)                                 pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits;

(b)                                 pay any Debt owed to the Company or any other Restricted Subsidiary;

(c)                                  make loans or advances to the Company or any other Restricted Subsidiary; or

(d)                                 transfer any of its properties or assets to the Company or any other Restricted Subsidiary,

provided that (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (ii) the subordination of (including the application of any standstill requirements to) loans or advances made to the Company or any Restricted Subsidiary to other Debt Incurred by the Company or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction.

10.2                       The provisions of paragraph 10.1 above will not apply to:

(a)                                 encumbrances and restrictions imposed by the Senior Secured Notes Documents or the Finance Documents;

(b)                                 encumbrances or restrictions contained in any agreement in effect on the Closing Date;

(c)                                  with respect to restrictions or encumbrances referred to in paragraph 10.1(d) above, encumbrances and restrictions: (i) that restrict in a customary manner the subletting, assignment or transfer of any properties or assets that are subject to a lease, license, conveyance or other similar agreement to which the Company or any Restricted Subsidiary is a party or (ii) contained in operating leases for real property and restricting the transfer of such real property upon the occurrence and during the continuance of a default in the payment of rent;

(d)                                 encumbrances or restrictions contained in any agreement or other instrument of a Person or relating to assets acquired by the Company or any Restricted Subsidiary in effect at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(e)                                  encumbrances or restrictions contained in contracts for sales of Capital Stock or assets permitted by paragraph 6 of this Schedule with respect to the assets or Capital Stock to be sold pursuant to such contract or in customary merger or acquisition agreements (or any option to enter into such contract) for the purchase or acquisition of Capital Stock or assets or any of the Company’s Subsidiaries by another Person;

(f)                                   encumbrances or restrictions imposed by applicable law or regulation or by governmental licenses, concessions, franchises or permits;

(g)                                  encumbrances or restrictions on cash or other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

(h)                                 encumbrances or restrictions in customary provisions in joint venture and similar agreements entered into in good faith; provided that (x) the encumbrance or restriction is not materially more disadvantageous to the Finance Parties than is customary in comparable agreements (as determined in good faith by the Company) and (y) the Company determines in good faith that any such encumbrance or restriction will not materially affect the ability of the Company or any Guarantor to make any principal or interest payments on the Senior Secured Notes;

(i)                                     in the case of paragraph 10.1(d) above, customary encumbrances or restrictions in connection with purchase money obligations, mortgage financings and Capitalized Lease Obligations for property acquired in the ordinary course of business;

(j)                                    any encumbrance or restriction arising by reason of customary non-assignment provisions in agreements;

(k)                                 any encumbrance or restriction pursuant to an agreement or instrument effecting a refunding, replacement or refinancing of Debt Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in paragraphs (a), (b), (c), (d), (h) or (i) of this paragraph (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an Initial Agreement; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Finance Parties taken as a whole than the encumbrances and restrictions contained in such Initial Agreement (as determined in good faith by the Company);

(l)                                     any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Debt permitted to be Incurred pursuant to the provisions of paragraph 1 of this Schedule if either (i) the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Finance Parties than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Company) or (ii) such encumbrance or restriction is customary in comparable financings (as determined in good faith by the Company) and either: (x) the Company determines that such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Senior Secured Notes as and when they come due or (y) such encumbrance or restriction applies only if a default occurs relating to such Debt;

(m)                             any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in paragraph 10.1 or paragraph (m) of this paragraph; provided that such amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company’s Board of Directors, no more restrictive (taken as a whole) with respect to such encumbrances or restrictions in any material respect than those contained in the encumbrances or restrictions prior to such amendment, modification, restatement, renewal, extension, increase, supplement, refunding, replacement or refinancing; or

(n)                                 with respect to restrictions or encumbrances referred to in paragraph 10.1(d) above, encumbrances or restrictions existing by reason of any Lien permitted under paragraph 5 of this Schedule.

11.                              Designation of Unrestricted and Restricted Subsidiaries

11.1                       The Company’s Board of Directors may designate any Subsidiary (including newly acquired or newly established Subsidiaries) to be an “Unrestricted Subsidiary,” provided that:

(a)                                no Default has occurred and is continuing at the time of or after giving effect to such designation;

(b)                                the Company would be permitted to make an Investment at the time of designation (assuming the effectiveness of such designation) pursuant to paragraph 2 of this Schedule in an amount equal to the Fair Market Value of the Company’s interest in such Subsidiary;

(c)                                  such Subsidiary does not own any Capital Stock, Redeemable Capital Stock or Debt of, or own or hold any Lien on any property or assets of, or have any Investment in, the Company or any other Restricted Subsidiary;

(d)                                 such Subsidiary is not liable, directly or indirectly, with respect to any Debt, Lien or other obligation that, if in default, would result (with the passage of time or giving of notice or otherwise) in a default on any of the Company’s Debt or Debt of any Restricted Subsidiary; provided that an Unrestricted Subsidiary may provide a Guarantee for the Debt under the Finance Documents;

(e)                                  such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the businesses of the Company and its Subsidiaries;

(f)                                   such Subsidiary is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation to:

(i)                                    subscribe for additional Capital Stock of such Person; or

(ii)                                 maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(g)                                  neither the Company nor any Restricted Subsidiary directly or indirectly guarantees, is liable for or provides credit support for the Debt of such Subsidiary.

11.2                       In the event of any such designation, the Company will be deemed to have made an Investment constituting a Restricted Payment pursuant to paragraph 2 of this Schedule for all purposes of this Agreement in an amount equal to the Fair Market Value of the Company’s interest in such Subsidiary.

11.3                       The Company’s Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary, provided that:

(a)                                 no Default or Event of Default has occurred and is continuing at the time of, or will occur and be continuing after giving effect to, such designation;

(b)                                 such designated Unrestricted Subsidiary will not have any Debt outstanding (other than Debt that would be Permitted Debt), immediately before and after giving effect to such proposed designation, or after giving pro forma effect to the Incurrence of any such Debt of such designated Unrestricted Subsidiary as if such Debt was Incurred on the date of its designation as a Restricted Subsidiary, the Company could Incur at least US$1.00 of additional Debt pursuant to the ratio set forth in paragraph 1.1 of this Schedule; and

(c)                                  any Lien on the property of such Unrestricted Subsidiary at the time of such designation which will be deemed to have been incurred by such newly designated Restricted Subsidiary as a result of such designation would be permitted to be incurred under paragraph 5 of this Schedule.

11.4                       Any such designation as an Unrestricted Subsidiary or Restricted Subsidiary by the Company’s Board of Directors will be evidenced to the Agent by filing a resolution of the Company’s Board of Directors with the Agent giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions, and giving the effective date of such designation. Any such filing with the Agent must occur within 45 days after the end of the Company’s fiscal quarter in which such designation is made (or, in the case of a designation made during the last fiscal quarter of the Company’s fiscal year, within 90 days after the end of such fiscal year).

12.                              Merger, Consolidation or Sale of Assets of the Company

12.1                       The Company will not, in a single transaction or through a series of transactions, merge, consolidate, amalgamate or otherwise combine with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of, or take any action pursuant to any resolution passed by the Company’s Board of Directors or shareholders with respect to a demerger or division pursuant to which the Company would dispose of, all or substantially all of the Company’s properties and assets to any other Person or Persons, and the Company will not, and will not cause or permit any Restricted Subsidiary to, enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or Persons. The previous sentence will not apply if at the time and immediately after giving effect to any such transaction or series of transactions:

(a)                                 either: (i) the Company will be the continuing corporation or (ii) the Person (if other than the Company) formed by or surviving any such merger, consolidation, amalgamation or other combination or to which such sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries on a consolidated basis has been made (the “Surviving Entity”):

(x)                                will be a corporation duly incorporated and validly existing under the laws of any member state of the Pre-Expansion European Union as of the Closing Date, the United States of America, any state thereof, the District of Columbia, the British Virgin Islands or the Cayman Islands; and

(y)                                will expressly assume, by a supplemental documentation in form satisfactory to the Agent, the Company’s obligations under the Finance Documents, and the Finance Documents will remain in full force and effect as so supplemented;

(b)                                 immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary Incurred in connection with or as a result of such transaction or series of transactions as having been Incurred by the Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(c)                                  immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter fiscal period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Agreement) could Incur at least US$1.00 of additional Debt pursuant to paragraph 1.1 of this Schedule;

(d)                                 any Guarantor, unless it is the other party to the transactions described above, has, by way of execution of a supplemental documentation satisfactory to the Agent, confirmed that its Guarantee will apply to such Person’s obligations under the Finance Documents;

(e)                                  if any of the Company’s or any Restricted Subsidiary’s property or assets will thereupon become subject to any Lien, the provisions of paragraph 5 of this Schedule are complied with; and

(f)                                   the Company or the Surviving Entity has delivered to the Agent, in form satisfactory to the Agent, an Officers’ Certificate (attaching the computations to demonstrate compliance with paragraph (c) above) and an opinion of counsel, each stating that such merger, consolidation, amalgamation or other combination or sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental documentation is required in connection with such transaction, such supplemental documentation, comply with the requirements of this Agreement and that all conditions in this Agreement relating to such transaction have been satisfied.

12.2                       The Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Finance Documents, but, in the case of a lease of all or substantially all of the Company’s assets, the Company will not be released from the obligation to pay the principal of, premium, if any, and interest, under the Finance Documents.

12.3                       Nothing in this Schedule will prevent: (i) any Restricted Subsidiary that is not a Guarantor from consolidating with, merging into or transferring all or substantially all of its properties and assets to the Company, a Guarantor or any other Restricted Subsidiary that is not a Guarantor or (ii) any Guarantor from merging into or transferring all or part of its properties and assets to the Company or another Guarantor. In addition, the Company may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Company, reincorporating the Company in another jurisdiction in compliance with paragraph 12.1(a)(x) above or changing the legal form of the Company.

13.                              Merger, Consolidation or Sale of Assets of the Guarantors

13.1                       Subject to the other provisions of this Agreement, no Guarantor will, in a single transaction or through a series of transactions, merge, consolidate, amalgamate or otherwise combine with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of, or take any action pursuant to any resolution passed by such Guarantor’s Board of Directors or shareholders with respect to a demerger or division pursuant to which such Guarantor will dispose of, all or substantially all of such Guarantor’s properties and assets to any other Person or Persons. The previous sentence will not apply if at the time and immediately after giving effect to any such transaction or series of transactions:

(a)                                 such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation incorporated, organized or existing under the laws of a member state of the Pre-Expansion European Union as of the Closing Date, the United States of

America, any state thereof, the District of Columbia, the British Virgin Islands, the Cayman Islands or the jurisdiction under the laws of which such Guarantor was organized at the time immediately prior to such consolidation, merger or other transactions referred to in this paragraph (a) (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(b)                                 the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Finance Documents in form satisfactory to the Agent;

(c)                                  immediately after giving pro forma effect to such transaction, no Default or Event of Default exists and is continuing; and

(d)                                 the Guarantor or the Successor Guarantor has delivered to the Agent, in form satisfactory to the Agent, an Officers’ Certificate and an opinion of counsel, each stating that such merger, consolidation, amalgamation or other combination or sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental documentation is required in connection with such transaction, such supplemental documentation, comply with the requirements of this Agreement and that all conditions in this Agreement relating to such transaction have been satisfied.

13.2                      The Successor Guarantor will succeed to, and be substituted for, and may exercise every right and power of, the relevant Guarantor under this Agreement, but, in the case of a lease of all or substantially all of the Guarantor’s assets, the Guarantor will not be released from the obligation to pay the principal of, premium, if any, and interest, on the Guarantee.

14.                              Certain Definitions

Terms used in this Schedule (other than the terms defined in Clause 1 of this Agreement and not defined in this paragraph 14) have the meanings assigned to them in this paragraph 14 unless the context requires otherwise.

“Acquired Debt” means Debt of a Person:

(a)                                existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary; or

(b)                                assumed in connection with the acquisition of assets from any such Person,

in each case, whether or not such Debt was Incurred in connection with, or in contemplation of, or to finance, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be.

Acquired Debt will be deemed to be Incurred on the date the acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary, as the case may be) or the date of the related acquisition of assets from any Person.

“Additional Senior Secured Notes” means additional Senior Secured Notes issued by the Company under the Indenture from time to time after the Closing Date.

“Affiliate” means, with respect to any specified Person:

(a)                                any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person;

(b)                                any other Person that owns, directly or indirectly, 10% or more of such specified Person’s Capital Stock or any officer or director of any such specified Person; or

(c)                                any other Person 10% or more of the Voting Stock of which is beneficially owned or held, directly or indirectly by such specified Person.

For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation, amalgamation or other combination or Sale and Leaseback Transaction) by the Company or a Restricted Subsidiary (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(a)                                any Capital Stock of any Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary);

(b)                                all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

(c)                                 any other of the Company’s or any Restricted Subsidiary’s properties or assets.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(i)                                    any single transaction or series of related transactions that involves assets or Capital Stock having, at the time of such transaction, a Fair Market Value of less than US$5,000,000 (or the Dollar Equivalent thereof);

(ii)                                 any transfer or disposition of assets (x) by the Company to any Guarantor or (y) by any Guarantor to the Company or any other Guarantor;

(iii)                              any transfer or disposition of assets (x) by the Company or any Guarantor to any Non-Guarantor Subsidiary or (y) by any Non-Guarantor Subsidiary to the Company, any Guarantor or any other Non-Guarantor Subsidiary; provided that any such transfer or disposition under (x) or (y) complies with paragraph 4.1(a) of this Schedule;

(iv)                             any transfer or disposition of obsolete, worn out, damaged or other equipment, facilities or assets that are no longer useful in the conduct of the Company’s and any Restricted Subsidiary’s business and that are disposed of in the ordinary course of business;

(v)                                sales or dispositions of receivables in any factoring transaction in the ordinary course of business;

(vi)                             any transfer or disposition of assets that is governed by the provisions of paragraph 12 of this Schedule;

(vii)                          for the purposes of “—Certain Covenants—Limitation on Asset Sales” only, the making of a Permitted Investment or a Restricted Payment permitted under paragraph 2 of this Schedule;

(viii)                       the sale, lease, sublease, assignment, transfer or other disposition of any equipment, inventory or receivables in the ordinary course of business;

(ix)                             an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(x)                                any transfer, termination, unwinding or other disposition of Hedging Agreements in the ordinary course of business and not for speculative purposes (it being understood that hedging with respect to the Senior Secured Notes and the Facility shall be deemed “in the ordinary course of business” under this paragraph (x));

(xi)                             sales or transfers of assets received by the Company or any Restricted Subsidiary upon the foreclosure on a Lien granted in favor of the Company or any Restricted Subsidiary or any other transfer of title with respect to any secured investment in default;

(xii)                          the granting of Liens not prohibited by paragraph 5 of this Schedule;

(xiii)                       the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims, in the ordinary course of business;

(xiv)                      disposition or transfer of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; or

(xv)                         a disposition of cash or Cash Equivalents.

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction at the time of determination, the present value (discounted at the interest rate implicit in the lease determined in accordance with IFRS or, if not known, at the Company’s incremental borrowing rate) of the total obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments will include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

“Average Life” means, as of the date of determination with respect to any Debt, the quotient obtained by dividing:

(a)                                the sum of the products of:

(i)                                     the numbers of years from the date of determination to the date or dates of each successive scheduled principal payment of such Debt; multiplied by

(ii)                                  the amount of each such principal payment;

by

(b)                                the sum of all such principal payments.

“Bank Deposit Debt” means Debt of the Company or any Restricted Subsidiary that is subject to a Lien over one or more bank accounts of the Company or its Restricted Subsidiaries and is used by the Company and/or Restricted Subsidiaries to, directly or indirectly, engage in foreign currency exchange transactions; provided, however, that the aggregate amount of deposits in all such pledged bank accounts will not at any time be less than 90% or exceed an amount equal to 110% of the aggregate outstanding principal amount of such Debt.

“Board of Directors” means:

(a)                                with respect to any corporation, the board of directors or managers of the corporation (which, in the case of any corporation having both a supervisory board and an executive or management board, will be the executive or management board) or any duly authorized committee thereof;

(b)                                with respect to any partnership, the board of directors of the general partner of the partnership or any duly authorized committee thereof;

(c)                                 with respect to a limited liability company, the managing member or members (or analogous governing body) or any controlling committee of managing members thereof; and

(d)                                with respect to any other Person, the board or any duly authorized committee thereof or committee of such Person serving a similar function.

“Capital Stock” means, with respect to any Person, any and all shares, interests, partnership interests (whether general or limited), participations, rights in or other equivalents (however designated) of such Person’s equity, any other interest or participation that confers the right to receive a share of the profits and losses, or distributions of assets of, such Person and any rights (other than debt securities convertible into or exchangeable for Capital Stock), warrants or options exchangeable for, or convertible into, such Capital Stock, whether now outstanding or issued after the Closing Date. For the avoidance of doubt, in no event should any Subordinated Shareholder Debt or any instrument issued on similar terms constitute Capital Stock.

“Capitalized Lease Obligation” means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed), which obligation is required to be classified and accounted for as a capital lease obligation under IFRS, and, for purposes of this Schedule, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with IFRS and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty. For the avoidance of doubt, an operating lease will not be deemed a Capital Lease Obligation, regardless of any reclassification or recharacterization under IFRS.

“Cash Equivalents” means any of the following:

(a)                                any evidence of Debt denominated in Euro, Sterling or U.S. dollars with a maturity of 180 days or less from the date of acquisition, issued or directly and fully guaranteed or insured by a member state (an “EU Member State”) of the Pre-Expansion European Union whose sole lawful currency on the Closing Date is the Euro, the government of the United Kingdom of Great Britain and Northern Ireland, the United States of America, any state thereof or the District of Columbia, or any agency or instrumentality thereof (each, an “Approved Jurisdiction”);

(b)                                demand or time deposit accounts, certificates of deposit, money market deposits or bankers’ acceptances denominated in Euro, Sterling or U.S. dollars with a maturity of 180 days or less from the date of acquisition issued by a bank or trust company organized in an EU Member State, the United Kingdom of Great Britain and Northern Ireland or any commercial banking institution that is a member of the U.S. Federal Reserve System, in each case having combined capital and surplus and undivided profits of not less than US$500,000,000, whose long-term, unsecured, unsubordinated and unguaranteed debt has a rating, at the time any investment is made therein, of at least A or the equivalent thereof from S&P and at least A2 or the equivalent thereof from Moody’s;

(c)                                 commercial paper with a maturity of 180 days or less from the date of acquisition issued by a corporation that is not the Company’s or any Restricted Subsidiary’s Affiliate and which is incorporated under the laws of an EU Member State, United Kingdom of Great Britain and Northern Ireland, the United States of America or any state thereof and, at the time of acquisition, having a short-term credit rating of at least A-1 or the equivalent thereof from S&P or at least P-l or the equivalent thereof from Moody’s;

(d)                                repurchase obligations with a term of not more than seven days for underlying securities of the type described in clause (a) above, entered into with a financial institution meeting the qualifications described in clause (b) above;

(e)                                 Investments in money market mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kind described in clauses (a) through (d) above;

(f)                                  direct obligations of China and Hong Kong or any agency of any of the foregoing or obligations fully and unconditionally guaranteed by China and Hong Kong or any agency of any of the foregoing, in each case maturing within one year;

(g)                                 demand or time deposit accounts, certificates of deposit, overnight or call deposits and money market deposits with (i) Agricultural Bank of China, Bank of China, Bank of Communications, China CITIC Bank, China Merchants Bank, Industrial Commercial Bank of China, China Construction Bank, Bank of Shanghai or China Huaxia Bank or (ii) any other bank, trust company, financial institution or similar entity organized under the laws of the PRC whose long-term debt is rated as high or higher than any of those institutions described in clause (i) of this subsection (g);

(h)                                demand or time deposit accounts, certificates of deposit, overnight or call deposits and money market deposits with Ahli United Bank, Standard Chartered Bank, Standard Chartered Bank Malaysia Berhad, UOB Bank, Australia and New Zealand Bank, National Bank of Abu Dhabi or Samba Financial Group;

(i)                                    demand or time deposit accounts, certificates of deposit, overnight or call deposits and money market deposits with any bank, trust company, financial institution or similar entity, not otherwise included under clause (b), (g) or (h) above which would rank, in terms of combined capital and surplus and undivided profits or the ratings on its long-term debt, among the top five such institutions in a jurisdiction in which the Company or a Restricted Subsidiary conducts its business or is organized; or

(j)                                   demand or time deposits, certificates of deposit, overnight or call deposits and money market deposits with any bank, trust company, financial institution or similar entity organized under the laws of the PRC or Hong Kong; provided that such deposits do not exceed US$10,000,000 (or the Dollar Equivalent thereof) with any single bank or US$30,000,000 (or the Dollar Equivalent thereof) in the aggregate at any date of determination thereafter.

“Consolidated EBITDA” means the sum of (A) Consolidated Net Income plus (B) in each case to the extent deducted in computing Consolidated Net Income for such period:

(a)                                Consolidated Interest Expense;

(b)                                Consolidated Tax Expense;

(c)                                 Consolidated Non-cash Charges, less all non-cash items increasing Consolidated Net Income for such period (other than, for the avoidance of doubt, the accrual of revenue in the ordinary course of business);

(d)                                any extraordinary, exceptional or non-recurring losses (minus any extraordinary, exceptional or non-recurring gains);

(e)                                 any losses (less gains) attributable to sales of assets of the Company or any Restricted Subsidiary that are not sold in the ordinary course of business;

(f)                                  Management Fees;

(g)                                 any expenses, charges or fees relating to any Equity Offering, Permitted Investment, acquisition or Debt permitted to be Incurred under this Schedule, in each case, whether or not successful; and

(h)                                all expenses incurred directly in connection with any early extinguishment of Debt less any gain from any write off or forgiveness of Debt.

“Consolidated Fixed Charge Coverage Ratio” of the Company means, for any period, the ratio of (1) Consolidated EBITDA to (2) Consolidated Interest Expense; provided that:

(a)                                if the Company or any Restricted Subsidiary has Incurred, repaid or redeemed any Debt since the beginning of such period that, in the case of Debt Incurred, remains outstanding, or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is an Incurrence of Debt, Consolidated Net Income and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Debt, Incurrence, repayment or redemption as if such Debt had been Incurred, repaid or redeemed on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, provided that in the event of any such repayment or redemption, the pro forma Consolidated EBITDA for such period will be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of funds used to repay or redeem such Debt;

(b)                                if, since the beginning of such period, the Company or any Restricted Subsidiary will have made any Asset Sale, Consolidated Net Income for such period will be reduced on a pro forma basis by an amount equal to the Consolidated Net Income (if positive) directly attributable to the assets which are the subject of such asset sale for such period, or increased on a pro forma basis by an amount equal to the Consolidated Net Income (if negative) directly attributable thereto, for such period and the Consolidated Interest Expense for such period will be reduced on a pro forma basis by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of the Company or of any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and the continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent the Company and the continuing Restricted Subsidiaries are no longer liable for such Debt after such sale);

(c)                                 if, since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation, amalgamation or other combination or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of an asset occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated Net Income and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such Investment or acquisition occurred on the first day of such period; and

(d)                                if, since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (b) or (c) if made by the Company or a Restricted Subsidiary during such period, Consolidated Net Income and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such asset sale or Investment or acquisition occurred on the first day of such period.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt for a period equal to the remaining term of such Interest Rate Agreement).

“Consolidated Interest Expense” means, for any period, without duplication and in each case determined on a consolidated basis in accordance with IFRS, the sum of:

(a)                                the Company’s and the Restricted Subsidiaries’ interest expense for such period (excluding (i) any capitalized interest on any Subordinated Shareholder Funding, (ii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses (including without limitation, in respect of the Transactions) and (iii) any net interest on any Entrusted Loans), plus, to the extent not otherwise included in interest expense:

(i)                                     amortization of debt discount and original issue discount;

(ii)                                  the net payments made or received pursuant to Currency Agreements or Interest Rate Agreements (including amortization of fees and discounts, but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of obligations under Currency Agreements or Interest Rate Agreements or other derivative instruments pursuant to IFRS);

(iii)                              realized commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and similar transactions; and

(iv)                             the interest portion of any deferred payment obligation and amortization of debt issuance costs; plus

(b)                                the interest component of the Company’s and the Restricted Subsidiaries’ Capitalized Lease Obligations accrued and/or scheduled to be paid or accrued during such period other than the interest component of Capitalized Lease Obligations between or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; plus

(c)                                 the Company’s and the Restricted Subsidiaries non-cash interest expenses and interest that was capitalized during such period; plus

(d)                                the interest expense on Debt of another Person (other than the Company or any Restricted Subsidiary) to the extent such Debt is guaranteed by the Company or any Restricted Subsidiary or secured by a Lien on the Company’s or any Restricted Subsidiary’s assets; plus

(e)                                 cash and non-cash dividends due (whether or not declared) on the Company’s Redeemable Capital Stock and any Restricted Subsidiary’s Preferred Stock (to any Person other than the Company and any Restricted Subsidiary and other than dividends payable solely in Capital Stock of the Company (other than Redeemable Capital Stock)), in each case for such period.

“Consolidated Net Income” means, for any period, the Company’s and the Restricted Subsidiaries’ consolidated net income (or loss) for such period as determined in accordance with IFRS, adjusted by excluding (to the extent included in such consolidated net income or loss), without duplication:

(a)                                the portion of net income (and the loss to the extent such loss is funded in cash by the Company or a Restricted Subsidiary) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted in the net income of such Person for such period shall be included in such Consolidated Net Income to the extent of the aggregate amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or other distributions during such period;

(b)                                solely for the purpose of determining the amount available for Restricted Payments under paragraph 2 of this Schedule,” the net income (but not the loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (other than (i) restrictions pursuant to the Finance Documents, (ii) restrictions in effect on the Closing Date with respect to a Restricted Subsidiary, and other restrictions with respect to such Restricted Subsidiary that, taken as a whole, are not materially less favorable to the Finance Parties than such restrictions in effect on the Closing Date, (iii) restrictions specified in paragraph 10.2(m) of this Schedule and (iv) restrictions permitted by paragraph 10.2(a) and (b) of this Schedule;

(c)                                 net after-tax gains (or losses) attributable to the termination of any employee pension benefit plan;

(d)                                any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued;

(e)                                 the net income (or losses) attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(f)                                  the cumulative effect of a change in accounting principles;

(g)                                 any one time non-cash charges or any amortization or depreciation or any impact of asset revaluation resulting from purchase accounting, in each case, in relation to any acquisition of, or merger or consolidation with, another Person or business or resulting from any reorganization or restructuring involving the Company or its Subsidiaries (including without limitation, in respect of the Transactions);

(h)                                any unrealized gains or losses in respect of Hedging Agreements;

(i)                                    the impact of capitalized or accreting or pay-in-kind interest or principal in respect of Subordinated Shareholder Funding;

(j)                                   any unrealized gains (or losses) due solely to fluctuations in currency values and related tax effects;

(k)                                any non-cash compensation charge or expenses arising from any grant of stock, stock options or other equity-based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions;

(l)                                    expenses, costs or other charges (including non-cash charges) relating to the Transactions; and

(m)                            any goodwill or other intangible asset impairment charges.

“Consolidated Non-cash Charges” means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with IFRS (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).

“Consolidated Tax Expense” means, for any period with respect to any Relevant Taxing Jurisdiction, the provision for all national, local and foreign federal, state or other income taxes (including without limitation, withholding taxes) of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with IFRS.

“Currency Agreements” means, in respect of a Person, any spot or forward foreign exchange agreements and currency swap, currency option, futures, collars or other similar agreements or arrangements or to which such Person is a party or beneficiary.

“Debt” means, with respect to any Person, without duplication:

(a)                                all liabilities of such Person for borrowed money or for the deferred purchase price of property or services due more than six months after such property is acquired or services provided, excluding trade payables incurred in the ordinary course of business;

(b)                                all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

(c)                                 all reimbursement obligations of such Person in connection with any letters of credit, bankers’ acceptances, receivables facilities or other similar facilities, except to the extent such reimbursement obligation relates to a trade payable arising in the ordinary course of business;

(d)                                all debt of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), which is due more than one year after its incurrence but excluding trade payables arising in the ordinary course of business;

(e)                                 all Capitalized Lease Obligations of such Person;

(f)                                  all obligations of such Person under or in respect of Hedging Agreements (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time);

(g)                                 all Redeemable Capital Stock of such Person valued at the greater of its voluntary maximum fixed repurchase price and its involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

(h)                                Preferred Stock of any Restricted Subsidiary,

provided, however, that clauses (a) through (f) above (other than letters of credit, Attributable Debt and Hedging Obligations) will be included in definition of “Debt” if and to the extent any such items would appear as a liability on a balance sheet of the specified Person prepared in accordance with IFRS; provided further, that the term “Debt” will not include: (i) anything initially accounted for as an operating lease, regardless of any reclassification or recharacterization under IFRS; (ii) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business; (iii) any pension obligations of the Company or a Restricted Subsidiary; (iv) other than for purposes of the definitions of “Subordinated Shareholder Funding” and “Subordinated Debt,” Subordinated Shareholder Funding; (v) accrued liabilities Incurred in the ordinary course of business and (vi) Entrusted Loans. In addition, the term “Debt” includes all Debt of others secured by a Lien on any asset of the Person (whether or not whether such Debt is assumed by the Person) and, to the extent not otherwise included, the guarantee by such Person of any Debt of any other Person.

For purposes of this definition, the “maximum fixed repurchase price” of any Redeemable Capital Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Debt will be required to be determined pursuant to this Schedule, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value will be determined in good faith by the Board of Directors of the Company of such Redeemable Capital Stock; provided, that if such Redeemable Capital Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price will be the book value of such Redeemable Capital Stock as reflected in the most recent financial statements of such Person.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disinterested Member” means, with respect to any transaction or series of related transactions, a member of the Company’s Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or is not an Affiliate, or an officer, director, member of a supervisory, executive or management board or employee of any Person (other than the Company or a Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the base rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by the Federal Reserve Bank of New York using exchange rates prevailing on the Closing Date.

“Entrusted Loans” means borrowings by the Company or any Restricted Subsidiary from a bank, trust company or other financial institution that are subject to a Lien on deposits made by the Company or another Restricted Subsidiary as security for such borrowings; provided that no assets other than such deposits secure such borrowings, the value of such borrowings does not exceed the value of such deposits and such borrowings are denominated in the same currency as such deposits.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offer and sale in an underwritten public offering or private placement of Capital Stock (which is Qualified Capital Stock) of the Company, or any Holding Company of the Company, to any Person other than a Restricted Subsidiary of the Company or the Permitted Holders; provided that the net proceeds of such offer and sale are contributed to the equity capital of the Company and provided further that the aggregate gross cash proceeds received by the Company or any Holding Company of the Company from such transaction will not be less than US$20,000,000 (or the Dollar Equivalent thereof).

“Euro” or “€ “ means the lawful currency of the member states of the European Union that participate in the third stage of the European Economic and Monetary Union.

“Excluded Contributions” means the net cash proceeds received by the Company after the Closing Date from the sale (other than to a Subsidiary of the Company) of Capital Stock (other than Redeemable Capital Stock) of the Company, designated as “Excluded Contributions” pursuant to an Officers’ Certificate of the Company (which will be designated no later than the date on which such Excluded Contribution has been received by the Company). Such Excluded Contributions will be excluded from the calculation set forth in paragraph 2.2(c)(ii) of this Schedule.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company’s Board of Directors.

“Guarantee” means any guarantee of the Company’s obligations under the Indenture and the Senior Secured Notes by any Restricted Subsidiary or any other Person in accordance with the provisions of the Indenture. When used as a verb, “Guarantee” will have a corresponding meaning.

“Hedging Agreements” means Currency Agreements, Interest Rate Agreements and any other future or forward contracts, swaps, options or similar agreements or arrangements, including with respect to fluctuations in commodity prices.

“Holding Company” of a Person means any other Person (other than a natural person) of which the first Person is a Subsidiary.

“IFRS” means International Financial Reporting Standards as adopted by the European Union as in effect from time to time.

“Immaterial Subsidiary” means any Restricted Subsidiary that has Consolidated EBITDA of less than 3% of the Company’s Consolidated EBITDA for the four quarters ended most recently for which internal financial statements are available, measured on a pro forma basis giving effect to any acquisitions or dispositions of companies, division or lines of business since the start of such four quarter period and on or prior to the date of acquisition of such subsidiary.

“Indenture” has the meaning given to the “Senior Secured Notes Indenture” in the Intercreditor Agreement.

“Independent Financial Advisor” means an investment banking firm, bank, accounting firm or third-party appraiser, in any such case, of international standing; provided that such firm is not an Affiliate of the Company.

“Interest Rate Agreements” means, in respect of a Person, any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements) as to which such Person is a party or beneficiary.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other similar obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions in consideration of Debt, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with IFRS. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the definition of Fair Market Value. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in paragraph 2.1 of this Schedule. Except as otherwise provided in this Schedule, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for or by way of security, claim, preference, priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Management Advances” means loans or advances made to, or guarantees with respect to loans or advances made to, directors, officers, employees or consultants of the Company or any Restricted Subsidiary for purposes of funding any such person’s purchase of Capital Stock of the Company or any holding company of the Company with the approval of the Board of Directors in an aggregate amount outstanding not exceeding US$2,000,000 (or the Dollar Equivalent thereof).

“Management Fees” means:

(a)                                customary annual fees for the performance of management or monitoring services by any Permitted Holder or any of its Affiliates for the Company or any Restricted Subsidiary; provided that such fees will not, in the aggregate, exceed $2,000,000 (or the Dollar Equivalent thereof) per annum (exclusive of out of pocket expenses); and

(b)                                fees and related expenses for the performance of transaction, management, consulting, financial or other advisory services or underwriting, placement or other investment banking activities, including in connection with mergers, acquisitions, dispositions, joint ventures or raising of debt or equity, by any Permitted Holder or any of its Affiliates for the Company or any Restricted Subsidiary, which payments, in the aggregate under this clause (b), equal to up to 1.0% of the value of the underlying transaction.

“Maturity” means, with respect to any Debt, the date on which any principal of such Debt becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(a)                                with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of:

(i)                                     brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel, accountants, investment banks and other consultants) related to such Asset Sale;

(ii)                                  provisions for all taxes paid or payable, or required to be accrued as a liability under IFRS as a result of such Asset Sale;

(iii)                               all distributions and other payments required to be made to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale; and

(iv)                              appropriate amounts required to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve in accordance with IFRS against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Agent; and

(b)                                with respect to any capital contributions, issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under “—Certain Covenants—Limitation on Restricted Payments,” the proceeds of such issuance or sale in the form of cash or Cash Equivalents, payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of thereof.

“Non-Guarantor Subsidiary” means a Restricted Subsidiary that is not a Guarantor.

“Non-Guarantor Debt” means, for any Non-Guarantor Subsidiary, Debt attributable to such Non-Guarantor Subsidiary.

“Non-Guarantor Shares” means shares of Capital Stock of a Non-Guarantor Subsidiary that are directly owned by a Person organized outside of the PRC.

“Officers’ Certificate” means a certificate signed by two officers of the Company, a Guarantor or a Surviving Entity, as the case may be, who are authorized to represent the relevant Person and delivered to the Agent.

“Pari Passu Debt” means Senior Debt including, without limitation, (a) any Debt of the Company that ranks equally in right of payment with the Senior Secured Notes or (b) with respect to any Guarantee, any Debt that ranks equally in right of payment to such Guarantee.

“Permitted Business” means any business related, ancillary or complementary to the business of the Company and the Restricted Subsidiaries on the date of this Agreement.

“Permitted Collateral Liens” means any Lien on the Collateral:

(a)                                to secure:

(i)                                    Pari Passu Debt of the Company or a Restricted Subsidiary that is permitted to be Incurred under clause (a) or (b) of the definition of Permitted Debt (which in the case of Senior Debt under clause (2)(a) of the definition of Permitted Debt may have priority in an intercreditor waterfall);

(ii)                                 Pari Passu Debt of the Company or a Restricted Subsidiary that is permitted to be Incurred under clause (e) of the definition of Permitted Debt; provided that all collateral securing such Debt secures the Senior Secured Notes and the Guarantees on at least an equal and ratable basis;

(iii)                               Pari Passu Debt of the Company or a Guarantor that is permitted to be Incurred under paragraph 1.1 or 1.2(v) of this Schedule;

(iv)                              any obligations under Currency Agreements or Interest Rate Agreements permitted under clause (g) of the definition of Permitted Debt, as long as the related Debt is permitted to be incurred under this Agreement; or

(v)                                 any Permitted Refinancing Debt thereof;

(b)                                that is a statutory Lien arising by operation of law; or

(c)                                 any Lien permitted by paragraphs (a), (e), (f), (g), (h), (i), (j), (m), (n), (o), (s), (t), (u), (v), (w), (aa) or (bb) of the definition of “Permitted Liens”, by paragraph (p) of such definition, only to the extent the Lien being extended, renewed or replaced was a Permitted Collateral Lien, and by clause (q) of such definition, only to the extent the Debt being refinanced was secured by a Permitted Collateral Lien;

provided, in the case of clause (a) above, that such Lien either ranks: (A) equal to all other Liens on such Collateral securing Pari Passu Debt of the Company or the relevant Guarantor, if the Lien secures Pari Passu Debt or (B) junior to the Liens securing the Debt under the Finance Documents; provided further that, in the case of clauses (a)(i) (other than with respect to Debt under paragraph 1.2(a) of this Schedule), (a)(ii), (a)(iii), (a)(iv) (other than with respect to Interest Rate Agreements with respect to the Senior Secured Notes and Debt under the Finance Documents), (b) and (c) above, any Debt related to such Lien ranks junior in priority to the Debt under the Finance Documents in any appropriation or distribution provisions in the Intercreditor Agreement (or any similar agreement among creditors).

“Permitted Debt” has the meaning given to such term under paragraph 1 of this Schedule.

“Permitted Holders” means (i) Baring Private Equity Asia III Holding (5) Limited, Baring Private Equity Asia IV Holding (7) Limited, Premier Education Co-Investment Limited and Premier Education Co-Investment II Limited, (ii) any Affiliate or Related Person of any Permitted Holder and/or (iii) any successor to any Permitted Holder or such Affiliate or Related Person.

“Permitted Investments” means any of the following:

(a)                                Investments in cash or Cash Equivalents;

(b)                                intercompany Debt to the extent permitted under paragraph (d) of the definition of “Permitted Debt;”

(c)                                 Investments in: (i) the Company, (ii) a Guarantor, (iii) a Restricted Subsidiary that is not a Guarantor, provided that in the case of such Restricted Subsidiary, such Investment complies with paragraph 4.1(a) of this Schedule or (iv) another Person if as a result of such Investment such other Person becomes a Guarantor or such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Guarantor;

(d)                                Investments made by the Company or any Restricted Subsidiary as a result of or received in connection with an Asset Sale permitted under or made in compliance with paragraph 6 of this Schedule to the extent such Investments are non-cash proceeds permitted thereunder;

(e)                                 expenses or advances to cover payroll, travel entertainment, moving, other relocation and similar matters that are expected at the time of such advances to be treated as expenses in accordance with IFRS;

(f)                                  Investments in the Senior Secured Notes and any other Senior Debt of the Company or a Restricted Subsidiary that is a Guarantor;

(g)                                 Investments existing, or made pursuant to legally binding commitments in existence, at the Closing Date and any Investment that amends, extends, renews, replaces or refinances an Investment existing on the date of this Agreement; provided that such new Investment is on terms and conditions no less favorable to the Company or the applicable Restricted Subsidiary than the Investment being amended, extended, renewed, replaced or refinanced;

(h)                                Investments in Hedging Agreements permitted under paragraph 1.2(g) of this Schedule;

(i)                                    Management Advances;

(j)                                   Investments in a Person to the extent that the consideration therefor consists of the Company’s Qualified Capital Stock or the net proceeds of the substantially concurrent issue and sale (other than to any Subsidiary) of shares of the Company’s Qualified Capital Stock; provided that the net proceeds of such sale have been excluded from, and will not have been included in, the calculation of the amount determined under paragraph 2.2(c)(ii) of this Schedule;

(k)                                (i) stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of debts and (ii) any Investments received in compromise of obligations, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, trade debtor or customer;

(l)                                    advances made to contractors, vendors, distributors, manufacturers or suppliers, including advance payments for the acquisition of assets, equipment, machinery, consumables, supplies or services, in each case in the ordinary course of business and dischargeable in accordance with customary trade terms;

(m)                            pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under paragraph 5 of this Schedule”

(n)                                receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(o)                                deposits made to secure the performance of tenders, bids or trade or government contracts, or to secure statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature Incurred in the ordinary course of business;

(p)                                lease, utility and workers’ compensation, performance and similar deposits or advances made in the ordinary course of business;

(q)                                deposits made in connection with the acquisition of real property or land use rights;

(r)                                   an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary; and

(s)                                  other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (s) that are at the time outstanding, not to exceed US$15,000,000 (or the Dollar Equivalent thereof).

“Permitted Liens” means the following types of Liens:

(a)                                Liens (other than Liens securing Debt under this Agreement) existing as of the date of the issuance of the Senior Secured Notes;

(b)                                Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any Restricted Subsidiary;

(c)                                 Liens on any of the Company’s or any Restricted Subsidiary’s property or assets securing the Senior Secured Notes or any Guarantee;

(d)                                any interest or title of a lessor under any Capitalized Lease Obligation and Liens to secure Debt (including Capitalized Lease Obligations) of the types permitted by paragraph (e) of the definition of “Permitted Debt” covering only the equipment, property or assets acquired with such Debt and any improvements thereon, to the extent the related Debt may be incurred under this Agreement;

(e)                                 Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business in accordance with the Company’s or such Restricted Subsidiary’s past practices prior to the Closing Date;

(f)                                  statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, employees, pension plan administrators or other like Liens arising in the ordinary course of the Company’s or any Restricted Subsidiary’s business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings and for which a reserve or other appropriate provision, if any, as will be required in conformity with IFRS will have been made and Liens arising solely by virtue of any statutory or common law provisions relating to attorney’s liens or bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

(g)                                 Liens for taxes, assessments, government charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as will be required in conformity with IFRS will have been made;

(h)                                Liens Incurred or deposits made to secure the performance of tenders, bids or trade or government contracts, or to secure statutory or regulatory obligations, bankers’ acceptances (not issued to support Debt for borrowed money), surety or appeal bonds, performance bonds or other obligations of a like nature Incurred in the ordinary course of business;

(i)                                    zoning restrictions, easements, licenses, reservations, title defects, rights-of-way, utilities, sewers, electrical lines, telephone lines, telegraph wires, restrictions, encroachments and other similar charges, encumbrances or title defects incurred in the ordinary course of business that do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries on the properties subject thereto, taken as a whole;

(j)                                   (i) Liens arising out of judgments or awards not constituting an Event of Default and (ii) Liens arising by reason of any judgment, decree or order of any court as long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order will not have been finally terminated or the period within which such proceedings may be initiated will not have expired;

(k)                                Liens on property of, or on shares of Capital Stock or Debt of, any Person existing at the time such Person is acquired by, merged with or into or consolidated with, the Company or any Restricted Subsidiary (or at the time the Company or a Restricted Subsidiary acquires such property, Capital Stock or Debt); provided that such Liens: (i) do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired or than those of the Person merged into or consolidated with the Company or Restricted Subsidiary and (ii) were created prior to, and not in connection with or in contemplation of, such acquisition, merger, consolidation, amalgamation or other combination;

(l)                                    Reserved.

(m)                            Liens Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or other insurance;

(n)                                Liens Incurred in connection with any cash or treasury management program, or cash pooling, netting or set off arrangements, in each case established in the ordinary course of business for the Company’s benefit or that of any Restricted Subsidiary;

(o)                                Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(p)                                any extension, renewal or replacement, in whole or in part, of any Lien; provided that any such extension, renewal or replacement will be no more restrictive in any material respect than the Lien so extended, renewed or replaced and will not extend in any material respect to any additional property or assets;

(q)                                Liens securing Debt Incurred to refinance Debt that has been secured by a Lien permitted by this Agreement; provided that: (i) any such Lien will not extend to or cover any assets not securing the Debt so refinanced and (ii) the Debt so refinanced will have been permitted to be Incurred;

(r)                                   Liens with respect to obligations (other than for the borrowing of money) that do not exceed US$10,000,000 (or the Dollar Equivalent thereof) at any one time outstanding;

(s)                                  Liens made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and set-off;

(t)                                   Liens resulting from escrow arrangements entered into in connection with the disposition of assets;

(u)                                any right of refusal, right of first offer, option or other arrangement to sell or otherwise dispose of an asset of the Company or any Restricted Subsidiary;

(v)                                any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(w)                              leases or subleases granted to others that in the aggregate do not materially interfere with the ordinary course of business of the Company and the Restricted Subsidiaries, taken as a whole;

(x)                                Liens incurred on one or more bank accounts to secure Bank Deposit Debt;

(y)                                Liens incurred or deposits made to secure Entrusted Loans;

(z)                                 Liens on assets of a Non-Guarantor Subsidiary to secure Debt of such Non-Guarantor-Subsidiary or any other Non-Guarantor Subsidiary;

(aa)                         Liens on deposits made in order to secure the performance of the Company or any Restricted Subsidiary in connection with the acquisition of real property or land use rights and not securing Debt of the Company or any Restricted Subsidiary;

(bb)                         Liens to secure Debt permitted by clause (2)(q) of “Permitted Debt;” and

(cc)                           Liens on assets of the Company or a Guarantor to secure Debt of the Company or such Guarantor that is permitted by clause 2(v) of “Permitted Debt”;

provided that, notwithstanding the foregoing, Permitted Liens will not include Liens securing Non-Guarantor Debt in the form of, or represented by, bonds, debentures, notes or other investment securities which are, or are intended to be or capable of being, quoted, listed, ordinarily dealt in or traded on any stock exchange or over the counter or other securities market.

“Permitted Ordinary Course Liens” means Liens described in paragraphs (a), (g), (j), (k) and (v) of the definition of Permitted Liens.

“Permitted Refinancing Debt” means any renewals, extensions, substitutions, defeasances, discharges, refinancings or replacements (each, for purposes of this definition and paragraph 1.2(j) of this Schedule, a “refinancing”) of any Debt of the Company or a Restricted Subsidiary or pursuant to this definition, including any successive refinancings, as long as:

(a)                                such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of: (i) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being refinanced and (ii) an amount necessary to pay all accrued interest on such Debt and any fees and expenses, including premiums and defeasance costs, related to such refinancing;

(b)                                such new Debt, determined as of the date of Incurrence of such new Debt, does not mature prior to the earlier of the final maturity date of the Senior Secured Notes and the Stated Maturity of the Debt to be refinanced, and the Average Life of the portion, if any, of such new Debt that is scheduled to mature on or prior to the final maturity date of the Senior Secured Notes is at least equal to the remaining Average Life of the portion of the Debt to be refinanced that is scheduled to mature on or prior to the final maturity date of the Senior Secured Notes;

(c)                                 if the Debt being renewed, extended, substituted, defeased, discharged, refinanced or replaced is subordinated in right of payment to the Debt under the Finance Documents, such Permitted Refinancing Debt is subordinated in right of payment to, the Debt under the Finance Documents on terms at least as favorable to the Finance Parties as those contained in the documentation governing the Debt being renewed, extended, substituted, defeased, discharged, refinanced or replaced;

(d)                                the new Debt is not senior in right of payment to the Debt that is being refinanced; and

(e)                                 such Debt is Incurred either by the Company or by the Restricted Subsidiary who is the obligor in relation to the Debt being renewed, extended, substituted, defeased, discharged, refinanced or replaced, provided that Permitted Refinancing Debt will not include (i) Debt of a Non-Guarantor Subsidiary that refinances the Debt of a Guarantor or (ii) Debt of any Restricted Subsidiary that refinances Debt of an Unrestricted Subsidiary.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“PRC” means the People’s Republic of China, excluding (solely for purposes of this definition) the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

‘‘Pre-Expansion European Union’’ means Austria, Belgium, Denmark, Finland, France, Germany, Luxembourg, the Netherlands, Sweden and the United Kingdom. For the avoidance of doubt, such countries will not include (i) Greece, Ireland, Italy, Portugal and Spain or (ii) any country that became or becomes a member of the European Union after January 1, 2004.

“Preferred Stock” means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class of such Person, whether now outstanding or issued after the Closing Date and including, without limitation, all classes and series of preferred or preference stock of such Person.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of this Schedule, a calculation made in good faith by the Company.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

“Redeemable Capital Stock” means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Senior Secured Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of the Company in circumstances in which the Finance Parties would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided that any Capital Stock that would constitute Qualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of any “asset sale” or “change of control” occurring prior to the Stated Maturity of the Senior Secured Notes will not constitute Redeemable Capital Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the equivalent provisions of the Indenture (as at the date of this Agreement) and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company complying with the obligations of paragraph 6 of this Schedule and Clause 10.1 (Exit) of this Agreement.

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Related Person” with respect to any Permitted Holder means:

(a)                                any controlling equity-holder or majority (or more) owned Subsidiary of such Permitted Holder;

(b)                                in the case of any individual, any spouse, family member or relative of such individual, any trust or partnership for the benefit of one or more of such individuals and any such spouse, family member or relative, or the estate, executor, administrator, committee, legal representative or beneficiaries of any thereof;

(c)                                 any trust, corporation, partnership or other Person for which one or more of the Permitted Holders and other Related Persons of any thereof constitute the beneficiaries, stockholders, partners or owners thereof, or persons beneficially holding in the aggregate a majority (or more) controlling interest therein; or

(d)                                any investment fund or vehicle managed, sponsored or advised by such Permitted Holder on their behalf or any successor thereto or by any Affiliate of such Permitted Holder on their behalf or any such successor.

“Replacement Assets” means, on any date, property or assets (other than current assets) of a nature or type that are used in a Permitted Business, including the Capital Stock of any Person holding such property or assets that is primarily engaged in a Permitted Business and is, or will, upon the acquisition by the Company or any of its Restricted Subsidiaries of such Capital Stock, become, a Restricted Subsidiary.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property (whether real, personal or mixed), now owned or hereafter acquired whereby the Company or any Restricted Subsidiary transfers such property to another Person and the Company or any Restricted Subsidiary leases it from such Person.

“S&P” means Standard and Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. and its successors.

“Senior Debt” means (i) any Debt of the Company or any Guarantor that is either secured or not Subordinated Debt and (ii) any Non-Guarantor Debt other than Non-Guarantor Debt Incurred pursuant to paragraph 1.2(d) of this Schedule.

“Stated Maturity” means, when used with respect to any Senior Secured Note or any installment of interest thereon, the date specified in such Senior Secured Note as the fixed date on which the principal of such Senior Secured Note or such installment of interest, respectively, is due and payable, and, when used with respect to any other debt, means the date specified in the instrument governing such debt as the fixed date on which the principal of such debt, or any installment of interest thereon, is due and payable.

“Sterling” means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“Subordinated Debt” means Debt of the Company or any of the Guarantors that is subordinated in right of payment to the Senior Secured Notes or the Guarantees of such Guarantors, as the case may be, including any Subordinated Shareholder Funding.

“Subordinated Shareholder Funding” means, collectively, any Debt provided to the Company by any direct or indirect Holding Company of the Company, any Permitted Holder or any of their respective Affiliates; provided that such Subordinated Shareholder Funding:

(a)                               does not (including upon the happening of any event) mature or require any amortization or other payment of principal prior to the first anniversary of the maturity of the Senior Secured Notes (other than through conversion or exchange for Equity Interests of the Company (other than Redeemable Capital Stock) or for any other security or instrument meeting the requirements of this definition);

(b)                                does not (including upon the happening of any event) require the payment of cash interest prior to the first anniversary of the Stated Maturity of the Senior Secured Notes;

(c)                                 does not (including upon the happening of any event) provide for the acceleration of its maturity nor confers on its holders any right (including upon the happening of any event) to declare a default or event of default or take any enforcement action, in each case, prior to the first anniversary of the Stated Maturity of the Senior Secured Notes;

(d)                                is not secured by a Lien on any assets of the Company or a Restricted Subsidiary and is not guaranteed by any Subsidiary of the Company (except a guarantee that otherwise meets the terms of this definition);

(e)                                 is subordinated in right of payment to the prior payment in full in cash of Debt under the Finance Documents and the Senior Secured Notes in the event of any default, bankruptcy, reorganization, liquidation, winding up or other disposition of assets of the Company at least to the same extent as the Subordinated Liabilities (as defined in the Intercreditor Agreement)

are subordinated to the Debt under the Finance Documents and Senior Secured Notes under the Intercreditor Agreement;

(f)                                  does not (including upon the happening of any event) restrict the payment of amounts due in respect of the Senior Secured Notes or compliance by the Company with its obligations under the Finance Documents, the Senior Secured Notes and the Indenture;

(g)                                 does not (including upon the happening of an event) constitute Voting Stock; and

(h)                                is not (including upon the happening of any event) mandatorily convertible or exchangeable, or convertible or exchangeable at the option of the holder, in whole or in part, prior to the Stated Maturity of the Senior Secured Notes other than into or for Capital Stock (other than Redeemable Capital Stock) of the Company, provided, however, that upon any event or circumstance that results in such Debt ceasing to qualify as Subordinated Shareholder Funding, such Debt will constitute an incurrence of such Debt by the Company.

“Total Assets” means the consolidated total assets of the Company and its Restricted Subsidiaries as shown on the most recent balance sheet (excluding the notes thereto) of the Company; provided that, for purposes of paragraph 1.2(e), “Total Assets” will be calculated after giving pro forma effect to include the cumulative value of all of the assets, property or equipment the acquisition, construction, improvement or development of which involves the calculation of Total Assets, as measured by the purchase price or cost therefor or budgeted cost determined in good faith by the Company or a Restricted Subsidiary.

“Transactions” means using the proceeds of the Senior Secured Notes to repay amounts outstanding under the Existing Facilities and to repay certain shareholder loan notes, (ii) converting any remaining shareholder loan notes into equity and (iii) entering into this Agreement primarily to finance working capital needs.

“Unrestricted Subsidiary” means:

(a)                                any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Company’s Board of Directors pursuant to paragraph 11 of this Schedule; and

(b)                                any Subsidiary of an Unrestricted Subsidiary.

“U.S. dollars” means the lawful currency of the United States of America.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees (or Persons performing similar functions) of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

SCHEDULE 16
FORM OF ADDITIONAL INCREASE CONFIRMATION

To:                             [•] as Agent and [•] Security Agent and [               ] as Company, for and on behalf of each Obligor

From:               [the Additional Increase Lender] (the “Additional Increase Lender”)

Dated:

$20 million Senior Revolving Facility Agreement
for Nord Anglia Education (UK) Holdings plc
dated 21 March 2012 (the “Facility Agreement”)

1.                                     We refer to the Facility Agreement and to the Intercreditor Agreement (as defined in the Facility Agreement).  This agreement (the “Agreement”) shall take effect as an Additional Increase Confirmation for the purpose of the Facility Agreement and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.                                     We refer to clause 2.3 (Additional Increase) of the Facility Agreement.

3.                                     The Additional Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Facility Agreement.

4.                                     The proposed date on which the increase in relation to the Additional Increase Lender and the Relevant Commitment is to take effect (the “Additional Increase Date”) is [                             ].

5.                                     On the Additional Increase Date, the Additional Increase Lender becomes:

(a)                                 party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)                                 party to the Intercreditor Agreement as a Senior Creditor.

6.                                     The Facility Office and address, fax number and attention details for notices to the Additional Increase Lender for the purposes of clause 35.2 (Addresses) are set out in the Schedule.

7.                                     The Additional Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (f) of clause 2.3 (Additional Increase).

8.                                     The Additional Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)                                 [a Qualifying Lender falling within paragraph (a)(i) [or paragraph (b)] of the definition of Qualifying Lender];

(b)                                 [a Treaty Lender];

(c)                                  [not a Qualifying Lender];

(d)                                 [a Qualifying Bank];

(e)                                  [a Non-Qualifying Bank].17

9.                            [The Additional Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)                                 a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)                                 a partnership each member of which is:

(i)                                    a company so resident in the United Kingdom; or

(ii)                                 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]18

[10]. [The Additional Increase Lender confirms (for the benefit of the Agent and without liability to any Obligor) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [  ]) and is tax resident in [   ], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and notifies the Company that:

(a)                                 each Borrower which is a Party as a Borrower as at the Additional Increase Date must, to the extent that the Additional Increase Lender becomes a Lender under a Facility which is made available to that Borrower pursuant to clause 2.1 (The Facility) of the Facility Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Additional Increase Date; and

(b)                                 each Additional Borrower which becomes an Additional Borrower after the Additional Increase Date must, to the extent that the Additional Increase Lender is a Lender under a Facility which is made available to that Additional Borrower pursuant to clause 2.1 (The Facility) of the Facility Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of becoming an Additional Borrower.]

[10/11]. [The Additional Increase Lender confirms that it is not an Investor Affiliate.]19

[11/12].We refer to clause 20.13 (Creditor/Creditor Representative Accession Undertaking) of the Intercreditor Agreement:

In consideration of the Additional Increase Lender being accepted as a Senior Creditor for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the Additional Increase Lender confirms that, as from the Additional Increase Date, it intends to be party to the Intercreditor Agreement as a Senior Creditor, and undertakes to perform all the obligations

17          Delete as applicable — each Additional Increase Lender is required to confirm which of these categories it falls within.

18          Include only if Additional Increase Lender comes within paragraph (i)(B) of the definition of Qualifying Lender in Clause 16.1 (Definitions).

19          To be deleted where Majority Lender consent is obtained.

expressed in the Intercreditor Agreement to be assumed by a Senior Creditor and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

[12/13].This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[13/14].This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[14/15].This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:                  The execution of this Additional Increase Confirmation may not be sufficient for the Additional Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions.  It is the responsibility of the Additional Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

SCHEDULE 17

EXISTING ANCILLARY FACILITIES

[INTENTIONALLY LEFT BLANK]

SCHEDULE 18

Part 1
DORMANT SUBSIDIARIES

Nord UK Limited

Kingswood College Limited

Eduaction Limited

Nord Anglia eLearning Limited

Nord Anglia Holdings Limited

ABET – Access to British Education and Training Limited

Access to Worldwide Education Limited

Gramercy Hall School Limited

Inhoco 3227 Limited

Polyglot Business Consulting Limited

Nord Anglia Education Improvement Services Limited

Nord Anglia Recruitment Limited

Nord Anglia Training and Development Services Limited

Nord Anglia Lifetime Development North West Limited

Nord Anglia Lifetime Development London and South East Limited

Lifetime Career Stockport and High Peak Limited

Nord Anglia Education Sdn Bhd (Malaysia)

Nord International Nurseries Limited

Nord Anglia Education Korea Limited

Emile Woolf International Pte Ltd (51%)

Eduaction (Waltham Forest) Limited (50%)

Part 2
PROPOSED DORMANT SUBSIDIARIES

Premier Education UK (Bidco) Limited

Premier Education UK (Midco) Limited

SIGNATURES

THE ORIGINAL BORROWERS

NORD ANGLIA EDUCATION (UK) HOLDINGS PLC

By:	/s/ Andrew Fitzmaurice

Signature

Andrew Fitzmaurice

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

NAE HONG KONG LIMITED

By:	/s/ Andrew Fitzmaurice

Signature

Andrew Fitzmaurice

Print name

Address:	World-wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

THE ORIGINAL GUARANTORS

NORD ANGLIA EDUCATION (UK) HOLDINGS PLC

By:	/s/ Andrew Fitzmaurice

Signature

Andrew Fitzmaurice

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

NAE HONG KONG LIMITED

By:	/s/ Andrew Fitzmaurice

Signature

Andrew Fitzmaurice

Print name

Address:	World-wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

PREMIER EDUCATION (UK) MIDCO LIMITED

By:	/s/ Jack Hennessy

Signature

Jack Hennessy

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

PREMIER EDUCATION (UK) BIDCO LIMITED

By:	/s/ Jack Hennessy

Signature

Jack Hennessy

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

NORD ANGLIA EDUCATION LIMITED

By:	/s/ Andrew Fitzmaurice

Signature

Andrew Fitzmaurice

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

NA SCHOOLS LIMITED

By:	/s/ Andrew Fitzmaurice

Signature

Andrew Fitzmaurice

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

NA EDUCATIONAL SERVICES LIMITED

By:	/s/ Andrew Fitzmaurice

Signature

Andrew Fitzmaurice

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

NORD ANGLIA EDUCATION DEVELOPMENT SERVICES LIMITED

By:	/s/ Andrew Fitzmaurice

Signature

Andrew Fitzmaurice

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

NORD ANGLIA EDUCATION PARTNERSHIPS LIMITED

By:	/s/ Andrew Fitzmaurice

Signature

Andrew Fitzmaurice

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

NORD ANGLIA VOCATIONAL EDUCATION AND TRAINING SERVICES LIMITED

By:	/s/ Andrew Fitzmaurice

Signature

Andrew Fitzmaurice

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

NORD ANGLIA LIFETIME DEVELOPMENT LIMITED

By:	/s/ Andrew Fitzmaurice

Signature

Andrew Fitzmaurice

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

NORD ANGLIA LIFETIME DEVELOPMENT NORTH EAST LIMITED

By:	/s/ Andrew Fitzmaurice

Signature

Andrew Fitzmaurice

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

NORD ANGLIA LIFETIME DEVELOPMENT SOUTH WEST LIMITED

By:	/s/ Andrew Fitzmaurice

Signature

Andrew Fitzmaurice

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

ABET INTERNATIONAL LIMITED

By:	/s/ Andrew Fitzmaurice

Signature

Andrew Fitzmaurice

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

NORD INTERNATIONAL SCHOOLS LIMITED

By:	/s/ Graeme Halder

Signature

Graeme Halder

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

BRIGHTON EDUCATION LEARNING SERVICES SDN BHD

By:	/s/ CHRISTOPHER MALCOLM BELL

Signature

CHRISTOPHER MALCOLM BELL

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

BRITISH INTERNATIONAL SCHOOL FOUNDATION

By:	/s/ Andrew Fitzmaurice

Signature

Andrew Fitzmaurice

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

THE BRITISH SCHOOL SP. Z O.O.

By:	/s/ Andrew Fitzmaurice	/s/ Graeme Halder

Signature

	Andrew Fitzmaurice	Graeme Halder

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

COLLÈGE ALPIN BEAU-SOLEIL SA

By:	/s/ Andrew Fitzmaurice

Signature

Andrew Fitzmaurice

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

LA CÔTE INTERNATIONAL SCHOOL SA

By:	/s/ Andrew Fitzmaurice

Signature

Andrew Fitzmaurice

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

COLLÈGE CHAMPITTET SA

By:	/s/ Andrew Fitzmaurice

Signature

Andrew Fitzmaurice

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

NORD ANGLIA MIDDLE EAST HOLDING S.P.C.

By:	/s/ Paul Humphreys

Signature

Paul Humphreys

Print name

Address:	c/o World-Wide House
Level 27
19 Des Voeux Road
Central
Hong Kong

THE ORIGINAL LENDERS

BARCLAYS BANK PLC

By:	/s/ Niels Pedersen

Signature

Niels Pedersen

Print name

Address:	Barclays Bank PLC,
1 Churchill Place,
London E14 5HP

THE ARRANGER

BARCLAYS BANK PLC

By:	/s/ Niels Pedersen

Signature

Niels Pedersen

Print name

Address:	Barclays Bank PLC,
1 Churchill Place,
London E14 5HP

THE AGENT

BARCLAYS BANK PLC

By:	/s/ Niels Pedersen

Signature

Niels Pedersen

Print name

Address:	European Loans Agency
Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London
E14 4BB

THE SECURITY AGENT

CITICORP INTERNATIONAL LIMITED

By:	/s/ Jane Dulson

Signature

Jane Dulson

Print name

Address:	Floor 56
One Island East
18 Westlands Road
Island East
Hong Kong